As filed with the Securities and Exchange Commission on November 23, 2022

Registration No. 333-268416

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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Galaxy Next Generation, Inc.

(Exact name of Registrant as specified in its charter)

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Nevada	8211	61-1363026
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

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285 Big A Road

Toccoa, Georgia 30577

(706) 391-5030

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

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Gary LeCroy

Chief Executive Officer and

Chairman of the Board of Directors

Galaxy Next Generation, Inc.

285 Big A Road

Toccoa, Georgia 30577

(706) 391-5030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Leslie Marlow, Esq. Hank Gracin, Esq. Jamie L. Plisner, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 (212) 885-5358

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	☑	Smaller reporting company	☑
	[ ]	Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 23, 2022

PROSPECTUS

10,000,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 10,000,000 shares of our common stock par value $0.0001 by ClearThink Capital Partners, LLC, or ClearThink. ClearThink is also referred to in this prospectus as the Selling Stockholder.

The shares of common stock being offered by the Selling Stockholder have been or may be issued pursuant to the purchase agreement dated November 7, 2022 that we entered into with ClearThink, which we refer to in this prospectus as the Purchase Agreement. Please refer to the section of this prospectus entitled “The ClearThink Transaction” for a description of the Purchase Agreement and the section entitled “Selling Stockholder” for additional information regarding ClearThink. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by ClearThink. The prices at which ClearThink may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

The Selling Stockholder may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of their shares of common stock in the section entitled “Plan of Distribution.” The Selling Stockholder will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

The Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November  , 2022

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TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iv
INDUSTRY AND MARKET DATA	iv
PROSPECTUS SUMMARY	1
THE OFFERING	3
RISK FACTORS	3
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	12
THE CLEARTHINK TRANSACTION	12
SELLING STOCKHOLDER	13
DIVIDEND POLICY	14
PLAN OF DISTRIBUTION	14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15
BUSINESS	19
MANAGEMENT	25
CORPORATE GOVERNANCE	25
EXECUTIVE COMPENSATION	25
MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	30
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	30
PRINCIPAL STOCKHOLDERS	30
DESCRIPTION OF SECURITIES WE ARE OFFERING	31
DESCRIPTION OF OUR SECURITIES	31
LEGAL MATTERS	36
EXPERTS	36
WHERE YOU CAN FIND MORE INFORMATION	36
DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	36
GALAXY NEXT GENERATION, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS	37

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.galaxynext.us, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Shares offered hereunder.

Unless the context otherwise requires, the terms “Galaxy,” “we,” “us” and “our” in this prospectus refer to Galaxy Next Generation, Inc., and “this offering” refers to the offering contemplated in this prospectus.

Neither we nor the Selling Stockholder authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Selling Stockholder is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that includes information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or incorporated herein by reference.

You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus under the heading “Risk Factors.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus particularly our forward-looking statements, by these cautionary statements.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Business Overview

We are a manufacturer and U.S. distributor of interactive learning technologies and enhanced audio solutions. We are engaged in a full range of activities: marketing and sales, engineering and product design and development, manufacturing, and distributing. We develop both hardware and software that allows the presenter and participant to engage in a fully collaborative instructional environment. We also develop award winning classroom audio solutions, school public address (“PA”) and Intercom products, and emergency communication applications creating a full line card offering for classrooms to our channel partners. Our product offerings include our own private-label interactive touch screen panel, our own Intercom, Bell, and Paging solution, as well as an audio amplification line of products that is currently supported by both direct sales and through original equipment manufacturer (“OEM”) relationships. Our distribution channel consists of a direct sales model, as well as approximately 44 resellers across the U.S. that primarily sell the products offered by us within the commercial and educational market. We do not control where the resellers focus their reselling efforts; however, the K-12 education market is the largest customer base for our products comprising nearly 90% of our sales. In addition, our OEM division manufactures products for other vendors in our industry and white labels the products under other brands.

We believe the market space for interactive technology in the classroom is a perpetual highway of business opportunity, especially in light of the global ongoing novel coronavirus (“COVID-19”) pandemic as school systems have sought to expand their ability to operate remotely. Public and private school systems are in a continuous race to modernize their learning environments. Our goal is to be an early provider of the best and most modern technology available.

We are striving to become a leader in the market for interactive flat panel technology, associated software, and peripheral devices for classrooms. Our goal is to provide an intuitive system to enhance the learning environment and create easy to use technology for the teacher, increasing student engagement and achievement. Our products are developed and backed by a management team with more than 30 combined years in the classroom technology space.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Corporate History

Galaxy Next Generation LTD CO. (“Galaxy CO”) was organized in the state of Georgia in February 2017 while R&G Sales, Inc. (“R&G”) was organized in the state of Georgia in August 2004. Galaxy CO merged with R&G (“common controlled merger”) on March 16, 2018, with R&G becoming the surviving company. R&G subsequently changed its name to Galaxy Next Generation, Inc. (“Private Galaxy”).

FullCircle Registry, Inc. (“FLCR”), which was originally organized as a Nevada corporation in 2000 as Excel Publishing, Inc., is a holding company created for the purpose of acquiring small profitable businesses to provide exit plans for those company’s owners. FLCR’s subsidiary, FullCircle Entertainment, Inc. (“Entertainment” or “FLCE”), owned and operated Georgetown 14 Cinemas, a fourteen-theater movie complex located in Indianapolis, Indiana.

On June 22, 2018, we consummated a reverse triangular merger whereby Private Galaxy (co-founded by our now executives, Gary LeCroy (CEO) and Magen McGahee (CFO)), merged with and into our newly formed subsidiary, Galaxy MS, Inc. (“Galaxy MS” or “Merger Sub”), which was formed specifically for the transaction. Under the terms of the merger, the shareholders of Private Galaxy transferred all their outstanding shares of common stock to Galaxy MS, in return for shares of our Series C Preferred Stock. Prior to the merger, we operated under the name FullCircle Registry, Inc. and our operations were based upon our ownership of Georgetown 14 Cinemas, a fourteen-theater movie complex located on approximately seven acres in Indianapolis, Indiana. Prior to the merger, our sole business and source of revenue was from the operation of the theater, and as part of the merger agreement, we had the right to spinout the theater to the prior shareholders of FLCR. Effective February 6, 2019, we sold our interest in the theater to focus our resources on our technology operations.

In recognition of Private Galaxy’s merger with FLCR, several things occurred: (1) on August 30, 2018, FLCR amended and restated its articles of incorporation to change its name from FullCircle Registry, Inc. to Galaxy Next Generation, Inc.; (2) the Company changed its fiscal year end to June 30, effective June 2018; (3) the Company’s authorized shares of preferred stock were increased to 200,000,000 and authorized shares of common stock were increased to 4,000,000,000 (prior to the Reverse Stock Split) both with a par value of $0.0001; (4) the Board of Directors and Executive Officers approved Gary LeCroy, President and Director; Magen McGahee, Secretary and Director; and Carl Austin, Director; and (5) the primary business operated by the combined company became the business that was operated by Private Galaxy.

On September 4, 2019, we acquired 100% of the outstanding capital stock of both Interlock Concepts, Inc. (“Concepts”) and Ehlert Solutions Group, Inc. (“Solutions”) pursuant to the terms of a stock purchase agreement that we entered into with Concepts and Solutions. Under the stock purchase agreement, we acquired 100% of the outstanding capital stock of both Concepts and Solutions. The purchase price for the acquisition was 1,350,000 shares of common stock and a two year note payable to the seller in the principal amount of $3,000,000. The note payable to the seller is subject to adjustment based on the achievement of certain future earnings goals and successful completion of certain pre-acquisition withholding tax issues of Concepts and Solutions.

On October 15, 2020, we acquired the assets of Classroom Technologies Solution, Inc. (“Classroom Tech”) for consideration of (1) paying off a secured Classroom Tech loan, not to exceed the greater of 50% of the value of the Classroom Tech assets acquired or $120,000; (2) the issuance of a promissory note in the amount of $44,526 to a Classroom Tech designee; and (3) the issuance of 10 million shares of common stock to the seller of Classroom Tech.

On March 7, 2022, we effected a reverse stock split of our issued and outstanding shares of common stock on a 1-for-200 basis.

On August 31, 2022, we filed a certificate of amendment to our amended and restated articles of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 200,000,000.

Our principal executive offices are located at 285 Big A Road Toccoa, Georgia 30577, and our telephone number is (706) 391-5030. Our website address is www.galaxynext.us. Information contained in our website does not form part of this prospectus and is intended for informational purposes only.

Summary of Risks

Risks Related to this Offering

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We may not be able to access the full amounts available under the Purchase Agreement, which could prevent us from accessing the capital we need to continue our operations, which could have an adverse effect on our business.

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The sale or issuance of our common stock to ClearThink may cause dilution and the sale of the shares of common stock acquired by ClearThink, or the perception that such sales may occur, could cause the price of our common stock to fall.

●	It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.
●	Investors who buy shares at different times will likely pay different prices.

Risks Related to the COVID-19 Pandemic

●	Pandemics, including the COVID-19 pandemic, could have a material adverse effect on our operations, liquidity, financial condition, and financial results.
Risks Related to Our Financial Position and Capital Requirements
●	We have a history on net losses and there can be no assurance that we will generate net income.
●	Our historical operating results indicate substantial doubt exists related to our ability to operate as a going concern.
●	We require funds to operate and expand our business.
●

We have not been able to access the operating capital available under the Purchase Agreement, which could prevent us from accessing the capital we need to continue our operations, which could have an adverse effect on our business.

●

We have identified a material weakness in our internal controls, and we cannot provide assurances that this weakness will be effectively remediated or that additional material weaknesses will not occur in the future.

●	Our failure to fulfill all our registration requirements in connection with our previously issued note and warrants may cause us to suffer liquidated damages, which may be very costly.
Risks Related to Our Business
●

We have pursued and may continue to pursue acquisitions, joint ventures, or other growth opportunities, which could present unforeseen integration obstacles or costs and could dilute our stockholders. We may also face competition in our acquisition strategy, and such competition may limit our number of proposed acquisitions, joint ventures, and other growth opportunities.

●	We may have difficulty in entering and maintaining strategic alliances with third parties.
●	Our business is subject to seasonal fluctuations, which may cause our operating results to fluctuate from quarter-to-quarter and adversely affect our working capital and liquidity throughout the year.
●	Our working capital requirements and cash flows are subject to fluctuation, which could have an adverse effect on our financial condition.
●	We operate in a highly competitive industry.
●	If we are unable to continually enhance our products and to develop, introduce and sell new technologies and products at competitive prices and in a timely manner, our business will be harmed.
●	We rely on highly skilled personnel, and, if we are unable to attract, retain or motivate qualified personnel, we may not be able to operate our business effectively.
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Inasmuch as our products are installed in many states throughout the United States, our employment needs include the hiring of skilled installers in several states and we are subject to the employment laws of many states. Our long-term incentive programs may not be attractive enough or perform sufficiently to attract or retain qualified personnel.

●	Our businesses are geographically concentrated and could be significantly affected by any adverse change in the regions in which we operate.
●	We generate a significant portion of our revenue from a limited number of customers.
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We are dependent upon a limited number of third-party manufacturers and key suppliers for the components used in our products. Our suppliers may not always be able to supply components or products to us on a timely basis and on favorable terms, and as a result, our dependency on third-party suppliers has adversely affected our revenue and may continue to do so.

●	We have a small number of vendors that account for a significant portion of our purchases.
●	Long lead times, supply shortages, and supply changes could disrupt our supply chain and have an adverse effect on our business, financial condition, and operating results.
●	An increase in the price of components used in our products could result in an increase in costs to our customers and could have a material adverse effect on our revenues and demand for our products.
●	Our business is subject to the risks associated with doing business in China.
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In the past, the U.S. Government has imposed tariffs on products manufactured in China and imported into the United States causing the prices for such products to increase. This could cause customer demand for our products to decrease.

●

Changes in general economic conditions, geopolitical conditions, domestic and foreign trade policies, monetary policies and other factors beyond our control may adversely impact our business and operating results.

●	Our facilities and information systems and those of our key suppliers could be damaged as a result of disasters or unpredictable events, which could have an adverse effect on our business operations.
●	The loss of key management personnel could adversely affect our business.
●	Our Chief Executive Officer and Chief Financial Officer have significant influence over us.
●	Product liability, warranty, and recall claims may materially affect our financial condition and damage our reputation.
●	Significant product repair and/or replacement due to product warranty claims or product recalls could have a material adverse impact on our results of operations.

Risks Related to Our Industry and Regulations
●

Decreases in, or stagnation of, spending or changes in the spending policies or budget priorities for government funding of schools, colleges, universities, other education providers or government agencies may have a material adverse effect on our revenue.

●	If our products fail to comply with consumer product or environmental laws, it could materially affect our financial performance.
●	If we are unable to anticipate consumer preferences and successfully develop attractive products, we might not be able to maintain or increase our revenue or achieve profitability.
●	We may be unable to keep pace with changes in technology as our business and market strategy evolves.
Risks Related to Our Intellectual Property and Technology
●	We have limited protection for our intellectual property, which could impact our competitive position.
●	We may not be able to obtain patents or other intellectual property rights necessary to protect our proprietary technology and business.
●	Our business may suffer if it is alleged or determined that our technology or another aspect of our business infringes the intellectual property of others.
Risks Related to Our Common Stock

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Future sales of our common stock could adversely affect our share price, and any additional capital raised by us through the sale of equity or convertible debt securities may dilute your ownership in us and may adversely affect the market price of our common stock.

●	The market price of our common stock may be volatile, which could cause the value of your investment to fluctuate and possibly decline significantly.
●	The exercise or conversion of currently outstanding debt, warrants or preferred stock would further dilute holders of our common stock.
●

Our officers, directors, and principal stockholders exercise significant control over our Company, and may be able to control our management and operations, acting in their best interests and not necessarily those of other stockholders.

●

Future sales of common stock by our officers and directors and principal stockholders or others of our common stock, or the perception that such sales may occur, could depress the market price of our common stock.

●	Certain provisions of Nevada law may have anti-takeover effects.
●

Anti-takeover provisions in our charter documents and under Nevada law, could make an acquisition of our Company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

●

Our amended and restated articles of incorporation and bylaws provide for indemnification of officers and directors at our expense, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

●	We do not intend to pay dividends in the foreseeable future. As a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

Please see “Risk Factors” beginning on page 3 for a more detailed discussion of these risks. Additional risks, beyond those summarized above or discussed under the caption “Risk Factors” or described elsewhere in this prospectus may also materially and adversely impact our business, operations or financial results.

THE OFFERING

Common Stock Being Offered by the Selling Stockholder

10,000,000 shares of common stock consisting of:

● 500,000 commitment shares issued to ClearThink upon execution of the Purchase Agreement; and

● shares of common stock that may be issued and sold to ClearThink pursuant to the Purchase Agreement

Common Stock Outstanding Before the Offering	24,815,623 shares (as of November 23, 2022)

Common Stock Outstanding After the Offering

33,315,623 shares (assuming the issuance after the date of this prospectus by us to ClearThink pursuant to the Purchase Agreement described below of all of the shares that are being offered by this prospectus)

Use of Proceeds

ClearThink will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholder. However, we may receive in the aggregate gross proceeds of up to $5 million from the sale of our common stock to ClearThink pursuant to the Purchase Agreement described below. Any proceeds from ClearThink that we receive under the Purchase Agreement are expected to be used for general corporate purposes, which may include, without limitation working capital and general and administrative expenses.

Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

OTCQB Symbol	“GAXY”

On November 7, 2022, we entered into a purchase agreement with ClearThink Capital Partners, LLC (the “Purchase Agreement”) and on the same day we also entered into a registration rights agreement with ClearThink (the “Registration Rights Agreement”). Pursuant to the terms of the Purchase Agreement, we have the right to sell to ClearThink up to $5 million in shares of common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. As consideration for ClearThink’s commitment to purchase shares of common stock pursuant to the Purchase Agreement, we issued to ClearThink 500,000 shares of common stock (the “Commitment Shares”). We did not receive any cash proceeds from the issuance of such shares. See “The ClearThink Transaction” for additional information regarding the terms of the Purchase Agreement and Registration Rights Agreement that we entered into with ClearThink.

We do not know what the purchase price for our common stock will be and therefore cannot be certain as to the number of shares we might issue to ClearThink under the Purchase Agreement after the date of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the following risks and other information included in this prospectus before you decide whether to buy our common stock. The following risks may adversely affect our business, financial condition, and operating results. As a result, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks, uncertainties and other factors not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to this Offering

We may not be able to access the full amounts available under the Purchase Agreement, which could prevent us from accessing the capital we need to continue our operations, which could have an adverse effect on our business.

We intend to rely on the Purchase Agreement for our near-term capital needs. At September 30, 2022, we had cash of $163,126 and at June 30, 2022, we had cash of $300,899. We had an accumulated deficit of approximately $56 million at September 30, 2022 and approximately $54 million at June 30, 2022. We have generated significant losses to date and expect to continue to incur significant operating losses. To date, our revenue from operations have been insufficient to support our operational activities and has been supplemented by the proceeds from the issuance of securities. There is no guarantee that additional equity, debt or other funding will be available to us on acceptable terms, or at all.

We may direct ClearThink to purchase up to $5 million of shares of our common stock over a 24-month period, commencing upon the satisfaction of certain conditions, including that the registration statement of which this prospectus forms a part is declared effective by the SEC. Thereafter, on any trading day selected by us, we may sell shares of common stock to ClearThink in an amount equal to the lesser of $500,000 or 500% of the average shares traded for the 10 days prior to the closing request date, with a minimum request of $100,000. The purchase price shall be 80% of the average of the two lowest daily traded prices during the ten trading days commencing on the first trading day following delivery and clearing of the delivered shares (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse split or other similar transaction that occurs on or after the date of the Purchase Agreement).

Our ability to direct ClearThink to purchase up to $5 million of shares of our common stock over a 24-month period is subject to the satisfaction of certain conditions, including that the registration statement of which this prospectus is a part is declared effective by the SEC. The extent we rely on ClearThink as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure funding from other sources. If obtaining sufficient funding from ClearThink were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $5 million under the Purchase Agreement to ClearThink, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

In addition, ClearThink will not be required to purchase any shares of our common stock if such sale would result in its beneficial ownership exceeding 9.99% of the then outstanding shares of our common stock. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale or issuance of our common stock to ClearThink may cause dilution and the sale of the shares of common stock acquired by ClearThink, or the perception that such sales may occur, could cause the price of our common stock to fall.

Upon the execution of the Purchase Agreement, we issued 500,000 Commitment Shares to ClearThink in consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to ClearThink at our discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement of which this prospectus is a part and that such registration statement remains effective. The purchase price for the shares that we may sell to ClearThink under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to ClearThink. Additional sales of our common stock, if any, to ClearThink will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to ClearThink all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to ClearThink, after ClearThink has acquired the shares, ClearThink may resell all or some of those shares at any time or from time to time in its discretion. Therefore, sales to ClearThink by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to ClearThink, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to the Selling Stockholder at any time throughout the term of the Purchase Agreement. The actual number of shares that are sold to the Selling Stockholder may depend based on a number of factors, including the market price of the common stock during the sales period. Actual gross proceeds may be less than $5 million, which may impact our future liquidity. Because the price per share of each share sold to the Selling Stockholder will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. In connection with the sale of our common stock pursuant to the terms of the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. Similarly, the Selling Stockholder may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of sales made by us in future transactions to Selling Stockholder at prices lower than the prices they paid.

Risks Related to the COVID-19 Pandemic

Pandemics, including the COVID-19 pandemic, could have a material adverse effect on our operations, liquidity, financial condition, and financial results.

A serious global pandemic, including the current COVID-19 pandemic and variants of COVID-19, can adversely impact, shock and weaken the global economy. These impacts can amplify other risk factors and could have a material impact on our operations, liquidity, financial conditions, and financial results.

In March 2020, the World Health Organization declared COVID-19 a global pandemic. COVID-19 pandemic-related risks that may impact our business include increased exposure to: global regulatory, geopolitical, and societal changes; rapid degradation of global economic conditions, creating an increase in the volatility and the timing and level of orders; supply chain disruptions, material shortages, and increases in the costs of components; changes in labor force availability, which could reduce our ability to operate across our business in development, sales and marketing, production, installation, and ongoing service and support; an increased risk of being subject to contract performance claims if we are unable to deliver according to the terms of our contracts or commitments and cannot claim force majeure to mitigate or eliminate our exposure to such claims; increased geographic work restrictions that could impact our ability to market, sell, manufacture and/or install our products; an increase in our exposure to claims or litigation relating to the pandemic; limitations on our ability to meet the terms of our bank credit agreements that cause restrictions on our ability to access the liquidity under such agreements; reduced access to and an increase in the cost of capital; reduced access to surety bonds or bank guarantees to secure customer orders; volatility and changes in foreign currency rates; delayed timing of collections and/or decreased collectability of receivables and contract assets; and a material reduction to the values of our assets including, but not limited to, inventory, deferred tax assets, goodwill, intangibles, and property and equipment.

To date, the COVID-19 pandemic has not had, but may in the future have, an unfavorable impact on certain areas of our business. The broader implications of the COVID-19 pandemic on our business, financial condition and results of operations remain uncertain and will depend on certain developments, including the duration and severity of the COVID-19 pandemic; the availability, distribution, and effectiveness of vaccines to address the COVID-19 virus; and any change in trends on how people gather. The impact on our customers and suppliers and the range of governmental and community reactions to the pandemic are uncertain. To the extent that our customers and suppliers are adversely impacted by the COVID-19 outbreak, this could reduce the availability, or result in delays in the delivery, of materials or supplies, or delays in customer payments and orders, which in turn could materially interrupt our business operations and/or impact our liquidity. Site closures or project delays have occurred and have required increased social distancing and health-related precautions in our manufacturing facilities and many work sites, which may cause additional project delays and additional costs to be incurred. COVID-19 could disrupt our operations due to absenteeism by infected or ill employees or other employees who elect not to come to work due to the illness or due to quarantines.

Risks Related to Our Financial Position and Capital Requirements

We have a history of net losses and there can be no assurance that we will generate net income.

For the three months ended September 30, 2022 and 2021 we had a net loss of $1,553,643 and $386,027, respectively. For the years ended June 30, 2022 and 2021, we had a net loss of $6,250,956 and $24,434,336, respectively. There can be no assurance that our losses will not continue in the future, even if our revenues for the products and solutions we sell and distribute increase. As of September 30, 2022, we had stockholders' deficit of approximately $3,250,000 and cash used in operations of approximately $501,000. In addition, as of June 30, 2022, we had stockholders’ deficit of approximately $2,200,00 and cash used in operations of approximately $1,200,000. These factors raise substantial doubt regarding our ability to continue as a going concern.

Our historical operating results indicate substantial doubt exists related to our ability to operate as a going concern.

We have incurred net losses and used significant cash in operating activities since inception, and we expect to continue to generate operating losses for the foreseeable future. As of Septermber 30, 2022, we have an accumulated deficit of approximately $56 million and cash of $163,126. As of June 30,2022, we have an accumulated deficit of approximately $54 million and cash of $300,899. These factors raise substantial doubt about our ability to continue as a going concern and to satisfy our estimated liquidity needs for twelve months following the date on which we issued our consolidated audited financial statements for the fiscal year ended June 30, 2022. Our consolidated audited financial statements as of and for the year ended June 30, 2022 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our management concluded that our recurring losses from operations and the fact that we have not generated significant revenue or positive cash flows from operations raise substantial doubt about our ability to continue as a going concern for the twelve months following the date on which we issued of our audited financial statements. Our auditors also included an explanatory paragraph in its report on our audited financial statements as of and for the year ended June 30, 2022 with respect to this uncertainty. If we continue to experience operating losses, and we are not able to generate additional liquidity through a capital raise or other cash infusion, we might need to secure additional sources of funds, which may or may not be available to us. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to further scale back or discontinue the development of our product candidates or other research and development initiatives or initiate steps to cease operations.

We require funds to operate and expand our business

During the three months ended September 30, 2022, our operating activities used net cash of $501,160 and our total cash was $163,126. During the year ended June 30, 2022, our operating activities used net cash of approximately $1.2 million and our total cash was $300,899. As of September 30, 2022, our accumulated deficit totaled approximately $56 million. During the year ended June 30, 2021, our operating activities used net cash of $6,316,265 and our cash was $541,591. As of June 30, 2022, our accumulated deficit totaled $54,182,084. Although we have been able to mitigate our losses in the past, we expect to incur additional operating losses in the future and therefore expect our cumulative losses to increase. We will require funds to purchase additional inventories, pay our vendors, and build our marketing and sales staff. If we do not succeed in raising additional funds on acceptable terms, we may be unable to expand our business and could default on our obligations. There can be no assurance that such financing will be available and that the equity interests of all of our stockholders would not be substantially diluted. Any additional sources of financing will likely involve the issuance of our equity or debt securities, which will have a dilutive effect on our stockholders. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that may impact our ability to conduct our business. Our ability to raise capital through the sale of securities may be limited by the rules of the SEC and the terms of the agreements that we enter into. We currently do not have any committed sources of financing other than our accounts receivable factoring agreement, which requires us to meet certain conditions to utilize and there can be no assurance that we will meet those conditions.

We have not been able to access the operating capital available under the Purchase Agreement, which could prevent us from accessing the capital we need to continue our operations, which could have an adverse effect on our business.

We have generated significant losses to date and expect to continue to incur significant operating losses. To date, our revenue from operations have been insufficient to support our operational activities and has been supplemented by the proceeds from the issuance of securities. There is no guarantee that additional equity, debt or other funding will be available to us on acceptable terms, or at all.

Our ability to direct ClearThink, to purchase up to $5 million of shares of our common stock over a 24-month period is not available until we register the stock, which registration will be complete on the date that the registration statement of which this prospectus forms a part is declared effective. We may need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Our inability to access any other financing sources, could have a material adverse effect on our business.

We have identified a material weakness in our internal controls, and we cannot provide assurances that this weakness will be effectively remediated or that additional material weaknesses will not occur in the future.

If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price. Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Our management concluded that there is a material weakness in our internal control over financial reporting. The material weakness relates to the fact that our management is relying on external consultants for purposes of preparing its financial reporting package; however, the officers may not be able to identify errors and irregularities in the financial reporting package before its release as a continuous disclosure document. Because of the material weakness described above, management concluded that, as of June 30, 2022, our internal controls over financial reporting were not effective based on the criteria established in Internal Control-Integrated Framework issued by COSO (2013).

Our failure to fulfill all our registration requirements in connection with our previously notes and warrants may cause us to suffer liquidated damages, which may be very costly.

Pursuant to the terms of the securities purchase agreement that we entered into in connection with our issuance in August 2022 of 12% promissory notes due August 31, 2023 and related warrants, we are required to (i) file a registration statement with respect to securities underlying the notes and warrants within thirty days following the later of: our consummation of an uplist offering (as defined in the notes) or the maturity date of the notes; (ii) cause the registration statement to be declared effective within ninety days of its filing and (iii) maintain the effectiveness of such registration statement. The failure to do so could result in the payment of liquidated damages by us, which could be significant. There can be no assurance given that we will be able to cause any registration statement to be declared effective within ninety days of its filing or maintain the effectiveness of any registration statement, and therefore there can be no assurance that we will not incur damages with respect to such agreements.

Risks Related to Our Business

We have pursued and may continue to pursue acquisitions, joint ventures, or other growth opportunities, which could present unforeseen integration obstacles or costs and could dilute our stockholders. We may also face competition in our acquisition strategy, and such competition may limit our number of proposed acquisitions, joint ventures, and other growth opportunities.

We intend to build our business through the acquisition of other businesses in our industry as we have done in the past. The process of integrating any acquired business may create unforeseen operating difficulties and expenditures and is itself risky. Any future acquisitions, joint ventures or other growth opportunities will be subject to a number of challenges.

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diversion of management time and resources as well as a shift of focus from operating the businesses to issues related to integration and administration, which could result in the potential disruption of our ongoing business;

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the need to integrate each company’s accounting, management, information, human resources, and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

●	the need to implement controls, procedures, and policies appropriate for a larger public company at companies that prior to acquisition had lacked such controls, procedures, and policies;
●	difficulties in maintaining uniform standards, controls, procedures, and policies;
●	difficulties in managing operations in widely disparate time zones;
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potential unknown liabilities associated with acquired businesses, including liability for activities of the acquired company before the acquisition, including violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities;

●	difficulty retaining key alliances on attractive terms with partners and suppliers;
●	declining employee morale and retention issues resulting from changes in compensation, or changes in management, reporting relationships, future prospects or the direction or culture of the business;
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in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and

●	in some cases, the need to transition operations, end-users, and customers onto our existing platforms.

Failure to manage expansion effectively may affect our success in executing our business plan and may adversely affect our business, financial condition, and results of operation. We may not realize the anticipated benefits of any or all of our acquisitions or may not realize them in the time frame expected. Future acquisitions or mergers may require us to issue additional equity securities, spend our cash, or incur debt, and amortization expenses related to intangible assets or write-offs of goodwill, any of which could adversely affect our results of operations.

We may have difficulty entering into and maintaining strategic alliances with third parties.

We have entered into and we may continue to enter into strategic alliances with third parties to gain access to new and innovative technologies and markets. These parties are often large, established companies. Negotiating and performing under these arrangements involves significant time and expense, and we may not have sufficient resources to devote to our strategic alliances, particularly those with companies that have significantly greater financial and other resources than we do. The anticipated benefits of these arrangements may never materialize and performing under these arrangements may adversely affect our results of operations.

Our business is subject to seasonal fluctuations, which may cause our operating results to fluctuate from quarter-to-quarter and adversely affect our working capital and liquidity throughout the year.

We expect quarterly fluctuations in our revenues and operating results to continue. These fluctuations could result in volatility and adversely affect our cash flow, working capital and liquidity. As our business grows, we expect these seasonal fluctuations may become more pronounced. Traditionally, the bulk of expenditures by school districts occur in the second and third calendar quarters after receipt of budget allocations. Because our revenues and operating results are driven largely by the purchasing cycles of the educational market and normally fluctuate as a result of seasonal variations in our business sequential quarterly comparisons of our financial results may not provide an accurate assessment of our financial position.

Our working capital requirements and cash flows are subject to fluctuation, which could have an adverse effect on our financial condition.

If we are unable to manage fluctuations in cash flow, our business, operating results, and financial condition may be materially adversely affected. Our working capital requirements and cash flows have historically been, and are expected to continue to be, subject to seasonal fluctuations, depending on several factors. Factors which could result in fluctuations in our working capital and cash flows include:

●	the quantity of product and service sales revenue achieved;
●	the margins achieved on sales of products and services;
●	the timing and collection of receivables;
●	the timing and size of inventory and related component purchases; and
●	the timing of payment on payables and accrued liabilities.

We operate in a highly competitive industry.

The interactive learning technology industry in which we operate is highly competitive and characterized by frequent product introductions and rapid technological advances that have substantially increased the capabilities and use of interactive projectors, interactive whiteboards, and microcomputer-based logging technologies and combinations of them. We face substantial competition from developers, manufacturers and distributors of interactive learning products and solutions, including interactive projectors, interactive whiteboards, and microcomputer data logging products.

Many of these competitors have, and our potential competitors may have, significantly greater financial and other resources than we do and have spent, and may continue to spend, significant amounts of resources to try to enter or expand their presence in the market. These companies may manufacture and/or distribute new, disruptive or substitute products that compete for the pool of available funds that previously could have been spent on interactive displays and associated products. In addition, low-cost competitors have appeared in China and other countries. We may not be able to compete effectively against these current and future competitors. Increased competition or other competitive pressures have and may continue to result in price reductions, reduced margins, or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.

Some of our customers are required to purchase equipment by soliciting proposals from a number of sources and, in some cases, are required to purchase from the lowest bidder. While we attempt to price our products competitively based upon the relative features they offer, our competitors’ prices and other factors, we are often not the lowest bidder and, in such cases, may lose sales. For example, we have observed sales of tablet computers by competitors to school districts in the U.S. whose technology budgets could otherwise have been used to purchase interactive displays.

Competitors may be able to respond to new or emerging technologies and changes in customer requirements more effectively and faster than we can or devote greater resources to the development, promotion, and sale of products than we can. Current and potential competitors may establish cooperative relationships among themselves or with third parties, including through mergers or acquisitions, to increase the ability of their products to address the needs of customers. If these interactive display competitors or other substitute or alternative technology competitors acquire significantly increased market share, it could have a material adverse effect on our business, financial condition, or results of operations.

If we are unable to continually enhance our products and to develop, introduce and sell new technologies and products at competitive prices and in a timely manner, our business will be harmed.

Our future success will depend upon our ability to enhance our products and to develop, introduce and sell new technologies and products offering enhanced performance and functionality at competitive prices and in a timely manner and market acceptance of any new products. If we are unable, for any reason, to enhance, develop, introduce, and sell new products in a timely manner, or at all, in response to changing market conditions or customer requirements or otherwise, our business will be harmed.

The development of new technologies and products involves time, substantial costs, and risks. Our ability to successfully develop new technologies will depend in large measure on our ability to maintain a technically skilled research and development staff and to adapt to technological changes and advances in the industry. The success of new product introductions depends on a number of factors, including timely and successful product development, market acceptance, the effective management of purchase commitments and inventory levels in line with anticipated product demand, the availability of components in appropriate quantities and costs to meet anticipated demand, the risk that new products may have quality or other defects and our ability to manage distribution and production issues related to new product introductions. If we are unsuccessful in selling the new products that we develop and introduce, or any future products that we may develop, we may carry obsolete inventory and have reduced available working capital for the development of other new technologies and products.

We rely on highly skilled personnel, and, if we are unable to attract, retain or motivate qualified personnel, we may not be able to operate our business effectively.

If any of our employees leaves us, and we fail to effectively manage a transition to new personnel, or if we fail to attract and retain qualified and experienced professionals on acceptable terms, our business, financial condition and results of operations could be adversely affected. Our success depends in large part on continued employment of senior management and key personnel who can effectively operate our business, as well as our ability to attract and retain skilled employees. Competition for highly skilled management, technical, research and development and other employees is intense in the high-technology industry and we may not be able to attract or retain highly qualified personnel in the future. In making employment decisions, particularly in the high-technology industry, job candidates often consider the value of the equity awards they would receive in connection with their employment.

Inasmuch as our products are installed in many states throughout the United States, our employment needs include the hiring of skilled installers in several states, and we are subject to the employment laws of many states. Our long-term incentive programs may not be attractive enough or perform sufficiently to attract or retain qualified personnel.

Our success also depends on our having highly trained financial, technical, recruiting, sales and marketing personnel. We will need to continue to hire additional personnel as our business grows. A shortage in the number of people with these skills or our failure to attract them to our company could impede our ability to increase revenues from our existing products and services, ensure full compliance with federal and state regulations, or launch new product offerings and would have an adverse effect on our business and financial results.

Our businesses are geographically concentrated and could be significantly affected by any adverse change in the regions in which we operate.

Historically, our business operations have been located primarily throughout the Southeast region of the United States. While we expand our business to new geographic areas, we are still highly concentrated in the United States. Because we derived all of our revenues for the three months ended September 30, 2022 and 2021 and the years ended June 30, 2022 and 2021 from our operations in the United States, our business is exposed to adverse regulatory and competitive changes, economic downturns and changes in political conditions in the United States. If we are unable to identify and successfully manage or mitigate these risks, our businesses, financial condition, results of operations and prospects could be materially adversely affected.

We generate a significant portion of our revenue from a limited number of customers.

We had two customers that accounted for approximately 79% of accounts receivable at September 30, 2022. For the three months ended September 30, 2022 and 2021, we had two customers that accounted for approximately 54% and three customers that accounted for 59% of total revenue, respectively. For the years ended June 30, 2022 and 2021, three customers that accounted for approximately 66% and two customers that accounted for approximately 50%, respectively of our revenue and 77% and 73%, respectively of our accounts receivable. If we were to lose any of these customers our business would be significantly adversely impacted.

We are dependent upon a limited number of third-party manufacturers and key suppliers for the components used in our products. Our suppliers may not always be able to supply components or products to us on a timely basis and on favorable terms, and as a result, our dependency on third-party suppliers has adversely affected our revenue and may continue to do so.

We are subject to disruptions in our operations if our limited supply contract manufacturers decrease or stop production of components and products, or if such suppliers and contract manufacturers do not produce components and products of sufficient quantity. We do not manufacture any of the raw materials for the products we sell and distribute and are dependent upon a limited number of suppliers for all products and components. We depend on obtaining adequate supplies of quality components on a timely basis with favorable terms, and some of those components, as well as certain complete products that we sell are provided to us by only one supplier or contract manufacturer. Alternative sources for our components are not always available. Approximately 60% of our products and components are manufactured overseas, so they have long lead times, and events such as local disruptions, natural disasters or political conflict may cause unexpected interruptions to the supply of our products or components.

We have a small number of vendors that account for a significant portion of our purchases.

For the three months ended September 30, 2022, we had one vendor that accounted for approximately 99% of purchases. We had two vendors that accounted for approximately 97% of purchases for the three months ended September 30, 2021. For the years ended June 30, 2022 and 2021, we had three vendors that accounted for approximately 83% of purchases and three vendors that accounted for approximately 75% of purchases, respectively. In addition, reliance on third-party manufacturers and suppliers entails risks to which we would not be subject if we manufactured the components for our products ourselves, including:

●	reliance on the third parties for regulatory compliance and quality assurance;
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the possible breach of the manufacturing agreements by the third parties because of factors beyond our control or the insolvency of any of these third parties or other financial difficulties, labor unrest, natural disasters or other factors adversely affecting their ability to conduct their business; and

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possibility of termination or non-renewal of the agreements by the third parties, at a time that is costly or inconvenient for us, because of our breach of the manufacturing agreement or based on their own business priorities.

If our contract manufacturer or its suppliers fail to deliver the required commercial quantities of our components required for our products on a timely basis and at commercially reasonable prices, and we are unable to find one or more replacement manufacturers or suppliers capable of production at a substantially equivalent cost, in substantially equivalent volumes and quality, and on a timely basis, we would likely be unable to meet demand for our products, and we would lose potential revenue. It may also take a significant period of time to establish an alternative source of supply for our components

Long lead times, supply shortages, and supply changes could disrupt our supply chain and have an adverse effect on our business, financial condition, and operating results.

Meeting customer demand partially depends on our ability to obtain timely and adequate delivery of components for our products. As demand for our products increases, in part due to the COVID-19 pandemic, we have experienced temporary supply chain delays also related to the COVID-19 pandemic. Some of the components that go into the manufacturing of our products are sourced from a limited number of third-party suppliers. Our manufacturers generally purchase these components on our behalf, subject to certain approved supplier lists, and neither we nor our manufacturers have long-term arrangements with most of our component suppliers. We are therefore subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in our products. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in design, quantities, and delivery schedules. We may in the future experience component shortages, and the predictability of the availability of these components may be limited. In the event of a component shortage or supply interruption from suppliers of these components, we may not be able to develop alternate sources in a timely manner. Developing alternate sources of supply for these components may be time-consuming, difficult, and costly and we may not be able to source these components on terms that are acceptable to us, or at all, which may undermine our ability to fill our orders in a timely manner. Any interruption or delay in the supply of any of these parts or components, or the inability to obtain these parts or components from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to meet our scheduled product deliveries to our customers.

Moreover, volatile economic conditions may make it more likely that our suppliers may be unable to timely deliver supplies, or at all, and there is no guarantee that we will be able to timely locate alternative suppliers of comparable quality at an acceptable price. The loss of a significant supplier, an increase in component costs, or delays or disruptions in the delivery of components, could adversely impact our ability to generate future revenue and earnings and have an adverse effect on our business, financial condition, and operating results.

We are currently subject to market prices for the components that we purchase, which are subject to fluctuation beyond our control. An increase in the price of components used in our products could result in an increase in costs to our customers and could have a material adverse effect on our revenues and demand for our products.

Interruptions in our ability to procure needed components for our systems, whether due to discontinuance by our suppliers, delays or failures in delivery, shortages caused by inadequate production capacity, the COVID-19 pandemic or unavailability, financial failure, manufacturing quality, or for other reasons, would adversely affect or limit our sales and growth. An increase in the price of components used in our products could result in an increase in costs to our customers and could have a material adverse effect on our revenues and demand for our products. There is no assurance that we will continue to find qualified manufacturers for components on acceptable terms and, if we do, there can be no assurance that product quality will continue to be acceptable, which could lead to a loss of sales and revenues.

Our business is subject to the risks associated with doing business in China.

As a result of our reliance on third-party manufacturers and suppliers located in China, our results of operations, financial condition, and prospects are subject to a significant degree to economic, political, and legal developments in China including government control over capital investments or changes in tax regulations that are applicable to us. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate and control of foreign exchange, and allocation of resources. Since we rely on a third-party manufacturer located in China for certain of our parts, our business is subject to the risks associated with doing business in China, including:

●	adverse political and economic conditions, particularly those potentially negatively affecting the trade relationship between the United States and China;
●	trade protection measures, such as tariff increases, and import and export licensing and control requirements;
●	potentially negative consequences from changes in tax laws;
●	difficulties associated with the Chinese legal system, including increased costs and uncertainties associated with enforcing contractual obligations in China;
●	historically lower protection of intellectual property rights;
●	changes and volatility in currency exchange rates;
●	unexpected or unfavorable changes in regulatory requirements; and
●	difficulties in managing foreign relationships and operations generally.

These risks are likely to be exacerbated by our limited experience with our current products and manufacturing processes. If demand for our products materializes, we may have to invest additional resources to purchase materials, hire and train employees, and enhance our manufacturing processes. It may not be possible for us to manufacture our product at a cost or in quantities sufficient to make our product commercially viable. Any of these factors may affect our ability to manufacture our products and could reduce gross margins and profitability.

In the past, the U.S. Government has imposed tariffs on products manufactured in China and imported into the United States causing the prices for such products to increase. This could cause customer demand for our products to decrease.

Although the components of our products that are manufactured in China are currently exempt from the tariffs on products manufactured in China, if the exemption were to no longer be available to such products, the imposition of tariffs on our products would most likely cause prices to rise, which would generally increase the price for our products, potentially impact our gross margins, all of which may cause a reduction in demand.

Changes in general economic conditions, geopolitical conditions, domestic and foreign trade policies, monetary policies and other factors beyond our control may adversely impact our business and operating results.

Our operations and performance depend on global, regional and U.S. economic and geopolitical conditions. Russia’s invasion and military attacks on Ukraine have triggered significant sanctions from U.S. and European leaders. These events are currently escalating and creating increasingly volatile global economic conditions. Resulting changes in U.S. trade policy could trigger retaliatory actions by Russia, its allies and other affected countries, including China, resulting in a “trade war.” Furthermore, if the conflict between Russia and Ukraine continues for a long period of time, or if other countries, including the U.S., become further involved in the conflict, we could face significant adverse effects to our business and financial condition.

The above factors, including a number of other economic and geopolitical factors both in the U.S. and abroad, could ultimately have material adverse effects on our business, financial condition, results of operations or cash flows, including the following:

●	effects of significant changes in economic, monetary and fiscal policies in the U.S. and abroad including currency fluctuations, inflationary pressures and significant income tax changes;
●	supply chain disruptions;
●	a global or regional economic slowdown in any of our market segments;
●	changes in government policies and regulations affecting the Company or its significant customers;
●	industrial policies in various countries that favor domestic industries over multinationals or that restrict foreign companies altogether;
●	new or stricter trade policies and tariffs enacted by countries, such as China, in response to changes in U.S. trade policies and tariffs;
●	postponement of spending, in response to tighter credit, financial market volatility and other factors;
●	rapid material escalation of the cost of regulatory compliance and litigation;
●	difficulties protecting intellectual property;
●	longer payment cycles;
●	credit risks and other challenges in collecting accounts receivable; and
●	the impact of each of the foregoing on outsourcing and procurement arrangements.

Our facilities and information systems and those of our key suppliers could be damaged as a result of disasters or unpredictable events, which could have an adverse effect on our business operations.

Our logistics are currently provided by our Toccoa, Georgia as well as our facilities in Broomfield, Colorado, Peoria, Arizona and Jacksonville, Florida and multiple import and freight carriers throughout the United States. Our suppliers for original design manufacturers (“ODM”) and original equipment manufacturing (“OEM”) are located in the United States, China, and Taiwan. If major disasters such as earthquakes, fires, floods, wars, terrorist attacks, computer viruses, transportation disasters or other events occur in any of these locations, or our information systems or communications network or those of any of our key component suppliers breaks down or operates improperly as a result of such events, our facilities or those of our key suppliers may be seriously damaged, and we may have to stop or delay production and shipment of our products. We may also incur expenses relating to such damages. If production or shipment of our products or components is stopped or delayed or if we incur any increased expenses as a result of damage to our facilities, our business, operating results, and financial condition could be materially adversely affected.

The loss of key management personnel could adversely affect our business.

Our business is significantly dependent upon Gary LeCroy and Magen McGahee, who are primarily responsible for our day-to-day operations, and we believe our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. We cannot guarantee continued service by our key executive officers. The loss or limitation of the services of any of our executive officers or the inability to attract additional qualified management personnel could have a material adverse effect on our business, financial condition, or results of operations.

Our Chief Executive Officer and Chief Financial Officer have significant influence over us.

Our Chief Executive Officer and our Chief Financial Officer/Chief Operating Officer initially were issued 85% of our outstanding voting stock. Pursuant to the employment agreements that we entered into with each of them in January 2020, as amended, we issued to them 51 shares of Series G Preferred Stock collectively, such that they together maintain 51% of our outstanding voting securities. Therefore, our Chief Executive Officer and Chief Financial Officer, both of whom also serve as members of the Board, have the ability to control our business affairs.

Product liability, warranty, and recall claims may materially affect our financial condition and damage our reputation.

We are engaged in a business that exposes us to claims for product liability and warranty claims in the event our products actually or allegedly fail to perform as expected or the use of our products results, or is alleged to result, in property damage, personal injury or death. Although we maintain product and general liability insurance of the types and in the amounts that we believe are customary for the industry, we are not fully insured against all such potential claims. Any judgment or settlement for personal injury or wrongful death claims could be more than our assets and, even if not justified, could prove expensive to contest.

We may experience legal claims in excess of our insurance coverage or claims that are not covered by insurance, either of which could adversely affect our business, financial condition and results of operations. Adverse determination of material product liability and warranty claims made against us could have a material adverse effect on our financial condition and harm our reputation. In addition, if any of our products or components in our products are, or are alleged to be, defective, we may be required to participate in a recall of that product or component if the defect or alleged defect relates to safety. Any such recall and other claims could be costly to us and require substantial management attention.

Significant product repair and/or replacement due to product warranty claims or product recalls could have a material adverse impact on our results of operations.

We offer limited warranties on our products, ranging for 0 to 5 years against failure due to defective parts of workmanship. To date expenses due to warranty claims have been minimal.

Although we employ quality control procedures, sometimes a product is distributed that needs repair or replacement. The repair and replacement costs we could incur in connection with a recall could adversely affect our business. In addition, product recalls could harm our reputation and cause us to lose customers, particularly if recalls cause consumers to question the safety or reliability of our products.

Risks Related to Our Industry and Regulations

Decreases in, or stagnation of, spending or changes in the spending policies or budget priorities for government funding of schools, colleges, universities, other education providers or government agencies may have a material adverse effect on our revenue.

Any decrease in, stagnation of or adverse change in national, federal, state, provincial or local funding for primary and secondary schools, colleges, universities, or other education providers or other industries that use our products could cause our current and prospective customers to reduce their purchases of our products, which could cause us to lose revenue. Our customers include primary and secondary schools, colleges, universities, other education providers which depend heavily on government funding. Many federal, state, and local governments have limited fiscal capacity and have experienced recent declines in tax revenues. Many of those governments have reacted to the decreases in tax revenues and could continue to react to the decreases in tax revenues by cutting funding to educational institutions. If our products are not a high priority expenditure for such institutions, or if such institutions allocate expenditures to substitute or alternative technologies, we could lose revenue. In addition, a specific reduction in governmental funding support for products such as ours could also cause us to lose revenue.

If our products fail to comply with consumer product or environmental laws, it could materially affect our financial performance.

If our products do not meet applicable safety or regulatory standards, we could experience lost sales, diverted resources and increased costs, which could have a material adverse effect on our financial condition and results of operations. Our products are subject to environmental regulations in some jurisdictions in which we will do business, we are and will be required to comply with a variety of product safety, product testing and environmental regulations, including compliance with applicable laws and standards with respect to lead content and other child safety and environmental issues. Events that give rise to actual, potential or perceived product safety or environmental concerns could expose us to government enforcement action or private litigation and result in product recalls and other liabilities. In addition, negative consumer perceptions regarding the safety of our products could cause negative publicity and harm our reputation.

If we are unable to anticipate consumer preferences and successfully develop attractive products, we might not be able to maintain or increase our revenue or achieve profitability.

If we are unable to introduce new products or technologies in a timely manner or our new products or technologies are not accepted by our customers, our competitors may introduce more attractive products which would adversely impact our competitive position. Failure to respond in a timely manner to changing consumer preferences could lead to, among other things, lower revenues and excess inventory positions of outdated products. Our success depends on our ability to identify and originate product trends as well as to anticipate and react to change demands and preferences of customers in a timely manner.

We may be unable to keep pace with changes in technology as our business and market strategy evolves.

There can be no assurance that we will be able to respond successfully to technological change. We will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive. The need to respond to technological changes may require us to make substantial, unanticipated expenditures.

Risks Related to Our Intellectual Property and Technology

We have limited protection for our intellectual property, which could impact our competitive position.

We intend to rely on a combination of common law copyright, patent, trademark, and trade secret laws and measures to protect our proprietary information. We currently have two issued patent and two pending patent applications; however, such protection does not prevent unauthorized use of such technology. Trademark and copyright protections may be limited, and enforcement could be too costly to be effective. It may also be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, our proprietary information without authorization, including, but not limited to, product design, software, customer and prospective customer lists, trade secrets, copyrights, patents and other proprietary rights and materials. Other parties can use and register confusingly similar business, product, and service names, as well as domain names, which could divert customers, resulting in a material adverse effect on our business, operating results, and financial condition.

Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture market share. Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, , which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the relevant patent rights. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations, and prospects may be adversely affected.

If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our operating results. Competitors may challenge the validity or scope of our patents or future patents we may obtain. In addition, our patents may not provide us with a meaningful competitive advantage. We may be required to spend significant resources to monitor and police our intellectual property rights. We may not be able to detect infringement and our competitive position may be harmed. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, competitors may design around our technology or develop competing technologies.

We may not be able to obtain patents or other intellectual property rights necessary to protect our proprietary technology and business.

Our commercial success depends to a significant degree upon our ability to develop new or improved technologies and products, and to obtain patents or other intellectual property rights or statutory protection for these technologies and products in the United States and other countries. We will seek to patent concepts, components, processes, designs and methods, and other inventions and technologies that we consider have commercial value or that will likely give us a technological advantage. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop technology that is patentable or protectable. Patents may not be issued in connection with pending patent applications, and claims allowed may not be sufficient to allow us or our customers to use the inventions that created exclusively. Furthermore, any patents issued could be challenged, re-examined, held invalid or unenforceable or circumvented and may not provide sufficient protection or a competitive advantage. In addition, despite efforts to protect and maintain patents, competitors and other third parties may be able to design around our patents or develop products similar to our products that are not within the scope of our patents.

Finally, patents provide certain statutory protection only for a limited period of time that varies depending on the jurisdiction and type of patent. The statutory protection term of certain patents may expire and, thereafter, the underlying technology of such patents can be used by any third-party including competitors.

Prosecution and protection of the rights sought in patent applications and patents can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. In addition, the breadth of claims allowed in our patents, their enforceability, and our ability to protect and maintain them cannot be predicted with any certainty. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of the United States. Even if our patents are held to be valid and enforceable in a certain jurisdiction, any legal proceedings that we may initiate against third parties to enforce such patents will likely be expensive, take significant time and divert management’s attention from other business matters. We cannot assure that any of the issued patents or pending patent applications will provide any protectable, maintainable, or enforceable rights or competitive advantages to us.

In addition to patents, we will rely on a combination of copyrights, trademarks, trade secrets and other related laws and confidentiality procedures and contractual provisions to protect, maintain and enforce our proprietary technology and intellectual property rights. However, our ability to protect our brands by registering certain trademarks may be limited. In addition, while we will generally enter into confidentiality and nondisclosure agreements with our employees, consultants, contract manufacturers, distributors, and resellers and with others to attempt to limit access to and distribution of our proprietary and confidential information, it is possible that:

●	misappropriation of our proprietary and confidential information, including technology, will nevertheless occur;
●	our confidentiality agreements will not be honored or may be rendered unenforceable;
●	third parties will independently develop equivalent, superior, or competitive technology or products;
●

disputes will arise with our current or future strategic licensees, customers or others concerning the ownership, validity, enforceability, use, patentability or registrability of intellectual property; or

●	unauthorized disclosure of our know-how, trade secrets or other proprietary or confidential information will occur.

We cannot assure that we will be successful in protecting, maintaining or enforcing our intellectual property rights. If we are unsuccessful in protecting, maintaining, or enforcing our intellectual property rights, then our business, operating results and financial condition could be materially adversely affected, which could:

●	adversely affect our relationships with current or future distributors and resellers of our products;
●	adversely affect our reputation with customers;
●	be time-consuming and expensive to evaluate and defend;
●	cause product shipment delays or stoppages;
●	divert management’s attention and resources;
●	subject us to significant liabilities and damages;
●	require us to enter into royalty or licensing agreements; or
●	require us to cease certain activities, including the sale of products.

If it is determined that we have infringed, violated or are infringing or violating a patent or other intellectual property right of any other person or if we are found liable in respect of any other related claim, then, in addition to being liable for potentially substantial damages, we may be prohibited from developing, using, distributing, selling or commercializing certain of our technologies and products unless we obtain a license from the holder of the patent or other intellectual property right. We cannot assure that we will be able to obtain any such license on a timely basis or on commercially favorable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If we do not obtain such a license or find a cost-efficient workaround, our business, operating results and financial condition could be materially adversely affected, and we could be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

Our business may suffer if it is alleged or determined that our technology or another aspect of our business infringes the intellectual property of others.

The markets in which we will compete are characterized by the existence of a large number of patents and trade secrets and by litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, in recent years, individuals and groups have purchased patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. Also, third parties may make infringement claims against us that relate to technology developed and owned by one of our suppliers for which our suppliers may or may not indemnify us. Even if we are indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations and determining the extent such of such obligations could require additional litigation. Claims of intellectual property infringement against us or our suppliers might require us to redesign our products, enter into costly settlements or license agreements, pay costly damage awards or face a temporary or permanent injunction prohibiting us from marketing or selling our products or services. If we cannot or do not license the infringed intellectual property on reasonable terms or at all, or substitute similar intellectual property from another source, our revenue and operating results could be adversely impacted. Additionally, our customers and distributors may not purchase our offerings if they are concerned that they may infringe third-party intellectual property rights. Responding to such claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management’s attention and resources, damage our reputation, and cause us to incur significant expenses. The occurrence of any of these events may have a material adverse effect on our business, financial condition, and operating results.

Risks Related to Our Common Stock

Future sales of our common stock could adversely affect our share price, and any additional capital raised by us through the sale of equity or convertible debt securities may dilute your ownership in us and may adversely affect the market price of our common stock.

We intend, from time to time, to seek additional equity or debt financing to finance working capital requirements, continue our expansion, develop new products, or make acquisitions or other investments. In addition, we have issued convertible securities that are convertible into shares of our common stock. In addition, if our business plans change, general economic, financial or political conditions in our industry change, or other circumstances arise that have a material effect on our cash flow, the anticipated cash needs of our business, as well as our conclusions as to the adequacy of our available sources of capital, could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. If additional funds are raised through the issuance of equity shares, preferred shares or debt securities, the terms of such securities could impose restrictions on our operations and would reduce the percentage ownership of our existing stockholders. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business or to develop new business at the rate desired and our results of operations may suffer.

The market price of our common stock may be volatile, which could cause the value of your investment to fluctuate and possibly decline significantly.

The market price of our common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our common stock. Investors may not be able to resell your shares at or above the current price due to a number of factors such as those listed under this “Risk Factors” section. Some of the factors that could negatively affect our share price or result in fluctuations in the price of our stock include:

●	our operating and financial performance and prospects;
●	our quarterly or annual earnings or those of other companies in our industry;
●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
●	the failure of analysts to cover our common stock;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;
●	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures, or capital commitments;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in accounting standards, policies, guidance, interpretations or principles;
●	announcements by third parties or governmental entities of significant claims or proceedings against us;
●	new laws and governmental regulations, or other regulatory developments, applicable to our industry;
●	changes in general conditions in the United States and global economies or financial markets, including those resulting from war, incidents of terrorism or responses to such events;

●	changes in government spending levels on education;
●	changes in key personnel;
●	sales of common stock by us, members of our management team or our stockholders;
●	the granting or exercise of employee stock options or other equity awards;
●	the volume of trading in our common stock; and
●	the realization of any risks described in this section under the caption “Risk Factors.”

Furthermore, the stock market has recently experienced volatility that, in some cases, has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

The exercise or conversion of currently outstanding debt, warrants or preferred stock would further dilute holders of our common stock.

We currently have outstanding debt that could convert into shares of our common stock, preferred stock that converts into shares of our common stock and warrants exercisable for shares of our common stock. Our Series F Preferred Stock is convertible into shares of common stock at the price of $0.37 per share, subject to adjustments. Our Board of Directors has authority, without action or vote of our shareholders, to issue shares of common and preferred stock. Our outstanding notes contain provisions that provide for the adjustment of the conversion price under certain circumstances.  In addition, the securities purchase agreement that we entered into also provides for the issuance of additional commitment shares under certain circumstances. We may issue shares of our common stock or preferred stock to complete a business combination or to raise capital. Such stock issuances could be made at a price that reflects a discount from the then-current trading price of our common stock. These conversions and issuances would dilute our stockholders’ ownership interest, which among other things would have the effect of reducing their influence on matters on which our stockholders vote. In addition, our stockholders and prospective investors may incur additional dilution if holders of stock options and warrants, whether currently outstanding or subsequently granted, exercise their options or warrants to purchase shares of our common stock or if our convertible debt holders convert their debt.

Future sales of common stock by our officers and directors and principal stockholders or others of our common stock, or the perception that such sales may occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock, particularly sales by our directors, executive officers and principal stockholders could adversely affect the market price of our common stock and may make it more difficult to sell common stock at a time and price that you deem appropriate.

Certain Provisions of Nevada law may have anti-takeover effects.

Certain provisions of Nevada law applicable to our company could also delay or make more difficult a merger, tender offer or proxy contest involving our Company, including Sections 78.411 through 78.444 of the Nevada Revised Statutes, which prohibit a Nevada corporation from engaging in any business combination with any “interested stockholder” (as defined in the statute) for a period of two years unless certain conditions are met. In addition, our senior management is entitled to certain payments upon a change in control and certain of the restricted shares we have granted provide for the acceleration of vesting in the event of a change in control of our Company.

Anti-takeover provisions in our charter documents, and under Nevada law, could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our amended and restated articles of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated articles of incorporation and amended and restated bylaws will include provisions that:

●

 authorize our board of directors to issue, without further action by the stockholders, shares of preferred stock with terms, rights, and preferences determined by our board of directors that may be senior to our common stock;

●	specify that special meetings of our stockholders can be called only by a majority of our board of directors;
●	prohibit cumulative voting in the election of directors; and
●	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

Any of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our common stock, and they could deter potential acquirers of our company, thereby reducing the likelihood that you would receive a premium for your shares of our common stock in an acquisition.

Our amended and restated articles of incorporation and bylaws provide for indemnification of officers and directors at our expense, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

Our amended and restated articles of incorporation and bylaws provide that any person who was or is a party or was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to be indemnified by the Company to the fullest extent then permitted by the laws of the State of Nevada against reasonably incurred expenses of suit, litigation or other proceedings which is specifically permissible under applicable law, except with respect to matters as to which it is adjudged that such person was liable to the Company for negligence or misconduct in the performance of his duty. These indemnification obligations may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares.

We do not intend to pay dividends in the foreseeable future. As a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Consequently, your only opportunity to achieve a return on your investment in our company will be if the market price of our common stock appreciates and you sell your shares at a profit. For additional information about our dividend policy, see the section entitled “Dividend Policy.”

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by ClearThink. We will receive no proceeds from the sale of shares of common stock by ClearThink in this offering.

We may receive up to $5 million in gross proceeds if we issue to ClearThink all of the additional shares issuable pursuant to the Purchase Agreement. All such proceeds are currently expected to be used for general corporate purposes, including working capital and general and administrative expenses. As we are unable to predict the timing or amount of potential issuances of all of the additional shares issuable purchase to the Purchase Agreement, we cannot specify with certainty the proceeds that we will have from the sale of such additional shares. Our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this offering. It is possible that no additional shares will be issued under the Purchase Agreement.

After the issuance of any of the shares issuable under the Purchase Agreement, we would not receive any proceeds from the resale of those shares by ClearThink because those shares will be sold for the account of ClearThink.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

DETERMINATION OF OFFERING PRICE

The prices at which the shares covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Stockholder and buyers of our common stock in private transactions or as otherwise described in the “Plan of Distribution.”

THE CLEARTHINK TRANSACTION

General

On November 7, 2022, we entered into the Purchase agreement and the Registration Rights Agreement with ClearThink. Pursuant to the terms of the Purchase Agreement, ClearThink has agreed to purchase from us up to $5 million of our common stock (subject to certain limitations) over a 24-month period, commencing upon the satisfaction of certain conditions, including that the registration statement of which this prospectus forms a part is declared effective by the SEC. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement of which this prospectus is a part to register for resale under the Securities Act of the shares that have been or may be issued to ClearThink under the Purchase Agreement. The registration statement of which this prospectus is a part may not register all of the shares issuable pursuant to the Purchase Agreement. To sell additional shares to ClearThink under the Purchase Agreement, we may have to file one or more additional registration statements for those shares.  Pursuant to the terms of the Purchase Agreement, we issued 500,000 Commitment Shares to ClearThink as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement.

We may, from time to time and at our sole discretion, direct ClearThink to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on a discount to the market price of our common stock at the time of sale as computed under the Purchase Agreement. ClearThink may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits us from directing ClearThink to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by ClearThink, would result in ClearThink and its affiliates exceeding 9.99% of our then outstanding equity.

Purchase of Shares under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us, we may direct ClearThink to purchase the lesser of $500,000 or 500% of the average shares traded for the 10 days prior to the closing request date, with a minimum request of $100,000. The purchase price shall be 80% of the average of the two lowest daily VWAPS during the ten trading days commencing on the first trading day following delivery and clearing of the delivered shares (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse split or other similar transaction that occurs on or after the date of the Purchase Agreement).

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to ClearThink.

Conditions or Obligations To Purchase

ClearThink’s obligation to buy the shares of common stock is subject to certain conditions being met which include the following:

●	The Commitment Shares having been issued;
●	This registration statement having been declared effective;
●	No Event of Default having occurred;
●	The representations and warranties in the transaction documents being true and correct in all material respects.

Events of Default

Events of default under the Purchase Agreement include the following:

●

the effectiveness of the registration statement of which this prospectus is a part lapses for any reason (including, without limitation, the issuance of a stop order), or the registration statement of which this prospectus is a part is unavailable to ClearThink for the resale of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after ClearThink has confirmed in writing that all of the shares of our common stock covered thereby have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering the shares of our common stock covered by the Purchase Agreement (provided in the case of this clause (ii) that all of the shares of our common stock covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

●	suspension by our principal market of our common stock from trading for a period of one business day;

●

the de-listing of our common stock from the OTCQB, our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, the OTCQX operated by the OTC Markets Group, Inc., or the OTCQB operated by the OTC Markets Group, Inc. (or any other comparable market);

●

if at any time the Exchange Cap is reached and our stockholders have not approved the transactions contemplated by the Purchase Agreement in accordance with the applicable rules and regulations of the OTCQB, to the extent applicable;

●

the failure for any reason by our transfer agent to issue shares of our common stock to ClearThink within three business days after the applicable purchase date on which ClearThink is entitled to receive such shares;

●

any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement that has or could have a Material Adverse Effect (as defined in the Purchase Agreement) and, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

●	our common stock ceases to be DTC authorized and ceases to participate in the DWAC/FAST systems; and

●	certain bankruptcy events, including any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

ClearThink does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above, however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of ClearThink’s control, we may not direct ClearThink to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to ClearThink to terminate the Purchase Agreement. In addition, the Purchase Agreement automatically terminates upon the bankruptcy events described above, if the commencement shall not have occurred on or before March 31, 2023 or we sell the entire $5 million of shares of common stock.

No Short-Selling or Hedging by ClearThink

ClearThink has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Right of First Refusal

ClearThink has the right of first refusal to any future equity lines of credit or similar investment structures for up to 12 months as long as it maintains ownership of at least 20 million shares.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that have been or may be issued or sold by us to ClearThink under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold by us to ClearThink over a period of up to 24 months commencing on the date of this registration statement of which this prospectus is a part becomes effective. The resale by ClearThink of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to ClearThink, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to ClearThink all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to ClearThink, after ClearThink has acquired the shares, ClearThink may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to ClearThink by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to ClearThink under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with ClearThink may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

However, we have the right to control the timing and amount of any additional sales of our shares to ClearThink and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct ClearThink to purchase up to $5.0 million of our common stock, subject to certain limitations and exclusive of the 500,000 Commitment Shares issued to ClearThink on the date of the Purchase Agreement. We have registered what could be all of the shares issuable under the Purchase Agreement; however, since the number of Shares we may sell cannot be determined at this time, we may have registered only a portion of the shares issuable under the Purchase Agreement and, therefore, we may seek to issue and sell to ClearThink under the Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale under this prospectus is dependent upon the number of shares we direct ClearThink to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from ClearThink from our sale of shares to ClearThink under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to ClearThink(2)	Gross Proceeds from the Sale of Shares to ClearThink Under the Purchase Agreement
$0.01	9,500,000	30%	$ 95,000
$0.05(3)	9,500,000	30%	$ 475,000
$0.10	9,500,000	30%	$ 950,000
$0.20	9,500,000	30%	$1,900,000
$0.25	9,500,000	30%	$2,375,000

_______________

(1) Although the Purchase Agreement provides that we may sell up to $5 million of our common stock to ClearThink, we are only registering 10,000,000 shares (inclusive of the 500,000 Commitment Shares issued to ClearThink) under this prospectus, which may or may not cover all of the shares we ultimately sell to ClearThink under the Purchase Agreement. The number of registered shares to be issued as set forth in this column (i) excludes the 500,000 Commitment Shares previously issued and registered because no proceeds will be attributable to such shares, and (ii) is without regard for the Beneficial Ownership limitation.

(2)  The denominator is based on 24,815,623 shares outstanding as of November 23, 2022, and the number of shares set forth in the adjacent column that we would have sold to ClearThink, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

(3)  The closing sale price of our common stock on November 14, 2022.

Registration Rights

Pursuant to the terms of a Registration Rights Agreement entered into between us and the Selling Stockholder dated as of November 7, 2022, which was entered into in connection with the Purchase Agreement, we agreed to file a registration statement for the resale of the shares of Common Stock within 30 days of the date of the agreement.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholders.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling securityholder, ClearThink, of shares of common stock that have been or may be issued to ClearThink pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with ClearThink on November 7, 2022 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by ClearThink of the shares of common stock that have been or may be issued to ClearThink under the Purchase Agreement.

ClearThink, as the selling securityholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued or may sell to ClearThink under the Purchase Agreement. The selling securityholder may sell some, all or none of its shares. We do not know how long the selling securityholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling securityholder regarding the sale of any of the shares.

The shares beneficially owned after the offering assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus. However, because the Selling Stockholder may sell all or some or none of the shares under this prospectus or another permitted manner, we cannot assure you that the actual number of shares that will be sold by the Selling Stockholder or that will be held by the Selling Stockholder after completion of any sales.  We do not know how long the Selling Stockholder will hold the shares before selling them.

The Selling Stockholder may sell all, some or none of the shares in this offering.  See “Plan of Distribution.”

The following table presents information regarding the selling securityholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling securityholder, and reflects its holdings as of November 16, 2022. Neither ClearThink nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering Assuming The Company issues the Maximum Number of Shares Under the Purchase Agreement	Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering
ClearThink Capital Partners, LLC(1)	500,000 (2)	2.01% (3)	10,000,000 (4)	0 (5)	* (6)

* less than 1%

(1) Jeffrey Hart, the Managing Member of ClearThink Capital Partners, is deemed to be beneficial owner of all of the shares of common stock owned by ClearThink Capital Partners. Mr. Hart has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. The address of ClearThink Capital Partners is 210 West 77th Street, New York, New York 10024. We have been advised that ClearThink is not a member of FINRA, or an independent broker-dealer, and that neither ClearThink Capital Partners nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

(2) 500,000 shares issued to ClearThink as Commitment Shares under the Purchase Agreement which shares are being registered under this prospectus. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that ClearThink Capital Partners may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of ClearThink Capital Partners control, including the registration statement that includes this prospectus becoming and remaining effective. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to ClearThink Capital Partners’ to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by ClearThink Capital Partners, would cause ClearThink Capital Partners’ beneficial ownership of our common stock to exceed the 9.99% beneficial ownership cap.

(3) Based on outstanding shares of our common stock as of November 23, 2022 of 24,815,623 shares.

(4) Although the Purchase Agreement provides that we may sell up to $5,000,000 of our common stock to ClearThink in addition to the 500,000 Commitment Shares that have already been issued to ClearThink, only 9,500,000 shares of our common stock are being offered under this prospectus that have been or may be sold by us to ClearThink at our discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. Depending on the price per share at which we sell our common stock to ClearThink pursuant to the Purchase Agreement, we may need to sell to ClearThink under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $5,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by ClearThink is dependent upon the number of shares we sell to ClearThink under the Purchase Agreement.

(5) Assumes the sale of all shares being offered pursuant to this prospectus.

(6) Based on 34,315,623 shares of our common stock that will be outstanding after this offering (assuming the issuance after the date of this prospectus by us to ClearThink pursuant to the Purchase Agreement of all of the shares that are being offered by this prospectus).

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our C-Corporation common stock, and currently intend to retain all of our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

PLAN OF DISTRIBUTION

An aggregate of up to 10,000,000 shares of our common stock may be offered by this prospectus by ClearThink pursuant to the Purchase Agreement. The common stock may be sold or distributed from time to time by ClearThink directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be affected in one or more of the following methods:

1. ordinary brokers’ transactions;

2. transactions involving cross or block trades;

3. through brokers, dealers, or underwriters who may act solely as agents;

4. “at the market” into an existing market for the common stock;

5. in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

6. in privately negotiated transactions; or

7. any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state's registration or qualification requirement is available and complied with.

ClearThink is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

ClearThink has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. ClearThink has informed us that each such broker-dealer will receive commissions from ClearThink that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from ClearThink and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor ClearThink can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between ClearThink or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from ClearThink, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to ClearThink. We have agreed to indemnify ClearThink and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. ClearThink has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by ClearThink specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

ClearThink has represented to us that at no time prior to the Purchase Agreement has it or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. ClearThink has agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised ClearThink that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes ClearThink, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by ClearThink.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to Galaxy Next Generation, Inc., a Nevada corporation, and its subsidiaries. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this prospectus. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Company Overview

We are a manufacturer and U.S. distributor of interactive learning technologies and enhanced audio solutions. We are engaged in a full range of activities: marketing and sales, engineering and product design and development, manufacturing, and distributing. We develop both hardware and software that allows the presenter and participant to engage in a fully collaborative instructional environment. We also develop award winning classroom audio solutions, school public address (“PA”) and Intercom products, and emergency communication applications creating a full line card offering for classrooms to our channel partners. Our product offerings include our own private-label interactive touch screen panel, our own Intercom, Bell, and Paging solution, as well as an audio amplification line of products that is currently supported by both direct sales and through original equipment manufacturer (“OEM”) relationships. Our distribution channel consists of a direct sales model, as well as approximately 44 resellers across the U.S. that primarily sell the products offered by us within the commercial and educational market. We do not control where the resellers focus their reselling efforts; however, the K-12 education market is the largest customer base for our products comprising nearly 90% of our sales. In addition, our OEM division manufacturers products for other vendors in our industry and white labels the products under other brands.

We believe the market space for interactive technology in the classroom is a perpetual highway of business opportunity, especially in light of the global ongoing novel coronavirus (“COVID-19”) pandemic as school systems have sought to expand their ability to operate remotely. Public and private school systems are in a continuous race to modernize their learning environments. Our goal is to be an early provider of the best and most modern technology available.

We are striving to become a leader in the market for interactive flat panel technology, associated software, and peripheral devices for classrooms. Our goal is to provide an intuitive system to enhance the learning environment and create easy to use technology for the teacher, increasing student engagement and achievement. Our products are developed and backed by a management team with more than 30 combined years in the classroom technology space.

We were originally organized as a corporation in 2001. Our principal executive offices are located at 285 Big A Road Toccoa, Georgia 30577, and our telephone number is (706) 391-5030. Our website address is www.galaxynext.us. Information contained in our website does not form part of this prospectus and is intended for informational purposes only.

On June 22, 2018, we consummated a reverse triangular merger whereby Galaxy Next Generation, Inc., a private company (co-founded by our now executives, Gary LeCroy (CEO) and Magen McGahee (CFO)), merged with and into our newly formed subsidiary, Galaxy MS, Inc. (“Galaxy MS” or “Merger Sub”), which was formed specifically for the transaction. Under the terms of the merger, the private company shareholders transferred all their outstanding shares of common stock to Galaxy MS, in return for shares of our Series C Preferred Stock. Prior to the merger, we operated under the name Full Circle Registry, Inc.’s (“FLCR”) and our operations were based upon our ownership of Georgetown 14 Cinemas, a fourteen-theater movie complex located on approximately seven acres in Indianapolis, Indiana. Prior to the merger, our sole business and source of revenue was from the operation of the theater, and as part of the merger agreement, we had the right to spinout the theater to the prior shareholders of FLCR. Effective February 6, 2019, we sold our interest in the theater to focus our resources on our technology operations.

On September 3, 2019, we acquired 100% of the outstanding capital stock of both Interlock Concepts, Inc. (“Concepts”) and Ehlert Solutions Group, Inc. (“Solutions”) pursuant to the terms of a stock purchase agreement that we entered into with Concepts and Solutions. The purchase price for the acquisition was 1,350,000 shares of common stock and a two year note payable to the seller in the principal amount of $3,000,000. The note payable to the seller is subject to adjustment based on the achievement of certain future earnings goals and successful completion of certain pre-acquisition withholding tax issues of Concepts and Solutions. The note has been adjusted and is reflecting under related party notes payable in the consolidated financial statements.

Solutions and Concepts are Arizona-based audio design and manufacturing companies creating innovative products that provide fundamental tools for building notification systems primarily to K-12 education market customers located primarily in the north and northwest United States. These products and services allow institutions access to intercom, scheduling, and notification systems with improved ease of use. The products provide an open architecture solution to customers which allows the products to be used in both existing and new environments. Intercom, public announcement, bell and control solutions are easily added and integrated within the open architecture design and software model. These products combine elements over a common internet protocol (IP) network, which minimizes infrastructure requirements and reduces costs by combining systems.

On October 15, 2020, we acquired the assets of Classroom Technologies Solutions, Inc. (“Classroom Tech”) for consideration of (a) paying off a secured Classroom Tech loan, not to exceed the greater of 50% of the value of the Classroom Tech assets acquired or $120,000; (b) the issuance of a promissory note in the amount of $44,526 to a Classroom Tech designee; and (c) the issuance of 10 million shares (50,000 shares after reverse split) of common stock to the seller of Classroom Tech. Classroom Tech provides cutting-edge presentation products to schools, training facilities, churches, corporations and retail establishments. Their high-quality solutions are customized to meet a variety of needs and budgets in order to provide the best in education and presentation technology. Classroom Tech direct-sources and imports many devices and components which allows us to be innovative, nimble, and capable of delivering a broad range of cost-effective solutions. Classroom Tech also offers in-house service and repair facilities and carries many top brands.

The financial statements after the completion of the merger and acquisition include the consolidated assets and liabilities of the combined company (collectively Galaxy Next Generation, Inc., Interlock Concepts, Inc., Ehlert Solutions Group, Inc. and Classroom Tech referred to collectively as the “Company”).

All intercompany transactions and accounts have been eliminated in the consolidation.

Our common stock is traded on the over-the-counter markets under the stock symbol “GAXY.”

Reverse Stock Split

Effective March 7, 2022, we effected a one-for-two hundred reverse stock split of our authorized and outstanding shares of common stock. All per share numbers reflect the one-for-two hundred reverse stock split.

Recent Events

On November 8, 2022, we entered into a Securities Purchase Agreement with an investor pursuant to which we issued a 12% promissory note in the principal amount of $310,000 for net proceeds of $279,000, together with a first warrant to purchase 2,100,000 shares of our common stock and a second warrant to purchase 2,100,000 shares of our common stock. We issued 500,000 shares to the investor as commitment fee shares. The note matures in 12 months and is convertible in the event of a default.

On August 31, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an investor pursuant to which we issued a 12% promissory note in the principal amount of $900,000 (the “Note”) for net proceeds of $765,000, together with a warrant (the “Warrant”) to purchase 1,000,000 shares of our common stock (the “Warrant Shares”) and an agreement to issue 3,000,000 shares of our common stock to the investor as commitment fee shares (the “Commitment Fee Shares”) in respect of a $450,000 commitment fee.  We applied $400,000 of the proceeds from the sale of the Note and the Warrant to repay principal and interest obligations accrued under a 12% Promissory Note, dated June 21, 2022, issued by us in the principal amount of $600,000 to the investor.

The Note bears interest at 12% per annum and is due and payable on August 31, 2023 (the “Maturity Date”). Any amount of principal or interest on the Note which is not paid when due will bear default interest at the rate of the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum amount permitted under law. In the event we receive gross proceeds of at least $5,000,000 in connection with any debt or equity financing, we have agreed to apply a portion of the proceeds from such financing to repay the Note in full.

The Note is convertible in the event of a default into our common stock at a conversion price (the “Conversion Price”) equal to the lowest trading price (i) during the previous twenty (20) trading day period ending on the date of issuance of the Note, or (ii) during the previous twenty (20) trading day period ending on the conversion date. If in the case that our common stock is not deliverable by DWAC, an additional 10% discount will apply for all future conversions until DWAC delivery becomes available. If in the case that our common stock is “chilled” for deposit into the DTC system and only eligible for clearing deposit, an additional 15% discount will apply for all future conversions under all Note until such chill is lifted. Additionally, if we cease to be an Exchange Act reporting company or if the Note cannot be converted into free trading shares after one hundred eighty-one (181) days from the issue date (other than as a result of the holder’s status as our affiliate), an additional 15% discount will be attributed to the conversion price. If we fail to maintain its status as “DTC Eligible” for any reason, the principal amount of the Note will increase by $5,000 and the conversion price will be redefined to mean 70% multiplied by the market price of the common stock.

So long as the Note is outstanding, upon any issuance by us or any of our subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the holder of the Note, then we  shall notify the holder of such additional or more favorable term and such term, at holder’s option, will become a part of the transaction documents with the holder. If while the Note is outstanding a third-party has the right to convert monies owed into common stock at a discount to market greater than the Conversion Price in effect at that time (before all other applicable adjustments in the Note), then the holder, in holder’s sole discretion, may utilize such greater discount percentage. In no event will the holder be entitled to convert any portion of the Note in excess of that portion which would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock.

So long as we have any obligation under the Note, we may not, without the holder’s written consent, create, incur, assume guarantee, or otherwise become liable upon the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date the Note was issued and of which the Company has informed holder, (b) indebtedness to trade creditors financial institutions or other lenders incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay the Note, or (d) borrowings which are expressly subordinated to the Note.

Upon the occurrence of certain events of default specified in the Note, such as a failure to honor a conversion request, failure to maintain our listing or our failure to comply with our obligations under the Exchange Act, 200% of all amounts owed to holder under the Note, including default interest if any, shall then become due and payable. Upon the occurrence of other events of default specified in the Note, such as a breach of our representations or covenants or the failure to register the Commitment Fee Shares as required by the Securities Purchase Agreement or the Warrant Shares as required by the Warrant, all amounts owed to holder under the Note, including default interest if any, shall then become due and payable. Further, if we fail to maintain our listing, fail to comply with its obligations under the Exchange Act or lose the “bid” price for our common stock for a period of five (5) days after written notice thereof to us, after the nine-month anniversary of the Note, then the principal amount of the Note will increase by $15,000 and the holder shall be entitled to use the lowest trading price during the delinquency period as a base price for the conversion and the conversion price shall be redefined to mean forty percent (40%) multiplied by the market price of the common stock.

The Warrant is exercisable, commencing on the earlier of (i) the date that is one hundred eighty-one (181) calendar days after its issuance date or (ii) the date that we consummate an Uplist Offering (as defined in this Warrant), for a period of five years at an initial exercise price of $.01, subject to adjustment for stock splits, stock dividends or similar event, provided, however, that if we consummates an Uplist Offering on or before the date that is one hundred eighty (180) calendar days after the issuance date, then the exercise price will equal the lower of (i) offering price per share of common stock (or unit, if units are offered in the Uplist Offering) at which the Uplist Offering is made or (ii) the exercise price of any warrant(s) issued by us in connection with the Uplist Offering. If while the Warrant is outstanding, we issue or sell, or are deemed to have issued or sold, any warrant or option to purchase common stock and/or common stock equivalents other than in connection with an exempt issuance (as defined), with a purchase price per share less than the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price then in effect will be reduced to an amount equal to the new issuance price. In the event the Company fails to timely file a registration statement for the shares issuable upon exercise of the Warrant the Warrant may be exercised on a cashless basis. In no event will the holder be entitled to exercise any portion of the Warrant in excess of that portion which would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock.

We agreed to include the shares exercisable upon exercise of the Warrant and the Commitment Fee Shares in a registration statement filed by us no later than the date that is thirty (30) days following the later of (i) the consummation of the Uplist Offering, or (ii) the Maturity Date, and to cause the registration statement to be declared effective within ninety (90) days of its filing.

The Securities Purchase Agreement provides that if we issue any shares of common stock at a price per share of less than $0.15 during the period beginning on the date which is the six (6) month anniversary of the closing date (the “Adjustment Period”), we will issue to investor additional Commitment Fee Shares such that the price per share of the aggregate amount of Commitment Fee Shares (including such additional Commitment Fee Shares) equals such lower price per share. The Securities Purchase Agreement further provides that the investor may elect during the Adjustment Period to provide us with a reconciliation statement showing the net proceeds actually received from the sale of the Commitment Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by investor of the Sale Reconciliation, the investor has not realized net proceeds from the sale of such Commitment Fee Shares equal to at least the Commitment Fee, then the Company is obligated to pay, within five (5) business days, the applicable shortfall amount in cash or immediately take all required action necessary to cause the issuance of additional shares of common stock to the investor in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Commitment Fee Shares, the investor will have received total net funds equal to the Commitment Fee. The Securities Purchase Agreement provides that the Commitment Fee Shares shall be issued to the investor upon the earlier of: (i) the consummation of the Uplist Offering, (ii) August 31, 2023, or (iii) the repayment in full of the Company’s obligations under the Note.

Critical Accounting Estimates

Management’s Discussion and Analysis discusses our consolidated financial statements which have been prepared in accordance with United States Generally Accepted Accounting Principles (U.S. GAAP). The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date and reported amounts of revenue and expenses during the reporting period. On an ongoing basis, we evaluate our estimates and judgments. We base our estimates and judgments on historical experience and on various other factors that are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue recognition

We recognize revenue to depict the transfer of promised goods to the customer in an amount the reflects the consideration to which we expect to be entitled in exchange for those goods in accordance with the provisions of ASC 606, “Revenue from Contracts with Customers.”

Stock Compensation

We record stock-based compensation in accordance with the provisions set forth in ASC 718. ASC 718 requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards. We, from time to time, may issue common stock to acquire services or goods from non-employees. Common stock issued to persons other than employees or directors are recorded on the basis of their fair value.

Business Combinations

We account for business combinations under the acquisition method of accounting. Under this method, acquired assets, including separately identifiable intangible assets, and any assumed liabilities are recorded at their acquisition date estimated fair value. The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents the goodwill amount resulting from the acquisition. Determining the fair value of assets acquired and liabilities assumed involves the use of significant estimates and assumptions.

Goodwill

Goodwill is not amortized, but is reviewed for impairment at least annually, or more frequently when events or changes in circumstances indicate that the carrying value may not be recoverable. Judgements regarding indicators of potential impairment are based on market conditions and operational performance of the business. If management concludes, based on its assessment of relevant events, facts and circumstances that it is more likely than not that a reporting unit’s carrying value is greater than its fair value, then a goodwill impairment charge is recognized for the amount in excess, not to exceed the total amount of goodwill allocated to that reporting unit.

Intangible Assets

Intangible assets are stated at the lower of cost or fair value. Intangible assets are amortized on a straight- line basis over periods ranging from three to six years, representing the period over which we expect to receive future economic benefits from these assets.

Recent Accounting Pronouncements Accounting Pronouncements Not Yet Adopted

For a description of recent accounting pronouncements, including the expected dates of adoption and estimated effects, if any, on our audited consolidated financial statements Note 1, “Summary of Significant Accounting Policies” to the consolidated financial statements in this prospectus.

Results of Operations for the Three Months Ended September 30, 2022 and 2021

Financial Results and Performance Metrics Overview

The table below presents an analysis of selected line items period-over-period in our interim Condensed Consolidated Statements of Operations for the periods indicated.

Revenue

Total revenues recognized were $619,053 and $1,684,771 for the three months ended September 30, 2022 and 2021, respectively, a decrease of approximately 63%. Additionally, deferred revenue amounted to $647,433 and $175,436 as of September 30, 2022 and June 30, 2022, respectively. Revenues decreased during the three months ended September 30, 2022 due to delays in supply chain issues which resulted in a large increase in deferred revenue at quarter end.

Cost of Sales and Gross Margin

Our cost of sales was $271,485 and $1,018,763 for the three months ended September 30, 2022 and 2021, respectively, a decrease of approximately 73%. Cost of sales consists primarily of manufacturing, freight, and installation costs. There are no significant overhead costs which impact cost of sales. Cost of sales decreased during the three months ended September 30, 2022 due to the decrease in revenue as well as our shift to selling products that are lower cost with higher profit margins.

General and Administrative

Three months ended	September 30, 2022	September 30, 2021
Stock compensation and stock issued for services	$ 188,128	$ 32,750
General and administrative	1,431,979	1,498,124
Total General and Administrative Expenses	$ 1,620,107	$ 1,530,874

Total general and administrative expenses (including stock issued for services expenses) were $1,620,107 and $1,530,874 for the three months ended September 30, 2022 and 2021, respectively.

Other Income (Expense)

Three months ended	September 30, 2022	September 30, 2021
Other Income	$ 2,543	$ -
Expenses related to notes payable:
Change in fair value of derivative liability	-	1,008,000
Interest accretion	(121,270)	(8,750)
Interest related to equity purchase agreement	-	(252,900)
Interest expense	(162,377)	(267,511)

Total Other Income (Expense)	$ (281,104)	$ 478,839

Interest expense amounted to $162,377 and $520,411 for the three months ended September 30, 2022 and 2021, respectively, a decrease of 69%. Interest expense of $162,377 and $267,511 during the three months ended September 30, 2022 and 2021, was due to interest paid on notes payable.  The change in the fair value of the derivative was due to the elimination of the derivative in December 2021, when convertible notes were exchanged for Series F stock.

Net Loss for the Period

Net loss incurred for the three months ended September 30, 2022 and 2021 was $1,553,643 and $386,027, respectively, an increase of approximately 302%. Noncash contributing factors for the net loss incurred for the three months ended September 30, 2022 and 2021 are as follows:

a). $188,128 and $32,750 represent noncash consulting fees paid through the issuance of stock for the three months ended September 30, 2022 and 2021, respectively.

b). Noncash interest expenses of $0 and $252,900 for the three months ended September 30, 2022 and 2021, respectively.

c). Depreciation and amortization expenses related to intangibles and capitalized development costs of $177,376 and $130,145 for the three months ended September 30, 2022 and 2021, respectively.

Results of Operations for the Years Ended June 30, 2022 and 2021

Financial Results and Performance Metrics Overview

The table below presents an analysis of selected line items period-over-period in our Consolidated Statements of Operations for the periods indicated.

Revenue

Total revenues recognized were $3,941,832 and $3,773,605 for the years ended June 30, 2022 and 2021, respectively, an increase of 4%. Additionally, deferred revenue amounted to $175,436 and $453,862 as of June 30, 2022 and 2021, respectively. Revenues during the years ended June 30, 2022 and 2021 substantially consisted of revenues from sales of technology interactive panels and related products, bell paging and intercom system installations, and audio amplification OEM sales.  Revenues increased during the year ended June 30, 2022 due to the increases in the customer base for our products, partially as a result of the pandemic, as well as additional revenues received through our OEM channel.

Cost of Sales and Gross Profit

Our cost of sales was $3,387,490 and $2,077,342 for the years ended June 30, 2022 and 2021, respectively, an increase of approximately 63%. Cost of sales for the years ended June 30, 2022 and 2021 consists primarily of manufacturing, freight, amortization of capitalized development costs, delivery and installation. Gross profit decreased due to amortization of capitalized development costs and increased costs for freight and delivery. In addition, we reduced pricing on certain products due to competition and our product mix changed to lower margin items in the current year. Our gross profit as a percentage of total revenues was 14% and 45% for the years ended June 30, 2022 and 2021, respectively.

General and Administrative

The tables below represent an annual comparison discussed in the financial statements:

Year ended	June 30, 2022	June 30, 2021
Stock issued for services and donated	$ 172,852	$ 2,778,550
General and administrative	5,108,441	5,089,979
Total General and Administrative Expenses	$ 5,281,293	$ 7,868,529

Total general and administrative expenses were $5,281,293 and $7,868,529 for the years ended June 30, 2022 and 2021, respectively, a decrease of approximately 33%. General and administrative expenses for the years ended June 30, 2022 and June 30, 2021 consist primarily of salaries and stock issued for consulting services and donation expenses, insurance, rent, marketing, travel, amortization, and professional fees. Of this amount, $172,852 and $2,778,550 represent stock issued for consulting services and donations, which did not impact cash, for the years ended June 30, 2022 and 2021, respectively.

The decrease was due to the increase in costs capitalized for product development, and reductions of costs associated with remote and virtual tradeshows, professional fees and other cost savings strategies implemented by management.

Other Income (Expense)

Year ended	June 30, 2022	June 30, 2021
Other income	$ 7,878	$ 456,579
Expenses related to convertible notes payable:
Change in fair value of derivative liability	1,842,000	(1,619,583)
Interest accretion	(91,143)	(382,436)
Interest expense related to equity purchase agreement	(2,143,500)	(8,462,297)
Interest expense	(1,139,240)	(8,254,333)

Total Other Income (Expense)	$ (1,524,005)	$ (18,262,070)

Interest expense amounted to $1,139,240 and $8,254,333 for the years ended June 30, 2022 and 2021, respectively. Interest expense related to the equity purchase agreement decreased to $2,143,500 for the year ended June 30, 2022 as compared to $8,462,297 for the year ended June 30, 2021. The decrease in interest expense was due to the expiration of our equity purchase agreement and a reduction of notes payable.

During the years ended June 30, 2022 and 2021, we amortized $91,143 and $382,436 of original issue debt discount on notes payable to interest accretion.

Net Loss for the Period

As a result of the foregoing, net loss incurred for the years ended June 30, 2022 and 2021 was $6,250,956 and $24,434,336, respectively, a decrease of 74%. Noncash contributing factors for the net loss incurred for the years ended June 30, 2022 and 2021 is as follows:

a) $172,852 and $2,778,550 representing stock issued for consulting services and donation expenses for the years ended June 30, 2022 and 2021, respectively.

b) amortization of intangible assets and capitalized development costs for the years ended June 30, 2022 and 2021 totaling $525,307 and $474,635, respectively; and

c) impairment charges taken of $195,346 and $0 on acquired assets for the years ended June 30, 2022 and 2021.

Off-Balance Sheet Arrangements

Other than our commitments discussed in Note 10 to our audited financial statements for the years ended June 30, 2022 and 2021, we did not have any off-balance sheet arrangements.

Liquidity and Capital Resources

To date our revenues generated from operations have been insufficient to support our operational activities and have been supplemented by the proceeds from the issuance of securities, including equity and debt issuances. As stated in Note 14 of the notes to the consolidated financial statements included in this prospectus, our ability to continue as a going concern is dependent upon management’s ability to raise capital from the sale of its equity and, ultimately, the achievement of operating revenues. If our revenues continue to be insufficient to support our operational activities, we intend to raise additional capital through the sale of equity securities or borrowings from financial institutions and possibly from related and nonrelated parties who may in fact lend to us on reasonable terms. Management believes that its actions to secure additional funding will allow us to continue as a going concern. We currently do not have any committed sources of financing other than our accounts receivable factoring agreement and the purchase agreement with ClearThink, each of which requires us to meet certain conditions to utilize. During the years ended June 30, 2022 and 2021, we raised $500,000 from the sale of 500,000 shares of our common stock under a purchase agreement with an investor and $5,073,438 from the sale of 3,279,693 shares of our common stock under the Amended and Restated Equity Purchase Agreement with Tysadco Partners LLC. In addition, during the year ended June 30, 2022, we received proceeds of $2,490,500 from the issuance of notes. There can be no assurance that we will meet all or any of the requirements pursuant to our accounts receivable factoring agreement, and therefore the financing option may be unavailable to us. There is no guarantee we will be successful in raising capital outside of our current sources, and if so, that we will be able to do so on favorable terms.

Our cash totaled $163,126 at September 30, 2022, as compared with $300,899 at June 30, 2022, a decrease of $137,773. Net cash of $501,160 and $420,559 was used in operations and investing activities, respectively, for the three months ended September 30, 2022. Net cash of $872,809 and $4,160 was used in operations and investing activities, respectively, for the three months ended September 30, 2021. Net cash of $783,946 was provided from financing activities for the three months ended September 30, 2022, primarily due to proceeds from notes payable agreements. Net cash of $689,669 was provided from financing activities for the three months ended September 30, 2021, primarily due to proceeds from an equity purchase agreement.

Our cash totaled $300,899 at June 30, 2022, as compared with $541,591 at June 30, 2021, a decrease of 44%. Net cash of $1,178,009 was used in operations for the year ended June 30, 2022. Net cash of $6,316,265 was used in operations for the year ended June 30, 2021. Net cash of $763,013 was used in investing activities for the year ended June 30, 2022. Net cash of $1,700,330 was provided by financing activities for the year ended June 30, 2022. The majority of this cash was used in the investment of product for orders already received to stay ahead of the potential product shortages we may experience in the future. During the years ended June 30, 2022 and 2021, we raised $2,490,500 and $2,697,730 from the issuance of convertible and nonconvertible notes.

Total liabilities amounted to $6,796,581 and $8,760,482 as of June 30, 2022 and 2021, respectively, primarily consists of borrowings under notes payable, related party notes payable and a line of credit, derivative liability, accounts payable, and deferred revenue.

To implement our business plan, we may require additional financing. Additional financing may come from future equity or debt offerings that could result in dilution to our stockholders. Further, adverse capital and credit market conditions could limit our access to capital. We may be unable to raise capital or bear an unattractive cost of capital that could reduce our financial flexibility.

Our long-term liquidity requirements will depend on many factors, including the rate at which we grow our business and footprint in the industries. To the extent that the funds generated from operations are insufficient to fund our activities in the long term, we may be required to raise additional funds through public or private financing. No assurance can be given that additional financing will be available or that, if it is available, it will be on terms acceptable to us.

Non-GAAP Disclosure

Net loss less stock compensation, and general and administrative expense, less stock compensation and impairment expenses, noted below, are non-GAAP measures and do not have standardized definitions under GAAP. The tables below provide a reconciliation of the non-GAAP financial measures, presented herein, to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the non-GAAP financial measures provide additional perspective and insights when analyzing the core operating performance of the business. The non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

Year ended	June 30, 2022	June 30, 2021
Revenue	$ 3,941,832	$ 3,773,605
Gross profit	554,342	1,696,263
General and administrative expense, less stock issued for services and donated	5,108,441	5,089,979
Net Loss less stock issued for services and donated	$(5,662,783)	$(3,393,743)

BUSINESS

Business Overview

We are a manufacturer and U.S. distributor of interactive learning technologies and enhanced audio solutions. We are engaged in a full range of activities: marketing and sales, engineering and product design and development, manufacturing, and distributing. We develop both hardware and software that allows the presenter and participant to engage in a fully collaborative instructional environment. We also develop award winning classroom audio solutions, school public address (“PA”) and Intercom products, and emergency communication applications creating a full line card offering for classrooms to our channel partners. Our product offerings include our own private-label interactive touch screen panel, our own Intercom, Bell, and Paging solution, as well as an audio amplification line of products that is currently supported by both direct sales and through original equipment manufacturer (“OEM”) relationships. Out distribution channel consists of a direct sales model, as well as approximately 44 resellers across the U.S. that primarily sell the products offered by us within the commercial and educational market. We do not control where the resellers focus their reselling efforts; however, the K-12 education market is the largest customer base for our products comprising nearly 90% of our sales. In addition, our OEM division manufacturers products for other vendors in our industry and white labels the products under other brands.

We believe the market space for interactive technology in the classroom is a perpetual highway of business opportunity, especially in light of the global ongoing novel coronavirus (“COVID-19”) pandemic as school systems have sought to expand their ability to operate remotely. Public and private school systems are in a continuous race to modernize their learning environments. Our goal is to be an early provider of the best and most modern technology available.

We are striving to become a leader in the market for interactive flat panel technology, associated software, and peripheral devices for classrooms. Our goal is to provide an intuitive system to enhance the learning environment and create easy to use technology for the teacher, increasing student engagement and achievement. Our products are developed and backed by a management team with more than 30 combined years in the classroom technology space.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Industry Background and Trends

Over the years, our products have evolved significantly from interactive whiteboards and other analog type classroom technologies to high-definition displays and collaboration software. In the mid-2000s, schools began to adopt interactive whiteboard type technology to assist in increasing student engagement and give teachers tools that were more amenable to the way our students were learning. This evolution continues to move towards learning environments that are flexible, collaborative, and motivating for our digital natives.

The educational technology market is currently experiencing substantial growth due to government mandates for improving the education results in the United States. Education, governments, corporations, and individuals are recognizing the growing need to utilize technology for more effective delivery of information to educate end users. Today, most classrooms are equipped with some type of smart board technology but given the ever-changing nature of technology, previous investments are becoming obsolete. The industry has several hundred technology resellers, selling a variety of products, already selling to these entities directly. Our goal is to target the resellers to gain market share growth in the education technology market. With the global spread of the COVID-19 pandemic, we have implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on our employees and business. While our sales have not declined and have increased as school systems have sought to expand their ability to operate remotely during this pandemic, we have experienced supply chain delays.

Description of Business

We are engaged in a full range of activities: marketing and sales, engineering and product design and development, manufacturing, and distributing. We are a manufacturer and distributor of interactive learning technologies and enhanced audio solutions. We develop both hardware and software that allows the presenter and participant to engage in a fully collaborative instructional environment. We also develop award winning classroom audio solutions and school PA and Intercom products, creating a full line card offering for classrooms to our channel partners.

Marketing and Sales. Our sales force is comprised of direct sales staff and resellers located throughout the United States supporting all customer types in both sales and service. We historically have used a direct sales force for our Interactive Panel line of products and accessories. We utilize our resellers where geographically available and continue to expand the number of resellers available to us to market and sell the product line(s) into new territories. Our current distribution channel consists of 44 resellers across the United States who primarily sell our product within the commercial and educational market. While we do not control where our resellers focus their efforts, based on experience, the kindergarten through 12th grade education market is the largest customer base for the product, comprising nearly 90% of all purchases. We support our direct sales team as well as our resellers through direct mail/email advertising, social media campaigns, trade journal advertising, trade show exhibitions and accessibility to our regional teams for online and on-site demonstrations and meetings.

Engineering and Product Design and Development. The education technology sector is characterized by ongoing product innovations and developments in technology and advancements in the way we learn. To remain competitive, we have a tradition of applying engineering resources throughout our business to anticipate and respond rapidly to the product needs in the marketplace. We employ and contract with engineers and technicians in the areas of mechanical and electrical design; application engineering; software design; and customer and product support. We work closely with our customers to ensure product changes and upgrades are in line with end user needs and goals. Product improvements and quality control and of upmost importance to our development team and high-level testing and certifications go into each new product design.

Manufacturing. We are the OEM for an audio amplification device used primarily in classrooms. Most of these products are manufactured in the United States, specifically in Arizona, Washington, and Utah. We contract out most component manufacturing, but handle internally system manufacturing (electronic assembly, sub-assembly, programming, and final assembly) and testing to manage quality control, improve response time, and maximize cost-effectiveness. A key strategy of ours is to increase our OEM partners and standardize on commonality of parts across all product lines to increase efficiencies.

Distributing. We are also the original design manufacturer (“ODM”) for our line of Interactive Flat Panels and accessories. Most of these products are manufactured outside of the United States, primarily in China. We perform product testing, programming, and software installation state-side to ensure quality control and maximize order response time.

Customer Service and Support. We offer limited warranties on our products, ranging from 0 to 5 years, against failure due to defective parts of workmanship. In addition, we offer service agreements of various scopes mostly related to our Bell, Paging, and Intercom products. To serve our customers, we provide a help-desk access, parts repair, and product replacement. Our technical help desk is available for customer support and is positioned to repair via phone or email most warranty issues. Our field service personnel and third-party service partners are trained to provide on-site support or product replacements.

Products and Technologies

The three key components of our product line are our (i) interactive flat panels, (ii) bell, paging, and intercom solutions, and (iii) classroom audio amplification device(s). We distribute flat panels in a variety of sizes and configurations. There are many accessories related to this product line that can increase the user experience. Our bell, paging, and intercom products are powered by our proprietary software and are designed specifically for the user in terms of the accompanying hardware. Our audio amplification product(s) are manufactured for other distributors and have several components that make up the product in which they package and sell.

Our products are comprised of the following product families:

1.	G2 Slim Interactive Flat Panel Display(s) (IFPD)
o Interactive Learning Software
o Interactive Panel Control Software
o Integrated PC for IFPD
o Mobile Carts, Mounts, and Accessories for IFPD

2.	G2 Communicator Bell, Paging, and Intercom
o G2 Communicator Software
o Cloud or On-premise hosting server
o IP end points of varying solutions
o G2 Visual Communicator

3.	G2 Secure
o Visual Alerts
o Door Hardening Monitoring
o Device Monitoring
o Chat Access with First Responders

4.	Classroom Audio Amplification Solutions
o Amplifier(s)
o Door Hardening Monitoring
o Student Microphone(s)
o call Switch
o Assisted Listening Device

Each of these product families are described below:

G2 Slim Interactive Flat Panel Displays. These LED interactive touch panel devices are sold in a variety of sizes; 55", 65", 75" and 86". They are mainly controlled and operated by an Android operating system and are equipped with several different applications that enhance the learning or collaborative environment. Each panel is sold with a wireless streaming application that allows for the participants to ‘cast’ from their device to the interactive flat panel’s display. We also offer a bundled solution for a more robust software suite to include interactive whiteboarding software, educational games, and pre-made interactive lessons. We offer a range of mounting and installation options including mobile carts, carts that convert to flat tables, and wall mounting options. In addition to the onboard Android operating system, we also offer an integrated Windows machine that is customizable to the client’s specifications.

G2 Communicator Bell, Paging, and Intercom. Our proprietary line ‘G2 Communicator’ offers a solution, either in-cloud or on-premise, for initiating bells, paging, or intercom calls. It offers clients a simple user interface with mapping software, zoning, and device management to fluidly run the system, initiate calls, or manage offline devices from any internet enabled hardware device. We offer our solution as a fully packaged G2 Suite, with our own branded 7-volt amplifiers, IP endpoints, and IP speakers, or it is integrated into existing environments where other branded peripherals are already installed. This gives us flexibility to accommodate not only new system installs but also building remodels and infrastructure build outs.

Our newest addition to the G2 Communicator family of products is the G2 Visual Communicator. This product offers an alerting system (often referred to as G2 Visual Alerts) which overtakes the screen of any enrolled device to send instant communications anytime and from anywhere. Its integration with the bell, paging, and intercom products make it an easy upgrade to be able to have the ADA (Americans with Disabilities Act of 1990) compliant component of a visual bell or page while also offering a solution in emergency situations to make sure communication is being delivered throughout the building in an audible and visual way.

G2 Secure was brought to market this year and resides as a module inside of G2 Communicator. G2 Secure enables quick and efficient communication throughout the campus and with first responders during crisis situations. G2 Secure also can monitor other safety devices, such as door locks, access control, and video doorbells to make sure the school is ‘hardened’ and safe from further unwanted penetration. Future development of this product will include additional features such as, student check-in so that the school admin has immediate insight into the safety of each individual.

Classroom Audio Amplification Solutions. Most of our audio solutions are currently being sold to companies as a white labeled product and do not carry the ‘G2’ brand. This product family includes an amplifier which carries audio from both the teacher microphone and the student microphone to speakers throughout the environment. The product was developed internally by our engineering team and has unique technological features specific to our intellectual properties. The amplifier supports many inputs and outputs and allows for SIP (Session Initiation Protocol) calls and multicast protocols to pass through, giving our development team flexibility on future upgrades. This particular product family also carries our ‘Call Switch’ which allows for one-button communication between the room in which it is installed and the central location for communication. It includes a button for basic two way calls as well as a separate button for emergency calls. The bulk of our future development is within this family of products and we continue to not only expand our product offerings in the audio amplification segment but also our customers within our white labeled offerings.

Raw Materials

Materials used in the production of our manufactured items are sourced from around the world. Examples of the materials we use in production include plastics, integrated circuits, printed circuit boards, power supplies, and other raw materials. We source most of our materials from multiple sources but may still have a limited number of suppliers due to the proprietary nature of the materials. Part unavailability, tariff changes, or defects in components could have an adverse impact on our business and operations. Our sourcing partners and internal team works to implement strategies to mitigate these risks.

During late fiscal 2022, supply chain disruptions began to emerge because of the COVID-19 pandemic, including shipping container shortages and changes in global demand We were specifically impacted by the global shortage of semiconductors and related electronic components, other materials needed for production, and freight availability. We have internally adapted new ways of securing components and raw material to mitigate these issues and will continue to monitor the impact or potential impact any supply shortages may have on our business.

Intellectual Property

We own or hold licenses to use numerous patents, copyrights, and trademarks on a global basis. Our policy is to protect our competitive position by filing U.S. and international patent applications to protect technology and improvements that we consider important to the development of our business. This should allow us to pursue infringement claims against competitors for protection due to patent violations. Although we own patents and possess rights under others to which we attach importance, we do not believe that our business is materially dependent upon any such patents or rights. We also own a number of trademarks that we believe are important in connection with the identification of our products and associated good will with customers, but no part of our business materially depends on such trademarks. We also rely on nondisclosure agreements with our employees and agents to protect our intellectual property. Despite these intellectual property protections, there can be no assurance a competitor will not copy the functions or features of our products.

As of September 20, 2022, we had two (2) US patent issued and two (2) pending publications, one utility patent filed on January 22, 2019 and 1 design patent filed on July 2, 2019:

(1) 70701-1040, entitled “ASSISTIVE LISTENING SYSTEM THAT USES SOUND WAVES FOR DEVICE PAIRING.” Our US patent has terms until January 22, 2039.

(2) US11363379B2, entitled “AUDIO/VISUAL DEVICE WITH CENTRAL CONTROL, ASSISTIVE LISTENING, OR A SCREEN.” Our US patent has terms until June 12, 2039.

Seasonality

Our revenue has historically fluctuated due to the impact of purchasing cycles with school budgets. School budgets follow a June 30 year end, and because of this, we see larger ordering towards the end of the school fiscal year and the beginning of the school fiscal year when new budgets are allocated.

Because of the seasonality and volatility in business demand and variety of product types, we may not be able to utilize our capacity efficiently or accurately plan our capacity requirements, which may negatively affect our business and operating results.

We have added additional revenue streams with our OEM customers in order to mitigate this historic seasonality and hope to extend our offerings into other verticals outside of education in order to have a more constant sales cycle moving forward

Opportunities and Plan of Operations

We believe that our products, both hardware and software, and the products we intend to develop as part of our extensive product road map, positions us to be one of the leading providers of interactive educational products and audio amplification devices. We believe that the increase in consumer spending along with the ever-evolving increase in standards for curriculum are two driving forces for the increase in the demand for interactive educational technology. Some additional factors that we believe will impact our opportunity include:

1. Significant resources are being devoted to primary and secondary education, both in the United States and abroad. As set forth in the Executive Office of the President, Council of Economic Advisers Report, United States education expenditure (primary, secondary and post-secondary) has been estimated at approximately $1.3 trillion, with primary and secondary education accounting for close to half ($625 billion) of this spending. Global spending is approximated at roughly triple United States spending for primary and secondary education.

2. The United States primary and secondary market has always been a point of political debate and scrutiny. With American students ranking far behind other global students in international tests, the United States education system severely impairs the United States’ economic, military, and diplomatic security as well as broader components of America’s global leadership.

3. The United States education system has also seen major increases in budgets due to stimulus funds being distributed due to the COVID-19 pandemic. Schools are encouraged to spend their CARES and ESSER monies on technology and products such as ours to assist them in overcoming the new challenges the pandemic has caused within our education system.

4. The demand for Interactive Flat Panels is on the rise. With traditional interactive whiteboards having been in the market for more than fifteen years, many of these technologies are coming to a refresh period and are being replaced with the newer, more advanced interactive flat panels.

5. The demand has also increased for our Communicator software, most relevantly our Visual Communicator software as emergency alerting continues to be a best practice to implement school safety procedures.

We intend to build upon our proven ability to produce and sell products. We have begun to implement the growth strategies described below and expect to continue to do so in the upcoming years. In order to implement each goal pertaining to growth, we may need additional capital to implement each strategy, particularly in relation to the target acquisition(s) of complementary businesses or technologies.

We intend to grow our business by using the following methodology:

1. Capitalizing on market trends in the educational industry: We believe our long history of selling into the K-12 education market provides us with the expertise to continue to stay on the cutting edge of new product development and needs of the classroom teacher. We also believe our expertise in customer service and training positions us well for expected growth. We intend to build our core business by leveraging the strengths of our leadership and building out a solid team with experience and expertise in our market.

2. Expanding our reseller channel sales: The educational technology industry is driven to a great extent by relationships. We intend to continue to grow and expand our resellers and integrators in strategic geographical regions so that we can leverage the relationships in the local school systems within those regions.

3. Growth through acquisitions: We believe that the interactive and collaborative classroom as well as school safety and security have many components and moving parts. We intend to stay on the cutting edge of new products by building out our product offerings and line card through strategic acquisitions. Acquisitions provide us with significant opportunities to grow our business by adding complementary products and new innovative technologies to provide a broader experience to our customers. We intend to pursue acquisitions that provide services within our current core product offerings, extend our geographic reach, and expand our product offerings.

4. Further developing intellectual property: We intend to build upon our success in developing original software that we own and license to other brands, and distributors globally. When we develop an original software or application, we retain the copyright and patent of that content. We expect to create additional revenue streams from development fees, brand license fees, distribution license fees and ancillary sources.

5. Expanding our geographic presence: We believe that by expanding our physical presence into select domestic and international regions, we will be better able to attract and retain clients. With a physical presence in strategic locations around the US, we believe we can provide better customer service and offer local services and training resulting in an increase in revenue for those areas.

Logistics and suppliers

Logistics are currently provided by our Toccoa, Georgia, Broomfield, Colorado, Jacksonville, Florida and Peoria, Arizona facilities and multiple import and freight carriers throughout the US. These partners allow us to provide affordable freight routes and shorter delivery times to our customers. Our suppliers for ODM and OEM are located in the USA, China, and Taiwan.

Concentrations

Galaxy contracts the manufacture of its products with domestic and overseas suppliers. The Company’s sales could be adversely impacted by a supplier’s inability to provide Galaxy with an adequate supply of inventory. Galaxy has three vendors that accounted for approximately 83% of purchases for the year ended June 30, 2022 and two vendors that accounted for approximately 75% if purchases for the year ended June 30, 2021, respectively. See risk factor “We are dependent upon a limited number of third-party manufacturers and key suppliers for the components used in our products. Our suppliers may not be able to always supply components or products to us on a timely basis and on favorable terms, and as a result, our dependency on third-party suppliers has adversely affected our revenue and may continue to do so.”

Galaxy has two customers that accounted for approximately 77% of accounts receivable at June 30, 2022 and two customers that accounted for approximately 73% of accounts receivable at June 30, 2021. Galaxy has three customers that account for 66% of revenues for the year ended June 30, 2022. Galaxy has two customers that accounted for approximately 50% of revenues for the year ended June 30, 2021. See the following “Risk Factor”: “For the years ended June 30, 2022 and 2021, we generated a significant portion of our revenue from a limited number of customers.”

Competition

We encounter a wide variety of competitors that vary by product and geographic area. Our competitors include both United States and foreign companies and range in size and product offerings. Our competitors may develop lower-cost or lower-featured products and may be willing to charge lower prices to increase their market share. Some competitors have more capital, supply chain access, and other resources which may allow them to take advantage of acquisition opportunities or adapt more quickly to changes in customer requirements.

The interactive education industry is highly competitive and has frequent product introductions and quick technological advances. With less barriers on the school technology entry, we face heated competition from other interactive panel developers, manufacturers, and distributors. We compete with other developers, manufacturers and distributors of interactive panels and personal computer technologies, tablets, television screens, smart phones, such as Smart Technologies, Promethean, Samsung, Panasonic and ClearTouch.

The classroom audio portion of our industry is less competitive with only approximately 4 major competitors in the US. With our ability to manufacture this product ourselves we have a price advantage over the other players in this market. We also continue to improve features with our team of internal developers to make sure this product line stays at the top of the industry standards.

The Intercom industry has seen tremendous increases in interest and buying, mainly a reflection of the need to make sure that school communication is a top priority during emergency situations. G2 Secure is first to market in terms of integrating the emergency communication platform into an intercom system, giving the schools one platform for all communication.

We believe that our ability to compete depends upon customer centric product quality and features, technical expertise, and cost-effective solutions.

Research and Development

We believe our experience in engineering, process design, product design and development capabilities, and the investments made in our team to date, such as hiring third-party developers, designers and coders are very important factors in being able to continue to develop, produce, and offer the most up-to-date technology desired by our market.

Over the past four years, we have invested in our team third-party developers, designers and coders and our development to increase our differentiated product platforms, advance our software architecture and offerings, support customer requirements, and advance our competitive landscape.

Product design and development investments in the near term are focused on developing or improving our audio technology and our school safety technology. The new technologies are focused on improving communication in schools during crisis events to ensure safety protocols are accessible and easy to manage by school employees.

Material Agreements

Manufacturer and Distributorship Agreement

On September 15, 2018, we signed an agreement with a company in China for the manufacture of Galaxy’s SLIM series of interactive panels. The manufacturer agreed to manufacture, and we agreed to be the sole distributor of the interactive panels in the United States for a term of two years. The agreement includes a commitment by us to purchase $2 million of product during the first year beginning September 2018. If the minimum purchase is not met, the manufacturer can require us to establish a performance improvement plan, and the manufacturer has the right to terminate the agreement. The payment terms are 20% in advance, 30% after the product is ready to ship, and the remaining 50% 45 days after receipt. The manufacturer provides us with the product, including a three-year manufacturer’s warranty from the date of shipment. The agreement renews automatically in two-year increments unless three months’ notice is given by either party. We have met the requirements of the agreement.

Accounts Receivable Factoring Agreement

On July 30, 2020, we entered into a two-year accounts receivable factoring agreement with a financial services company to provide working capital. The agreement renews automatically for a two-year period, unless notice is provided. Pursuant the agreement, the financial services company will pay us an amount up to eighty percent (80%) of the purchase price for the purchased accounts. Factoring fees are 2.5% of the face value of the account receivable sold to the factoring agent per month until collected. For collections over 90 days from the invoice date, the fee increases to 3.5%. The agreement contains a credit line of $1,000,000 and requires a minimum of $300,000 of factored receivables per calendar quarter. The agreement includes early termination fees and is guaranteed by us and by two of the stockholders individually. We paid collection fees of $73,865 and $77,600 during the years ended June 30, 2022 and 2021, respectively.

Human Capital

Our core values support our commitment to our employees. We believe that our success depends upon our ability to attract, develop, retain, and motivate key personnel. We seek to recruit, retain, and develop our existing and future workforce for decade-long engagements to build long-term mutual prosperity. We encourage each employee to proactively and continuously build self-awareness and openness to others’ experiences and perspectives. We also provide competitive salaries and opportunities for bonuses in order to attract and retain employees.

The safety and well-being of our team members is a top priority and we believe every team member plays an essential role in creating a safe and healthy workplace. We provide our employees and their families with access to a variety of health programs. In response to COVID-19, we implemented changes that we consider to be in the best interest of our employees. We implemented additional safety measures for employees continuing critical on-site work and allowed for employees to work from home when able. We believe we have been able to preserve our business continuity without sacrificing our commitment to keeping our employees safe during the COVID-19 pandemic.

As of June 30, 2022, we had approximately twenty-four full time employees, of whom four are executives, six employees are engaged in product development, engineering and research and development, eight employees are engaged in sales and marketing, four employees are engaged in administrative and clerical services and two employees are engaged in service and training. In addition, approximately two individuals provide consulting services as independent contractors.

None of our employees are represented by labor organizations. We consider our relationship with our employees to be excellent.

Corporate History

Galaxy Next Generation LTD CO. (“Galaxy CO”) was organized in the state of Georgia in February 2017 while R&G Sales, Inc. (“R&G”) was organized in the state of Georgia in August 2004. Galaxy CO merged with R&G (“common controlled merger”) on March 16, 2018, with R&G becoming the surviving company. R&G subsequently changed its name to Galaxy Next Generation, Inc. (“Private Galaxy”).

FullCircle Registry, Inc. (“FLCR”), which was originally organized as a Nevada corporation in 2000 as Excel Publishing, Inc., is a holding company created for the purpose of acquiring small profitable businesses to provide exit plans for those company’s owners. FLCR’s subsidiary, FullCircle Entertainment, Inc. (“Entertainment” or “FLCE”), owned and operated Georgetown 14 Cinemas, a fourteen-theater movie complex located in Indianapolis, Indiana.

On June 22, 2018, we consummated a reverse triangular merger whereby Private Galaxy (co-founded by our now executives, Gary LeCroy (CEO) and Magen McGahee (CFO)), merged with and into our newly formed subsidiary, Galaxy MS, Inc. (“Galaxy MS” or “Merger Sub”), which was formed specifically for the transaction. Under the terms of the merger, the shareholders of Private Galaxy transferred all their outstanding shares of common stock to Galaxy MS, in return for shares of our Series C Preferred Stock. Prior to the merger, we operated under the name FullCircle Registry, Inc. and our operations were based upon our ownership of Georgetown 14 Cinemas, a fourteen-theater movie complex located on approximately seven acres in Indianapolis, Indiana. Prior to the merger, our sole business and source of revenue was from the operation of the theater, and as part of the merger agreement, we had the right to spinout the theater to the prior shareholders of FLCR. Effective February 6, 2019, we sold our interest in the theater to focus our resources on our technology operations.

In recognition of Private Galaxy’s merger with FLCR, several things occurred: (1) on August 30, 2018, FLCR amended and restated its articles of incorporation to change its name from FullCircle Registry, Inc. to Galaxy Next Generation, Inc.; (2) the Company changed its fiscal year end to June 30, effective June 2018; (3) the Company’s authorized shares of preferred stock were increased to 200,000,000 and authorized shares of common stock were increased to 4,000,000,000 (prior to the Reverse Stock Split) both with a par value of $0.0001; (4) the Board of Directors and Executive Officers approved Gary LeCroy, President and Director; Magen McGahee, Secretary and Director; and Carl Austin, Director; and (5) the primary business operated by the combined company became the business that was operated by Private Galaxy.

On September 4, 2019, we acquired 100% of the outstanding capital stock of both Interlock Concepts, Inc. (“Concepts”) and Ehlert Solutions Group, Inc. (“Solutions”) pursuant to the terms of a stock purchase agreement that we entered into with Concepts and Solutions. Under the stock purchase agreement, we acquired 100% of the outstanding capital stock of both Concepts and Solutions. The purchase price for the acquisition was 1,350,000 shares of common stock and a two year note payable to the seller in the principal amount of $3,000,000. The note payable to the seller is subject to adjustment based on the achievement of certain future earnings goals and successful completion of certain pre-acquisition withholding tax issues of Concepts and Solutions.

On October 15, 2020, we acquired the assets of Classroom Technologies Solution, Inc. (“Classroom Tech”) for consideration of (a) paying off a secured Classroom Tech loan, not to exceed the greater of 50% of the value of the Classroom Tech assets acquired or $120,000; (b) the issuance of a promissory note in the amount of $44,526 to a Classroom Tech designee; and (c) the issuance of 10 million shares of common stock to the seller of Classroom Tech.

On March 7, 2022, we effected a reverse stock split of our issued and outstanding shares of common stock on a 1-for-200 basis.

On August 31, 2022, we filed a certificate of amendment to our amended and restated articles of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 200,000,000.

Our principal executive offices are located at 285 Big A Road, Toccoa, Georgia 30577, and our telephone number is (706) 391-5030. Our website address is www.galaxynext.us. Information contained in our website does not form part of this prospectus and is intended for informational purposes only.

COVID-19

In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization determined that the outbreak constituted a “Public Health Emergency of International Concern” and declared a pandemic. The COVID-19 pandemic is disrupting businesses and affecting production and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on our customer demand, sales and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak and the impact on our customers and employees, all of which are uncertain and cannot be predicted. See “Risk Factors” for information regarding certain risks associated with the pandemic.

The COVID-19 pandemic has accelerated cloud transformation efforts for new and existing customers and underscored the importance and mission-critical nature of multi-cloud strategies. Over the last several months, customers have increasingly turned to cloud solutions to pivot to new business models, improved their disaster recovery of mission critical data, migrated to cloud-based solutions and reduced their capital expenditure requirements.

In response to the COVID-19 pandemic, we implemented a number of initiatives to ensure the safety of our employees. Since March 9, 2020, over 90% of our employees work remotely. All of our employees have had the ability to work remotely utilizing solutions the Company provides to their clients and distribution channels. Additionally, our remote, technology-enabled model has enabled minimal disruption to our go-to-market efforts and service delivery organizations.

The effects of the COVID-19 pandemic are rapidly evolving, and the full impact and duration of the virus are unknown. Currently, the COVID-19 pandemic has not had a significant impact on our operations or financial performance; however, the ultimate extent of the impact of the COVID-19 pandemic on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and its impact on our customers, vendors and employees and its impact on our sales cycles as well as industry events, all of which are uncertain and cannot be predicted.

On April 30, 2020, we were granted a loan from a banking institution, in the principal amount of approximately $310,000 (the “Loan”), pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020. The Loan, which was in the form of a Note dated April 30, 2020, matures on April 30, 2022 and bears interest at a fixed rate of 1.00% per annum, payable monthly to Signature Bank, as lender, commencing on November 5, 2020. Funds from the loan may only be used to retain workers and maintain payroll or make mortgage payments, lease payments and utility payments. Management intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. We applied for and was granted forgiveness of the loan.

In May 2020, we received a loan from the SBA under Section 7(b) of the Small Business Act. The $150,000 secured loan matures in May 2050 and accrues interest at an annual rate of 3.75%. The promissory note is collateralized by a security interest in substantially all of our assets. The loan proceeds are to fund working capital needs due to economic injury caused by the COVID-19 pandemic.

The Cares Act allowed employers to defer the deposit and payment of the employer’s share of Social Security taxes from March 27, 2020 through September 30, 2021. The deferred deposits of the employer’s share of Social Security tax must be deposited 50% by December 31, 2021, and 50% by December 31, 2022. The Company’s remaining deferred deposits and current payments due amounted to $457,704 of Social Security Tax at June 30, 2022. In fiscal years 2022 and 2021, the Company applied for Employee Retention Credits and has recognized approximately $40,000 as a reduction to operating expenses in the consolidated statement of operations.

The extent of the impact, if any, will depend on future developments, including actions taken to contain COVID-19. See also “Risk Factors” for more information.

Government Regulation

We are subject to various federal, state, local and international laws with respect to our receipt, storage and processing of personal information and other customer data. If our products do not meet applicable safety or regulatory standards, we could experience lost sales, diverted resources and increased costs, which could have a material adverse effect on our financial condition and results of operations. Our products are subject to environmental regulations in some jurisdictions in which we will do business, we are and will be required to comply with a variety of product safety, product testing and environmental regulations, including compliance with applicable laws and standards with respect to lead content and other child safety and environmental issues. Events that give rise to actual, potential or perceived product safety or environmental concerns could expose us to government enforcement action or private litigation and result in product recalls and other liabilities. In addition, negative consumer perceptions regarding the safety of our products could cause negative publicity and harm our reputation.

For additional detail, please see the following Risk Factor: “If our products fail to comply with consumer product or environmental laws, it could materially affect our financial performance.”

Properties

Our principal offices are located at 285 Big A Road, Toccoa, Georgia 30577. Our corporate telephone number is (706) 391-5030. As of June 30, 2022, we maintained the following operating facilities:

Location	Description	Owned / Leased	Approx. Sq. Ft.
Toccoa, Georgia	Corporate office	Leased (1)	10,500
Broomfield, Colorado Jacksonville, Florida Peoria, Arizona	Satellite office Warehouse and office Warehouse and office	Leased (2) Leased (3) Leased (4)	2,000 8,000 3,500

(1)	The lease on this property is with a family member of the majority shareholder. Refer to Note 6 in the financial statements for more information.
(2)	The lease on this property is with a commercial real estate company located in Broomfield, Colorado. Refer to Note 7 in the financial statements for more information.
(3)	The lease on this property is with a commercial real estate company located in Jacksonville, Florida. Refer to Note 7 in the financial statements for more information.
(4)	The lease on this property is with a commercial real estate company located in Phoenix, Arizona. Refer to Note 7 in the financial statements for more information.

In the opinion of our management, our property was adequate for our present needs as of June 30, 2022. We do not anticipate difficulty in renewing the existing leases as they expire or in finding alternative facilities if necessary. We believe all of our assets are adequately covered by insurance. There have been no changes to the leased locations since June 30, 2022. Please refer to refer to Notes 6 and 7 in the audited financial statements included elsewhere in this prospectus for more information.

Legal Proceedings

We are involved in a variety of legal actions relating to various matters during the normal course of business. Although we are unable to predict the ultimate outcome of these legal actions, it is the opinion of management that the disposition of these matters, taken as a whole, will not have a material adverse effect on our financial condition or results of operations.

MANAGEMENT

The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this prospectus. Executive officers are elected annually by the Board. Each executive officer holds office until he or she resigns, is removed by the Board, or a until a successor is elected and qualified.

Name	Age	Position
Gary LeCroy	54	Chief Executive Officer, President and Director
Magen McGahee	36	Chief Financial Officer, Chief Operating Officer, Secretary and Director
Carl R. Austin	83	Director

Gary LeCroy, Chief Executive Officer, President and Director

Mr. LeCroy has served as our Chief Executive Officer and President and as a director since founding the Company in November 2016. Previously, Mr. LeCroy owned and operated R&G Sales, Inc. located in Toccoa, Georgia from 2004 to 2018. Mr. LeCroy served as CEO and sales director for that company, which was involved in the sales and distribution of educational technology. In May 1988, Mr. LeCroy graduated with an Associate degree in business from Piedmont College in Demarest, Georgia. We selected Mr. LeCroy to serve on our Board of Directors due to his years of experience in our line of business and his vast industry experience.

Magen McGahee, Chief Financial Officer, Chief Operating Officer, Secretary and Director

Ms. McGahee has served as our COO, CFO and Secretary and as a director since founding the Company in November 2016. From 2014 to 2016, Ms. McGahee worked as Vice President of LeCroy Educational Technology located in Toccoa, Georgia. LeCroy Educational Technology sells interactive presentation panels in the educational market. From 2013 to 2014, Ms. McGahee worked with Qomo, Inc. as a Director, Strategic Partnerships, developing programs and video display models that would allow expansion into the U.S. market Ms. McGahee worked for MIMIO Corporation on its sales leadership team from 2008 to 2013. MIMIO now Boxlight Corporations, (BOXL) is a manufacturer of interactive video displays for the educational market. Ms. McGahee received a Bachelor of Science degree in early childhood education at Valdosta State College in 2005, located in Valdosta, Georgia. We selected Ms. McGahee to serve on our Board of Directors due to her experience in the educational technology field and her vast industry experience.

Carl R. Austin, Director

Mr. Austin has served as a director of our Company since 2014. Mr. Austin is the founder and owner of CJ Austin, LLC, a company located in Brandenburg, Kentucky. CJ Austin, LLC is in the real estate, development and investment business, and Mr. Austin has worked there from its organization in 1992 to the present. Mr. Austin is an entrepreneur, and he owns and operates shopping centers, car washes and residential and commercial real estate. In 1962, Mr. Austin received a Bachelor of Science degree from Indiana University, located in Bloomington, Indiana. We selected Mr. Austin to serve on our Board of Directors due to his vast business and investment experience.

Family Relationships

There are no family relationships between any officer and director; however, our CEO and CFO are married to each other.

CORPORATE GOVERNANCE

Board of Directors Composition

Our Board of Directors currently consists of three members. All Directors hold their office until the next annual meeting of shareholders or until their successors are duly elected pursuant to NRS 78.320, and qualified. Any vacancy occurring in the Board of Directors may be filled by the shareholders, or the Board of Directors.

A Director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. Any Directorship filled by reason of an increase in the number of Directors shall expire at the next shareholders meeting in which Directors are elected, unless the vacancy is filled by the shareholders, in which case the term shall end on the later of (i) the next meeting of the shareholders or (ii) the term designated for the Director at the time of creation of the position being filled.

Our Board of Directors

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

In lieu of an Audit Committee, the Company's Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company's independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Board Committees

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions, nor does the Company have a written nominating, compensation or audit committee charter. The Board of Directors believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the Board of Directors.

Code of Ethics

We have adopted a code of ethics that applies to our officers and directors. Our Code of Ethics was included as an exhibit to our annual report on Form 10-K for the year ended December 31, 2004. Any amendments to or waivers from the code will be posted on our website.  Information on our website does not constitute part of this filing.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by the Company during the fiscal years ended June 30, 2022 and 2021, in all capacities for the accounts of our executive officers, including the Chief Executive Officer.

Name	Position	Year	Salary	Series G Preferred Stock(1)	Bonus	Total
Gary D. LeCroy	CEO, President, Director	2022	$479,499	$388	$0	$479,499
		2021	$ 52,879	—	$630,974	$683,852
Magen McGahee	COO, CFO, Secretary, Director	2022	$215,625	$325	—	$215,625
		2021	$227,500	—	—	$227,500

(1) In accordance with SEC rules, this column reflects the aggregate fair value of the stock and option awards granted during the respective fiscal year computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). The valuation assumptions used in determining such amounts are described in Note 1 to our audited consolidated financial statements for the fiscal year ended June 30, 2022 included in elsewhere in this prospectus.

The value of the Series G Preferred Stock was estimated, by managements valuation expert, at approximately $13 per share on the date of the grant.

Employment Agreements

On January 1, 2020, the Company entered into an employment agreement with Gary D. LeCroy to serve as its Chief Executive Officer (CEO) of the Company for a two-year term which was amended on September 1, 2020 and in 2022, the term was extended for three years. Under the employment agreement, the CEO will receive annual compensation of $500,000, an annual discretionary bonus based on profitability and revenue growth, and preferred stock which together with preferred stock to be issued to our Chief Finance Officer/Chief Operating Officer will allow them to maintain a minimum 25.5% of the total voting rights. The agreement includes a non-compete agreement and severance benefits of $90,000. On June 23, 2022, 26 shares of Series G Preferred Stock were issued to the CEO in June 2022 under terms of this Agreement.

On January 1, 2020, the Company entered into an employment agreement with Magen McGahee to serve as its Chief Financial Officer/Chief Operating Officer (CFO/COO) of the Company for a two-year term was amended on September 1, 2020 and in 2022, the term was extended for three years. Under the employment agreement, the CFO/COO will receive annual compensation of $250,000, an annual discretionary bonus based on profitability and revenue growth, and preferred stock which together with preferred stock to be issued to our Chief Executive Officer will allow them to maintain a minimum of 25.5% of the total voting rights. The agreement includes a non-compete agreement and severance benefits of $72,000. On June 23, 2022, 25 shares of Series G Preferred Stock were issued to the CFO/COO in June 2022 under terms of this Agreement.

Outstanding Equity Awards at Fiscal Year-End June 30, 2022

There are no outstanding equity awards held by the named executive officers at June 30, 2022. In June 2022, we issued 26 shares of Series G Preferred Stock to our CEO and 25 shares of Series G Preferred Stock to our CFO/COO, all of which vested upon issuance.

Director Compensation

The following table sets forth information for the fiscal year ended June 30, 2022 regarding the compensation of our director who at June 30, 2022 was not also named an executive officer.

	Fees Earned
	or Paid	Option	Stock Awards
Name and Principal Position	in Cash	Awards	Compensation	Totals
Carl R. Austin (1)	$10,000	—	—	$10,000

 ____________

(1) We compensated our non-executive director, Carl R. Austin, by the issue of 44,511 shares of restricted stock, valued at $1.00 per share during the year ended June 30, 2019. Mr. Austin has not received other equity compensation as a director. We record stock-based compensation in accordance with the provisions set forth in ASC 718, Stock Compensation, using the modified prospective method. The valuation assumptions used in determining such amounts are described in Note 1 to our audited consolidated financial statements included elsewhere in this prospectus.

The executive directors were not paid any fees for their service as directors; however, each of Mr. LeCroy and Ms. McGahee received compensation for service as officers of our Company.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has four share-based equity compensation plans: the Employees, Directors, and Consultants Stock Plan for the Year 2019 (the “2019 Stock Incentive Plan”), the Employees, Directors, and Consultants Stock Plan for the Year 2020 (the “2020 Stock Incentive Plan”), the 2022 Equity Incentive Plan and the 2022 Employee Stock Purchase Plan. Descriptions of each of the Company’s four equity incentive plans can be found below.

Equity Compensation Plan Information

The following table sets forth information about the securities authorized for issuance under our equity compensation plans for the fiscal year ended June 30, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Shares	Weighted-Average Exercise Price of Outstanding Shares	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders:
2019 Stock Incentive Plan	-	$10,000	-
2020 Stock Incentive Plan	-	$486,250	-
Equity compensation plans not approved by stockholders	-	N/A	-
Total	-	$496,250	-

2019 Stock Incentive Plan

Effective December 28, 2018, the Board of Directors adopted the 2019 Stock Incentive Plan, which expired on December 31, 2019, and which allowed for the grant of awards to employees, directors, and consultants of up to 1,000,000 shares of common stock. When the 2019 Stock Incentive Plan terminated by its terms, 10,000 shares had been issued under this plan post Reverse Split.

2020 Stock Incentive Plan

Effective September 16, 2020, the Board of Directors approved the 2020 Stock Incentive Plan, which expired on December 15, 2021, and allowed for the grant of awards to employees, directors, and consultants of up to 97,250,000 (486,250 shares after 1:200 Reverse Split) shares of common stock. All shares under this plan were issued during the year ended June 30, 2021.

2022 Equity Incentive Plan

Our Board believes that it is in the best interests of the Company and its shareholders to have an equity compensation plan so that the Company can provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, as August 31, 2022, our Board adopted the Galaxy Next Generation, Inc. 2022 Equity Incentive Plan (the “2022 Incentive Plan”), which was approved by shareholders owning a majority of our voting securities (the “Majority Shareholders”) on September 1, 2022.

Purpose of the Incentive Plan

Our Board believes that the 2022 Incentive Plan is necessary for us to attract, retain and motivate our employees, directors and consultants through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based or equity-related awards. We believe the 2022 Incentive Plan is best designed to provide the proper incentives for our employees, directors and consultants, ensures our ability to make performance-based awards, and meets the requirements of applicable law.

Summary of the Incentive Plan

The following is a summary of the principal features of the 2022 Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the 2022 Incentive Plan, and it is qualified in its entirety by reference to the full text of the Incentive Plan.

Available Shares. An aggregate of 10,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) may be issued under the 2022 Incentive Plan, subject to equitable adjustment in the event of stock splits and other capital changes, all of which may be issued in respect of Incentive Stock Options (or ISOs) that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

In applying the aggregate share limitation under the 2022 Incentive Plan, shares of Common Stock (i) subject to awards that are forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or otherwise forfeited, or terminated without payment being made thereunder and (ii) that are surrendered in payment or partial payment of the exercise price of an option or taxes required to be withheld with respect to the exercise of stock options or in payment with respect to any other form of award are not counted and, therefore, may be made subject to new awards under the 2022 Incentive Plan.

Administration. The 2022 Incentive Plan will be administered by our Board, or, at its discretion, the Compensation Committee of our Board (the “Compensation Committee”; together with the Board, the “Administrator”). The Administrator has discretion to determine the individuals to whom awards may be granted under the 2022 Incentive Plan, the number of shares of Common Stock, units or other rights subject to each award, the type of award, the manner in which such awards will vest, and the other conditions applicable to awards. The Administrator is authorized to interpret the 2022 Incentive Plan, to prescribe, amend and rescind any rules and regulations relating to the 2022 Incentive Plan and to make any other determinations necessary or desirable for the administration of the 2022 Incentive Plan. All interpretations, determinations and actions by the Administrator are final, conclusive, and binding on all parties.

Eligibility. Any employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries, or any person who is determined by the Administrator to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company is eligible to participate in the 2022 Incentive Plan. As of September 1, 2022, the Company had approximately 24 full-time employees, including 2 executive officers who are directors and one non-employee director, and 4 consultants, advisors and/or other individual service providers. As of September 1, 2022, no person is eligible to participate as a result of a determination by the Administrator that that person is a prospective employee, director or consultant of our Company or any of our subsidiaries. As awards under the 2022 Incentive Plan are within the discretion of the Administrator, we cannot determine how many individuals in each of the categories described above will receive awards.

Types of Awards. Under the 2022 Incentive Plan, the Administrator may grant nonqualified stock options (or NSOs), incentive stock options (or ISOs), stock appreciation rights (or SARs), restricted stock, restricted stock units, performance shares, performance units, other cash-based awards and other stock-based awards. The terms of each award will be set forth in a written agreement with the recipient.

Stock Options. The Administrator will determine the exercise price and other terms for each option and whether the options will be NSOs or ISOs. The exercise price per share of each option will not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant or, if there are no trades on such date, then the closing price of a share of our Common Stock on the most recent date preceding the date of grant on which shares of Common Stock were publicly traded (or 110% of the fair market value per share in the case of ISOs granted to a ten percent or more shareholder). On September 1, 2022, the closing sale price of a share of our Common Stock on the OTCQB was $0.13. ISOs may be granted only to employees and are subject to certain other restrictions. To the extent an option intended to be an ISO does not qualify as an ISO, it will be treated as a nonqualified option.

A participant may exercise an option by written notice and payment of the exercise price in cash or as determined by the Administrator, through delivery of previously owned shares, the withholding of shares deliverable upon exercise, a cashless exercise program implemented by the Administrator in connection with the 2022 Incentive Plan, and/or such other method as approved by the Administrator and set forth in an award agreement. The maximum term of any option granted under the 2022 Incentive Plan is ten years from the date of grant (five years in the case of an ISO granted to a ten percent or more shareholder). The Administrator may, in its discretion, permit a holder of an NSO to exercise the option before it has otherwise become exercisable, in which case the shares of the Company’s Common Stock issued to the recipient will be restricted stock having analogous vesting restrictions to the unvested NSO before exercise.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten percent or more shareholder) from the date of grant. Options granted under the 2022 Incentive Plan will be exercisable at such time or times as the Administrator prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000.

Unless an award agreement provides otherwise, if a participant’s Service (as defined in the 2022 Incentive Plan) terminates (i) by reason of his or her death or Disability (as defined in the 2022 Incentive Plan), any option held by such participant may be exercised, to the extent otherwise exercisable, by the participant or his or her estate or personal representative, as applicable, at any time in accordance with its terms for up to one year after the date of such participant’s death or termination of Service, as applicable, (ii) for Cause (as defined in the 2022 Incentive plan), any option held by such participant will be forfeited and cancelled as of the date of termination of Service and (iii) for any reason other than death, Disability or Cause, any option held by such participant may be exercised, to the extent otherwise exercisable, up until three (3) months following termination of Service.

Stock Appreciation Rights. The Administrator may grant SARs independent of or in connection with an option. The Administrator will determine the other terms applicable to SARs. The base price per share of each SAR will be the fair market value of a share of the Company’s Common Stock on the date of grant as determined under the 2022 Incentive Plan. Unless otherwise specified in the award agreement, the term of any SAR granted under the 2022 Incentive Plan will be ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to the excess of the fair market value on the exercise date of one share of our Common Stock over the base price, multiplied by the number of shares of Common Stock as to which the SAR is exercised. Payment may be made in shares of Company Common Stock, in cash, or partly in shares of Company Common Stock and partly in cash, all as determined by the Administrator.

Restricted Stock and Restricted Stock Units. The Administrator may award restricted Common Stock and/or restricted stock units under the 2022 Incentive Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of the Company’s Common Stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Administrator, subject to applicable tax withholding requirements. The Administrator will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units, which may include performance-based conditions. Unless the Administrator determines otherwise at the time of grant, holders of restricted stock will have the right to vote the shares and receive all dividends and other distributions.

Performance-Based Awards. The Administrator may award performance-based-awards in the form of stock options, restricted Common Stock and/or restricted stock units under the 2022 Incentive Plan. Performance-based awards are payable in shares of the Company’s Common Stock and/or restricted stock units, which are earned during a specified time period subject to the attainment of performance goals, as established by the Administrator. The Administrator will determine the restrictions and conditions applicable to each award of performance-based restricted Common Stock and/or restricted stock units.

Transferability. Awards granted under the 2022 Incentive Plan will not be transferable other than by will or by the laws of descent and distribution.

Change of Control. The Administrator may, at the time of the grant of an award, provide for the effect of a change of control (as defined in the 2022 Incentive Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Administrator, or (iv) such other modification or adjustment to an award as the Administrator deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. Unless otherwise provided by an award agreement, employment agreement or other agreement between the Company and the participant, in the event of a change of control: (i) all outstanding stock options and SARs which have been outstanding for at least six months shall become exercisable in full, whether or not otherwise exercisable at such time, and any such stock option and SAR shall remain exercisable in full thereafter until it expires pursuant to its terms; and (ii) all restrictions and deferral limitations contained in restricted stock and RSU awards granted under the 2022 Incentive Plan shall lapse and the shares of stock subject to such awards shall be distributed to the participant within thirty (30) days of the change of control; provided, that all restrictions and deferral limitations with respect to an award to which Section 409A of the Code applies shall not lapse and no distribution shall be made unless the change of control qualifies as a 409A Change and such lapse and distribution does not cause adverse tax consequences under Section 409A of the Code. In addition, unless otherwise provided by an award agreement, the Administrator may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option and/or SAR; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of the Company’s Common Stock on the date of the change in control; or (f) terminate any award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however that if the Change in Control Consideration with respect to any option or SAR does not exceed the exercise price of such option or SAR, the Administrator may cancel the option or SAR without payment of any consideration therefor. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the change in control to holders of the Company’s Common Stock. Without limitation of the foregoing, if as of the date of the occurrence of the Change in Control the Administrator determines that no amount would have been attained upon the realization of the participant’s rights, then such award may be terminated by the Company without payment. The Administrator may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the award prior to the change in control) and/or make such other modifications, adjustments or amendments to outstanding Awards or the 2022 Incentive Plan as the Administrator deems necessary or appropriate.

Term; Amendment and Termination. No award may be granted under the 2022 Incentive Plan on or after September 1, 2032. Our Board may suspend, terminate, or amend the 2022 Incentive Plan in any respect at any time, provided, however, that (i) no amendment, suspension or termination may materially impair the rights of a participant under any awards previously granted, without his or her consent, except for such amendments which are made to cause the 2022 Incentive Plan to qualify for the exemption provided by Rule 16b-3 of the Exchange Act, (ii) the Company shall obtain stockholder approval of any 2022 Incentive Plan amendment as required to comply with any applicable law, regulation or stock exchange rule and (iii) stockholder approval is required for any amendment to the 2022 Incentive Plan that (x) increases the number of shares of Common Stock available for issuance thereunder or (y) changes the persons or class of persons eligible to receive awards.

New Plan Benefits; Existing Plan Benefits

We cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group.

Material United States Federal Income Tax Consequences

Following is a summary of the principal federal income tax consequences of option grants and other awards under the 2022 Incentive Plan. Optionees and recipients of other rights and awards granted under the 2022 Incentive Plan are advised to consult their personal tax advisors before exercising an option or stock appreciation right or disposing of any stock received pursuant to the exercise of an option or stock appreciation right or following vesting of a restricted stock award or restricted stock unit or upon grant of an unrestricted stock award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Nonqualified Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of an ISO. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an ISO does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Stock Appreciation Rights. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a SAR is granted. When a participant exercises a SAR, the cash or fair market value of any Common Stock received will be taxable to the participant as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time restricted stock is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units and Performance-Based Awards. A participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time a restricted stock unit or performance-based award is granted. When a participant receives payment under a restricted stock unit or performance-based award, the amount of cash received and the fair market value of any shares of stock received will be ordinary income to the participant, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Section 409A.  If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions. Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. The Company’s board of directors and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the 2022 Incentive Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

Tax Withholding. As and when appropriate, each optionee purchasing shares of the Company’s Common Stock and each grantee receiving an award of shares of the Company’s Common Stock under the 2022 Incentive Plan will be required to pay any federal, state or local taxes required by law to be withheld.

2022 Employee Stock Purchase Plan

Our Board and the Majority Shareholders approved the Galaxy Next Generation, Inc. 2022 Employee Stock Purchase Plan (“ESPP”). The ESPP is described in more detail below.

The purpose of the ESPP is to provide a means whereby we can align the long-term financial interests of our employees with the financial interests of our stockholders. In addition, our Board believes that the ability to allow our employees to purchase shares of our Common Stock will help us attract, retain, and motivate employees and encourage them to devote their best efforts to our business and financial success. The ESPP will allow us to provide our employees with the opportunity to acquire an ownership interest in our company through their participation in the ESPP, thereby encouraging them to remain in service and more closely aligning their interests with those of our stockholders.

Description of the ESPP

The material features of the ESPP are described below. The following description of the ESPP is a summary only. This summary is not a complete statement of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP.

Purpose. The purpose of the ESPP is to provide a means by which our eligible employees may be given an opportunity to purchase shares of our Common Stock in order to assist us in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success.

We intend that the ESPP will qualify as an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986 as amended from time to time, and any regulations promulgated thereunder (the “Code”).

Share Reserve. A total of 15,000,000 shares of our Common Stock will be reserved for issuance under the ESPP. As of September 1, 2022, the Record Date, the closing price of our Common Stock as reported on OTCQB was $0.16 per share.

Administration. The ESPP will be administered by the Compensation Committee. Subject to the provisions of the ESPP, our Board and the Committee have the authority to construe, interpret, and apply the terms of the ESPP, and to establish such procedures that they deem necessary for the administration of the ESPP.

Eligibility. The ESPP allows all of our employees to participate, if they are eligible employees.  Employees will not eligible to participate (i) if they do not customarily work more than 20 hours per week, (ii) if they customarily work less than 5 months per calendar year, (iii) have not completed at least two (2) years of service, or (iv) own stock possessing 5% or more of the total combined voting power or value of all classes of our stock. As of the date the ESPP was approved by our Board, we had no executive officers and approximately 15 employees who will be eligible participate in the ESPP. Non-employee directors and non-employee consultants and advisors are not eligible to participate in the ESPP. An employee may not be granted rights to purchase stock under the ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The ESPP will provide for a series of offering periods commencing on January 1 and July 1 of each year (or such other times that the Compensation Committee may specify). The first offering period under the ESPP is expected to begin on or about January 1, 2023, and continue until on or about June 30, 2023.

Payroll Deductions. The ESPP permits participants to purchase shares of the Company’s Common Stock through accumulated payroll deductions. Participants may elect to have up to 15% of their eligible compensation during an offering period deducted from their pay to be applied to the purchase of our Common Stock. For this purpose, eligible compensation generally includes base salary, wages, annual bonuses, and commissions. The purchase price of the shares will be 85% of the lower of the fair market value of our Common Stock on the first trading day of an offering period or on the last trading day of the offering period. For purposes of the ESPP fair market value means, as of any date, (i) if shares are listed on a stock exchange, the closing price of a share on the principal exchange on which shares are listed on the date of determination, or if such date is not a trading day, the next trading date and if the shares are not so listed the last closing price reported (ii) if shares are not so listed, but trades of shares are reported on the Nasdaq National Market, the closing price of a share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date (iii) if shares are quoted in the over-the counter market, the last closing price of a share as reported by OTC Markets Group on the date of determination, or if such date is not a trading day, the next trading date or (iv) if shares are not so listed nor trades of shares so reported, a price determined by the Compensation Committee in good faith.

Purchase of Stock. By executing an agreement to participate in the ESPP, an eligible employee is entitled to purchase shares under the ESPP. The maximum number of shares of our Common Stock that an employee may purchase during an offering period cannot exceed 150,000 shares. If the aggregate number of shares to be purchased upon exercise of purchase rights granted in an offering would exceed the maximum aggregate number of shares of our Common Stock available under the ESPP, the Committee will make a pro rata allocation of available shares in a uniform and equitable manner. Unless a participant terminates employment or withdraws from participation as described below, his or her right to purchase shares is exercised automatically on the last trading date of the offering period, at the applicable price discussed above. See “Withdrawal” below. In addition, unless otherwise specifically provided in the offering, the amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares on the final purchase date of an offering will be distributed in full to the participant at the end of such offering, without interest.

Withdrawal. Participants may withdraw from an offering by delivering a withdrawal form to us terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.

Termination of Employment. A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions, without interest.

Transferability. A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.

Amendment and Termination. Our Board or the Compensation Committee has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. The ESPP will remain in effect until terminated by our Board in accordance with the terms of the ESPP. Unless terminated by our Board or the Compensation Committee sooner, the ESPP will continue in effect for a period of 10 years from the date the ESPP was adopted by our Board. The ESPP will also terminate upon the liquidation of the Company and a Change of Control which is defined as  (i) an individual corporation or group acquiring more than 50% of our outstanding shares; (ii) our merger or business combination in which stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, (iii) the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (iv) any plan or proposal for the liquidation or dissolution of the Company (subject to certain exceptions).

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of our Common Stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the ESPP are intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our Common Stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no U.S. federal income tax consequences to the Company by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of tax reporting obligations).

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of November 23, 2022, our common stock trades on the OTCQB under the trading symbol GAXY. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Shareholders

The number of record holders of our common stock at November 23, 2022 was approximately 396.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions during the fiscal years ended June 30, 2022 and 2021 and subsequent thereto to which we have been a party, in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements other than compensation arrangements described in this prospectus under the section entitled “Executive and Director Compensation.”

We had a short-term note payable to a stockholder, totaling $200,000 at June 30, 2019, in which the note principal plus interest of $10,000 was payable in December 2019. Effective October 2019, the principal amount of the note was increased to $400,000 and the maturity extended to November 2022. Principal of the note is convertible into 400,000 shares of our Series D Preferred Stock at maturity. The note was exchanged for Series F Preferred stock in December 2021. The balance of the note payable at June 30, 2022 and 2021 was $0 and $400,000, respectively.

We have notes payable to the seller of Concepts and Solutions, a related party, bearing interest at 3% annually, payable in annual installments from October 31, 2019 to November 30, 2022. Payments are subject to annual earnings. The balance of the notes payable at June 30, 2022 and 2021 totaled $1,030,079, respectively.

We have a note payable to a stockholder, bearing interest at 6% annually, payable in March 2022. Principal of the note is convertible into 1,225,000 shares of our Series D Preferred Stock. The note was exchanged for Series F Preferred stock in December 2021. The balance of the note payable at June 30, 2022 and 2021 was $0 and $1,225,000, respectively.

We have a note payable to a stockholder, bearing interest at 6% annually, payable in November 2022. Principal of the note is convertible into 200,000 shares of our Series D Preferred Stock. The note was exchanged for Series F Preferred stock in December 2021. The balance of the note payable at June 30, 2022 and 2021 was $0 and $200,000, respectively.

We have a note payable to a stockholder, bearing interest at 15% annually, payable April 2022. The balance of the note payable at June 30, 2022 and 2021 was $385,000, respectively.

We have a note payable to a stockholder, payable on demand. The balance of the note payable at June 30, 2022 and 2021 was $47,800 and $50,000, respectively.

We have a note payable to a stockholder, bearing interest at 6% and maturing on December 31, 2024. The balance of the note payable at June 30, 2022 and 2021 was $307,738 and $25,986, respectively.

We lease property used in operations from a related party under terms of an operating lease. The term of the lease is month to month. The monthly lease payment is $9,664 plus maintenance and property taxes, as defined in the lease agreement. Rent expense for this lease was $115,968 and $290,772 for the years ended June 30, 2022 and 2021, respectively.

A related party (a family member of a director) collateralizes our short-term note with a CD in the amount of $274,900, held at the same bank. The related party will receive a $7,500 collateral fee for this service.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval, or ratification of related party transactions, with our executive officers, directors, and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 23, 2022 by:

1. each of our named executive officers;

2. each of our directors;

3. all of our current directors and executive officers as a group; and

4. each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of November 23, 2022, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 24,148,956 shares of common stock outstanding.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is c/o Galaxy Next Generation, Inc., 285 Big A Road, Toccoa, Georgia 30577.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owner(1)	Number of Shares of Series G Preferred Stock(2)	Percentage of Series G Preferred Stock
Name of Beneficial Owner
Directors and Executive Officers
Gary LeCroy	70,137 (3)	*	51 (4)	100%
Magen McGahee	70,137 (3)	*	51 (4)	100%
Carl Austin	2,642	*	-	-
All current executive officers and directors as a group (3 persons)	72,779	*	-	-

5% or Greater Stockholders None	-	-	-	-

* less than 1%

1. Based on 24,815,623 shares of common stock outstanding as of November 23, 2022.

2. Based on 51 shares of Series G Preferred Stock outstanding. Except as otherwise required by law, the holders of shares of Series G Preferred vote together with the holders of the Common Stock as a single series and are entitled to such number of votes per share of Series G Preferred as equals one percent (1%) of the voting power of all voting securities of the Company then entitled to vote, inclusive of the Series G Preferred Stock and common stock, such that fifty-one (51) shares of Series G Preferred Stock shall together shall be entitled to such number of votes as equals, in the aggregate, 51% of the voting power of all voting securities of the Company then entitled to vote, inclusive of the Common Stock and any preferred stock.

3. Based on: (i) 40,442 shares of common stock owned by Gary LeCroy; and (ii) 29,695 shares of common stock owned by Magen McGahee. Gary LeCroy and Magen McGahee are husband and wife.

4. Based on: (i) 26 shares of Series G Preferred Stock owned by Gary LeCroy; and (ii) 25 shares of Series G Preferred Stock owned by Magen McGahee. Gary LeCroy and Magen McGahee are husband and wife.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 10,000,000 shares of our common stock.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Our Securities” in this prospectus.

Registration Rights

Pursuant to the terms of a Registration Rights Agreement entered into between us and the Selling Stockholder dated as of November 7, 2022, which was entered into in connection with the Purchase Agreement, we agreed to file a registration statement for the resale of the shares of Common Stock within 30 days of the date of the agreement.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholders.

DESCRIPTION OF OUR SECURITIES

The following summary is a description of the material terms of our capital stock and is not complete. The following description of our capital stock and provisions of our amended and restated articles of incorporation and bylaws are summaries and are qualified by reference to the amended and restated articles of incorporation and bylaws. We urge you to read our articles and our bylaws, as in effect immediately following the closing of this offering, which are included as exhibits to the registration statement of which this prospectus forms a part.

Certain provisions of our charter documents summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of common stock.

Preferred Stock – Class A, $0.0001 par value, 750,000 authorized, 0 issued and outstanding as of June 30, 2022
Preferred Stock – Class B, $0.0001 par value, 1,000,000 authorized, 0 issued and outstanding as of June 30, 2022
Preferred Stock – Class C, $0.0001 par value, 9,000,000 authorized, 0 issued and outstanding as of June 30, 2022
Preferred Stock – Class F, $0.0001 par value, 15,000 authorized, 11,414 issued and outstanding as of June 30, 2022
Preferred Stock – Class G, $0.0001 par value, 51 authorized, 51 issued and outstanding as of June 30, 2022

Authorized Capitalization

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 200,000,000 shares of preferred stock, $0.0001 par value per share, of which 750,000 shares have been designated as Series A Preferred Stock, 1,000,000 shares have been designated as Series B Preferred Stock, 9,000,000 shares have been designated as Series C Preferred Stock, 15,000 shares have been designated as Series F Preferred Stock, and 51 shares have been designated as Series G Preferred Stock.

As of November 23, 2022, there are 24,815,623 shares of common stock outstanding, 11,414 shares of Series F Preferred Stock outstanding, and 51 shares of Series G Preferred Stock issued and outstanding. In addition, as of November 23, 2022, there were warrants to purchase 5,800,000 shares of common stock outstanding.

This description is intended as a summary and is qualified in its entirety by reference to applicable Nevada law, and our amended and restated articles of incorporation and bylaws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of Common Stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights and have no right to convert their Common Stock into any other securities.

Preferred Stock

Series F Preferred Stock

On February 8, 2022, the Company amended its Articles of Incorporation whereby 15,000 shares of preferred stock were designated Series F Convertible Preferred Stock (“Series F Preferred Stock”). The Series F Preferred Stock ranks pari passu with the common stock with respect to the payment of dividends, consummation of any redemption, and upon liquidation. Holders of the Series F Preferred Stock do not have voting rights. Each share of the Series F Preferred Stock is convertible into shares of Common Stock at the fixed price of $0.37 per share, subject to adjustments.  The Series F Preferred Stock will automatically convert into shares of Common Stock upon the completion of this offering.  The stated value of the Series F Preferred Stock is $1,000 per share.

In December of 2021, $1,825,000 of related party convertible notes and 500,000 shares of Series E Preferred Stock were eliminated upon the execution of an agreement to exchange them for shares of Series F Preferred Stock. In addition, the agreement of the exchange of the notes resulted in the elimination of the derivative liability related to the conversion features of the notes into Series D Preferred Stock. The Series D Preferred Stock and the Series E Preferred Stock, which were designated on November 14, 2019 (1,000,000 shares were designated as Series D Preferred Stock and 500,000 shares were designated as Series E Preferred Stock) and retired in December 2021.

Series G Preferred Stock

Except as otherwise required by law, the holders of shares of our Series G Preferred Stock vote together with the holders of the common stock as a single series and are entitled to such number of votes per share of Series G Preferred Stock as equals one percent (1%) of the voting power of all of our voting securities then entitled to vote, inclusive of the Series G Preferred Stock and common stock, such that fifty-one (51) shares of Series G Preferred Stock shall together shall be entitled to such number of votes as equals, in the aggregate, 51% of the voting power of all voting securities of the Company then entitled to vote, inclusive of the Common Stock and any preferred stock. The shares of Series G Preferred Stock are not entitled to receive any dividends and rank together with the Common Stock with respect to rights on liquidation.

Notes

November 2022 Note

On November 8, 2022, we entered into a Securities Purchase Agreement with an investor pursuant to which we issued a 12% promissory note in the principal amount of $310,000 for net proceeds of $279,000, together with a first warrant to purchase 2,100,000 shares of our common stock and a second warrant to purchase 2,100,000 shares of our common stock. We issued 500,000 shares to the investor as commitment fee shares. The note matures in 12 months and is convertible in the event of a default.

August 2022 Note

On August 31, 2022, we entered into a Securities Purchase Agreement (the “August 2022 Securities Purchase Agreement”) with an investor pursuant to which we issued a 12% promissory note in the principal amount of $900,000 (the “August 2022 Note”) for net proceeds of $765,000, together with a warrant (the “August 2022 Warrant”) to purchase 1,000,000 shares of our common stock (the “August 2022 Warrant Shares”) and an agreement to issue 3,000,000 shares of our common stock to the investor as commitment fee shares (the “Commitment Fee Shares”) in respect of a $450,000 commitment fee.  We applied $400,000 of the proceeds from the sale of the August 2022 Note and the August 2022 Warrant to repay principal and interest obligations accrued under a 12% Promissory Note, dated June 21, 2022, issued by us in the principal amount of $600,000 to the investor.

The August 2022 Note bears interest at 12% per annum and is due and payable on August 31, 2023 (the “Maturity Date”). Any amount of principal or interest on the August 2022 Note which is not paid when due will bear default interest at the rate of the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum amount permitted under law. In the event we receive gross proceeds of at least $5,000,000 in connection with any debt or equity financing, we have agreed to apply a portion of the proceeds from such financing to repay the August 2022 Note in full.

The August 2022 Note is convertible in the event of a default into our common stock at a conversion price (the “Conversion Price”) equal to the lowest trading price (i) during the previous twenty (20) trading day period ending on the date of issuance of the August 2022 Note, or (ii) during the previous twenty (20) trading day period ending on the conversion date. If in the case that our common stock is not deliverable by DWAC, an additional 10% discount will apply for all future conversions until DWAC delivery becomes available. If in the case that our common stock is “chilled” for deposit into the DTC system and only eligible for clearing deposit, an additional 15% discount will apply for all future conversions under all Note until such chill is lifted. Additionally, if we cease to be an Exchange Act reporting company or if the August 2022 Note cannot be converted into free trading shares after one hundred eighty-one (181) days from the issue date (other than as a result of the holder’s status as our affiliate), an additional 15% discount will be attributed to the conversion price. If we fail to maintain its status as “DTC Eligible” for any reason, the principal amount of the August 2022 Note will increase by $5,000 and the conversion price will be redefined to mean 70% multiplied by the market price of the common stock.

So long as the August 2022 Note is outstanding, upon any issuance by us or any of our subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the holder of the August 2022 Note, then we  shall notify the holder of such additional or more favorable term and such term, at holder’s option, will become a part of the transaction documents with the holder. If while the August 2022 Note is outstanding a third-party has the right to convert monies owed into common stock at a discount to market greater than the Conversion Price in effect at that time (before all other applicable adjustments in the August 2022 Note), then the holder, in holder’s sole discretion, may utilize such greater discount percentage. In no event will the holder be entitled to convert any portion of the August 2022 Note in excess of that portion which would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock.

So long as we have any obligation under the August 2022 Note, we may not, without the holder’s written consent, create, incur, assume guarantee, or otherwise become liable upon the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date the August 2022 Note was issued and of which the Company has informed holder, (b) indebtedness to trade creditors financial institutions or other lenders incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay the August 2022 Note, or (d) borrowings which are expressly subordinated to the August 2022 Note.

Upon the occurrence of certain events of default specified in the August 2022 Note, such as a failure to honor a conversion request, failure to maintain our listing or our failure to comply with our obligations under the Exchange Act, 200% of all amounts owed to holder under the August 2022 Note, including default interest if any, shall then become due and payable. Upon the occurrence of other events of default specified in the August 2022 Note, such as a breach of our representations or covenants or the failure register the Commitment Fee Shares as required by the August 2022 Securities Purchase Agreement or the August 2022 Warrant Shares as required by the August 2022 Warrant, all amounts owed to holder under the August 2022 Note, including default interest if any, shall then become due and payable. Further, if we fail to maintain its listing, fail to comply with its obligations under the Exchange Act or lose the “bid” price for its common stock for a period of five (5) days after written notice thereof to us, after the nine-month anniversary of the August 2022 Note, then the principal amount of the August 2022 Note will increase by $15,000 and the holder shall be entitled to use the lowest trading price during the delinquency period as a base price for the conversion and the conversion price shall be redefined to mean forty percent (40%) multiplied by the market price of the common stock.

The August 2022 Warrant is exercisable, commencing on the earlier of (i) the date that is one hundred eighty-one (181) calendar days after its issuance date or (ii) the date that we consummate an Uplist Offering (as defined in this Warrant), for a period of five years at an initial exercise price of $.01, subject to adjustment for stock splits, stock dividends or similar event, provided, however, that if we consummates an Uplist Offering on or before the date that is one hundred eighty (180) calendar days after the issuance date, then the exercise price will equal the lower of (i) offering price per share of common stock (or unit, if units are offered in the Uplist Offering) at which the Uplist Offering is made or (ii) the exercise price of any warrant(s) issued by us in connection with the Uplist Offering. If while the August 2022 Warrant is outstanding, we issue or sell, or are deemed to have issued or sold, any warrant or option to purchase common stock and/or common stock equivalents other than in connection with an exempt issuance (as defined), with a purchase price per share less than the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price then in effect will be reduced to an amount equal to the new issuance price. In the event the Company fails to timely file a registration statement for the shares issuable upon exercise of the August 2022 Warrant, such Warrant may be exercised on a cashless basis. In no event will the holder be entitled to exercise any portion of the August 2022 Warrant in excess of that portion which would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock.

We agreed to include the shares exercisable upon exercise of the August 2022 Warrant and the Commitment Fee Shares in a registration statement filed by us no later than the date that is thirty (30) days following the later of (i) the consummation of the Uplist Offering, or (ii) the Maturity Date, and to cause the registration statement to be declared effective within ninety (90) days of its filing.

The August 2022 Securities Purchase Agreement provides that if we issue any shares of common stock at a price per share of less than $0.15 during the period beginning on the date which is the six (6) month anniversary of the closing date (the “Adjustment Period”), we will issue to investor additional Commitment Fee Shares such that the price per share of the aggregate amount of Commitment Fee Shares (including such additional Commitment Fee Shares) equals such lower price per share. The August 2022 Securities Purchase Agreement further provides that the investor may elect during the Adjustment Period to provide us with a reconciliation statement showing the net proceeds actually received from the sale of the Commitment Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by investor of the Sale Reconciliation, the investor has not realized net proceeds from the sale of such Commitment Fee Shares equal to at least the Commitment Fee, then the Company is obligated to pay, within five (5) business days, the applicable shortfall amount in cash or immediately take all required action necessary to cause the issuance of additional shares of common stock to the investor in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Commitment Fee Shares, the investor will have received total net funds equal to the Commitment Fee. The August 2022 Securities Purchase Agreement provides that the Commitment Fee Shares shall be issued to the investor upon the earlier of: (i) the consummation of the Uplist Offering, (ii) August 31, 2023, or (iii) the repayment in full of the Company’s obligations under the August 2022 Note.

June 2022 Note

On June 21, 2022, we entered into a Securities Purchase Agreement (the “June 2022 Securities Purchase Agreement”) with an investor pursuant to which we issued a 12% promissory note in the principal amount of $600,000 (the “June 2022 Note”) for gross proceeds of $540,000, together with a warrant (the “Warrant”) to purchase 600,000 shares of our common stock (the “Warrant Shares”) and 1,800,000 shares of our common stock issued to the investor as commitment fee shares (the “Commitment Fee Shares”) in respect of a $450,000 commitment fee (the “Commitment Fee”).

The June 2022 Note bears interest at 12% per annum and is due and payable on December 31, 2022 (the “Maturity Date”). The Maturity Date may be extended at the sole discretion of the Company for a period of up to six months. In the event that the Maturity Date is extended, the June 2022 Note will bear interest at 15% per annum for any period following the original Maturity Date. Any amount of principal or interest on the June 2022 Note which is not paid when due will bear default interest at the rate of the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum amount permitted under law. In the event the Company receives gross proceeds of at least $5,000,000 in connection with any debt or equity financing, the Company has agreed to apply a portion of the proceeds from such financing to repay the June 2022 Note in full.

The June 2022 Note is convertible in the event of a default into common stock at a conversion price (the “Conversion Price”) equal to the lowest trading price (i) during the previous twenty (20) trading day period ending on the date of issuance of the June 2022 Note, or (ii) during the previous twenty (20) trading day period ending on the conversion date. If in the case that the Company’s common stock is not deliverable by DWAC, an additional 10% discount will apply for all future conversions until DWAC delivery becomes available. If in the case that the Company’s common stock is “chilled” for deposit into the DTC system and only eligible for clearing deposit, an additional 15% discount will apply for all future conversions under all Note until such chill is lifted. Additionally, if the Company ceases to be a 1934 Act reporting company or if the June 2022 Note cannot be converted into free trading shares after one hundred eighty-one (181) days from the issue date (other than as a result of the holder’s status as an affiliate of the Company), an additional 15% discount will be attributed to the conversion price. If the Company fails to maintain its status as “DTC Eligible” for any reason, the principal amount of the June 2022 Note will increase by $5,000 and the conversion price will be redefined to mean 70% multiplied by the market price of the common stock.

So long as the June 2022 Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the holder of the June 2022 Note, then the Company shall notify the holder of such additional or more favorable term and such term, at holder’s option, will become a part of the transaction documents with the holder. If while the June 2022 Note is outstanding a third-party has the right to convert monies owed into common stock at a discount to market greater than the Conversion Price in effect at that time (before all other applicable adjustments in the June 2022 Note), then the holder, in holder’s sole discretion, may utilize such greater discount percentage. In no event will the holder be entitled to convert any portion of the June 2022 Note in excess of that portion which would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of common stock.

So long as the Company shall have any obligation under the June 2022 Note, the Company may not, without the holder’s written consent, create, incur, assume guarantee, or otherwise become liable upon the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date the June 2022 Note was issued and of which the Company has informed holder, (b) indebtedness to trade creditors financial institutions or other lenders incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay the June 2022 Note, or (d) borrowings which are expressly subordinated to the June 2022 Note.

Upon the occurrence of certain events of default specified in the June 2022 Note, such as a failure to honor a conversion request, failure to maintain the Company’s listing or the Company’s failure to comply with its obligations under Exchange Act, 200% of all amounts owed to holder under the June 2022 Note, including default interest if any, shall then become due and payable. Upon the occurrence of other events of default specified in the June 2022 Note, such as a breach of the Company’s representations or covenants or the failure register the Commitment Fee Shares as required by the June 2022 Securities Purchase Agreement or the June 2022 Warrant Shares as required by the Warrant, all amounts owed to holder under the June 2022 Note, including default interest if any, shall then become due and payable. Further, if the Company shall fail to maintain its listing, fail to comply with its obligations under Exchange Act, or lose the “bid” price for its common stock for a period of five (5) days after written notice thereof to the Company, after the nine-month anniversary of the June 2022 Note, then the principal amount of the June 2022 Note will increase by $15,000 and the holder shall be entitled to use the lowest trading price during the delinquency period as a base price for the conversion and the conversion price shall be redefined to mean forty percent (40%) multiplied by the market price of the common stock.

The Warrant is exercisable for a period of five years at an initial exercise price of $0.50, subject to adjustment for stock splits, stock dividends or similar events. In addition, if while the Warrant is outstanding, the Company issues or sells, or is deemed to have issued or sold, any warrant or option to purchase common stock and/or common stock equivalents other than in connection with an exempt issuance (as defined), with a purchase price per share less than the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price then in effect will be reduced to an amount equal to the new issuance price. In the event the Company fails to timely file a registration statement for the shares issuable upon exercise of the June 2022 Warrant, such Warrant may be exercised on a cashless basis. In no event will the holder be entitled to exercise any portion of the June 2022 Warrant in excess of that portion which would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of common stock.

The Company has agreed to include the shares exercisable upon exercise of the June 2022 Warrant and the Commitment Fee Shares in the next succeeding registration statement filed by the Company with respect to a public offering of its securities and to provide the investor the option to include in such registration statement the shares issuable upon conversion of the June 2022 Note. If no such registration statement is filed or if the Company fails to include such shares in such registration statement, then no later than the date that is the eighteen (18) month anniversary of the issuance of the June 2022 Warrant, the Company has agreed to file and cause to be declared effective a registration statement including all shares issuable upon exercise of the June 2022 Warrant.

The June 2022 Securities Purchase Agreement provides that if the Company issues any shares of common stock at a price per share of less than $0.25 during the period beginning on the date which is the six (6) month anniversary of the closing date and ending on the date which is the thirty-six (36) month anniversary of the closing date (the “Adjustment Period”), the Company will issue to investor additional Commitment Fee Shares such that the price per share of the aggregate amount of Commitment Fee Shares (including such additional Commitment Fee Shares) equals such lower price per share. The June 2022 Securities Purchase Agreement further provides that the investor may elect during the Adjustment Period to the Company a reconciliation statement showing the net proceeds actually received from the sale of the Commitment Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by investor of the Sale Reconciliation, the investor has not realized net proceeds from the sale of such Commitment Fee Shares equal to at least the Commitment Fee, then the Company is obligated to pay, within five (5) business days, the applicable shortfall amount in cash or immediately take all required action necessary to cause the issuance of additional shares of common stock to the investor in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Commitment Fee Shares, the investor will have received total net funds equal to the Commitment Fee. In the event that the June 2022 Note has been repaid in full (including accrued and unpaid interest) on or prior to its Maturity Date (without extension), the June 2022 Securities Purchase Agreement provides that the Company shall have the right to redeem 1,000,000 of the Commitment Fee Shares (as adjusted for stock splits, stock dividends or similar events) which were originally issued for one dollar ($1.00) paid in cash. In the event the Company receives gross proceeds of at least $5,000,000 in connection with any debt or equity financing, the Company agrees that it will apply a portion of the proceeds to repay the June 2022 Note in full.

The June 2022 Securities Purchase Agreement provides the investor with a right of first refusal with respect to future equity financings by the Company for a period of twelve months following the closing date.

The June 2022 Securities Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The shares of the Company’s common stock issued, and the shares to be issued, under the August 2022 Securities Purchase Agreement and the June 2022 Securities Purchase Agreement, the August 2022 Note, the June 2022 Note, the August 2022 Warrant and the June Warrant were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investor is an accredited investor who has purchased the securities as an investment in a private placement that did not involve a general solicitation. The shares of common stock not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation and Bylaws

Provisions of our amended and restated articles of incorporation and our bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Board of Directors; Removal of Directors. Our bylaws provide for the election of directors to one-year terms at each annual meeting of the stockholders. All directors elected to our board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal.  The board of directors is authorized to create new directorships, so long as the total number of directors does not exceed nine, and to fill such positions so created by a majority vote of the directors. Members of the board of directors may only be removed by the affirmative vote of the holders of 51% of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors.

Cumulative Voting. Cumulative voting in the election of directors is prohibited.

Board Vacancies. Vacancies on the Board may be filled by a majority of the remaining members of the Board, even though less than a quorum.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by a majority of the board of directors pursuant to the requirements of our bylaws.

Blank-Check Preferred Stock. Our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the board of directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Madison Stock Transfer, LLC, with its business address at 2500 Coney Island Avenue, Brooklyn, New York 11223.

Market Listing

Our common stock is traded on the OTCQB Venture Market under the symbol GAXY.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated articles of incorporation and bylaws provide that we may indemnify our directors, officers and employees to the fullest extent permitted by the laws of the State of Nevada. As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Neither our Bylaws nor our Articles of Incorporation, as amended, include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Parsons Behl & Latimer, Reno, Nevada.

EXPERTS

The financial statements of Galaxy Next Generation, Inc. for the years ended June 30, 2022 and 2021 and three month period ended September 30, 2022 included in this registration statement, of which this prospectus forms a part, have been so included in reliance on the report of Somerset CPAs PC, an independent registered public accounting firm appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are publicly available through the SEC's website at www.sec.gov. We also maintain a website at www.galaxynext.us, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation contain provisions that permit us to indemnify our directors and officers to the fullest extent permitted by Nevada law.  Our bylaws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of the Company or our subsidiaries, unless that indemnification is prohibited by law. These provisions do not limit or eliminate our rights or the rights of any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's or officer's fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

The rights of indemnification provided in our articles of incorporation and bylaws are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

GALAXY NEXT GENERATION, INC.

Consolidated Financial Statements For the Fiscal Years Ended June 30, 2022 and 2021 (Audited)

Index to Financial Statements	Page
Report of Independent Registered Public Accounting Firm	F-1-3
Consolidated Balance Sheets as of June 30, 2022 and 2021	F-4
Consolidated Statements of Operations for the Years Ended June 30, 2022 and 2021	F-5
Consolidated Statements of Stockholders' Deficit for the Years Ended June 30, 2022 and 2021	F-6-7
Consolidated Statements of Cash Flows for the Years Ended June 30, 2022 and 2021	F-8-9
Notes to Consolidated Financial Statements	F-10-32

Unaudited Condensed Consolidated Financial Statements For The Three Months Ended September 30, 2022

Index to Financial Statements	Page
Condensed Consolidated Balance Sheets as of September 30, 2022 (unaudited) and June 30, 2022 (audited)	F-33
Condensed Consolidated Statements of Operations for the Three Months Ended September 30, 2022 and 2021 (unaudited)	F-34
Condensed Consolidated Statement of Changes in Stockholders' Deficit for the Three Months Ended September 30, 2022 and 2021(unaudited)	F-35-36
Condensed Consolidated Statements of Cash Flows for the Three Months Ended September 30, 2022and 2021 (unaudited)	F-37
Notes to the Condensed Consolidated Financial Statements (unaudited)	F-38-49

SOMERSET
CPAs AND ADVISORS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Galaxy Next Generation, Inc.
Toccoa, Georgia

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Galaxy Next Generation, Inc. (the "Company") as of June 30, 2022 and 2021, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended, and the related consolidated notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2022 and 2021, and the results of their operations and their cash flows for the years ended June 30, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has suffered recurring losses from operations, recurring negative operating cash flows and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

somersetcpas.com

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated to the Board of Directors that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition - Refer to Note 1 of the Consolidated Financial Statements

<u>Critical Audit Matter Description</u>

The Company recognizes revenue upon transfer of control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Significant judgment is exercised by the Company in determining revenue recognition for these customer agreements, and includes the following:

- Determination of whether products and services are considered distinct performance obligations that should be accounted for separately versus together, such as software licenses and related services that are sold.
- Determination of stand-alone selling prices for each distinct performance obligation and for products and services that are not sold separately.
- The pattern of delivery (i.e., timing of when revenue is recognized) for each distinct performance obligation.

Given these factors, the related audit effort in evaluating management's judgments in determining revenue recognition for these customer agreements was extensive and required a high degree of auditor judgment.

<u>How the Critical Audit Matter Was Addressed in the Audit</u>

Our principal audit procedures related to the Company's revenue recognition for these customer agreements included the following:

- We evaluated management's significant accounting policies related to these customer agreements for reasonableness.
- We selected a sample of customer agreements and performed the following procedures:
  - Obtained and read contract source documents for each selection, including master agreements, and other documents that were part of the agreement.
  - Tested management's identification of significant terms for completeness, including the identification of distinct performance obligations and variable consideration.
  - Assessed the terms in the customer agreement and evaluated the appropriateness of management's application of their accounting policies in the determination of revenue recognition conclusions.
- We tested the mathematical accuracy of management's calculations of revenue and the associated timing of revenue recognized in the financial statements.

Warrants and Preferred Series G Stock - Refer to Note 1 of the Consolidated Financial Statements

Critical Audit Matter Description

The Company issued warrants and Preferred Series G stock in June 2022. The warrants were issued to an investor with a note payable. The Preferred Series G stock was issued to members of management pursuant to terms of employment agreements. Accordingly, the value at the grant date associated with each equity based transaction was estimated by management.

Significant judgment is exercised by the Company in determining the fair value of the equity based transactions, and includes the following:

- The Company measures the fair value of the warrants using the Black-Scholes model. The model is prepared by management's expert and considers management's best estimate of the future price of the stock, an estimate of the expected time to conversion, an estimate of the stock's volatility and the risk-free rate of return expected for an instrument with a term equal to the warrant.
- The Company measures the fair value of Preferred Series G stock using a financial model that considers the value of the preferred stock, as adjusted for the control premium. The model is prepared by management's expert and considers management's best estimate of the fair value of the controlling preferred stock on a marketable basis.

Given these factors, the related audit effort in evaluating management's estimate of the equity based transactions was extensive and required a high degree of auditor judgment.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures related to the Company's estimate for the equity based transactions associated with warrants and Preferred Series G stock included the following:

- Reviewed significant contracts, underlying agreements and supporting documentation to ensure that the accounting treatment adopted reflects the terms of the contracts and underlying agreements.
- Independently confirmed terms of warrants with the holders of the equity based instruments.
- Reviewed the variables and assumptions used in the valuation of the equity based instruments to determine if they are reasonable, consistently applied and appropriately supported.
- Reviewed the credentials of management's valuation specialist.
- Observed management's process of understanding and accepting the results of the valuation.
- Assessed the reliability of the underlying data used in the valuation.

We have served as the Company's auditor since 2018.

Somerset CPAs PC

Indianapolis, Indiana
September 23, 2022

GALAXY NEXT GENERATION, INC.
Consolidated Balance Sheets
June 30, 2022 and 2021

Assets	2022	2021

Current Assets
Cash	$ 300,899	$ 541,591
Accounts receivable, net	452,643	866,091
Inventories, net	1,002,108	3,267,667
Prepaid and other current assets	3,950	3,950

Total Current Assets	1,759,600	4,679,299

Property and Equipment, net (Note 2)	348,869	86,812

Intangibles, net (Notes 1 and 12)	1,443,191	1,516,815

Goodwill (Note 1)	834,220	834,220

Operating right of use asset (Note 7)	179,512	208,051

Total Assets	$ 4,565,392	$ 7,325,197

Liabilities and Stockholders' Deficit

Current Liabilities
Line of credit (Note 3)	$ -	$ 991,598
Derivative liability, convertible debt features (Note 5)	-	1,842,000
Current portion of long term notes payable (Note 4)	2,815,231	552,055
Accounts payable	737,948	830,433
Accrued expenses	993,371	213,772
Deferred revenue	175,436	453,862
Short term portion of related party notes and payables (Note 6)	1,238,755	3,471,755
Total Current Liabilities	5,960,741	8,355,475

Noncurrent Liabilities
Long term portion of related party notes and payables (Note 6)	586,862	-
Notes payable, less current portion (Note 4)	248,978	405,007
Total Liabilities	6,796,581	8,760,482

Stockholders' Deficit (Notes 1 and 8)
Common stock	321,134	280,744
Preferred stock - Series G, non-redeemable	-	-
Preferred stock - Series F, subject to redemption	11	-
Preferred stock - Series E, subject to redemption	-	50
Additional paid-in-capital	51,629,750	46,215,049
Accumulated deficit	(54,182,084)	(47,931,128)

Total Stockholders' Deficit	(2,231,189)	(1,435,285)

Total Liabilities and Stockholders' Deficit	$ 4,565,392	$ 7,325,197

See accompanying notes to the consolidated financial statements.

GALAXY NEXT GENERATION, INC.

Consolidated Statements of Operations

For the Years Ended June 30, 2022 and 2021

	2022	2021
Revenues	$ 3,941,832	$ 3,773,605
Cost of Sales	3,387,490	2,077,342

Gross Profit	554,342	1,696,263

General and Administrative Expenses
Stock compensation and stock issued for services and donated	172,852	2,778,550
General and administrative	5,108,441	5,089,979
Total General and Administrative Expenses	5,281,293	7,868,529
Loss from Operations	(4,726,951)	(6,172,266)

Other Income (Expense)
Other income	7,878	456,579
Expenses related to convertible notes payable:
Change in fair value of derivative liability	1,842,000	(1,619,583)
Interest accretion	(91,143)	(382,436)
Interest expense related to Equity Purchase Agreement (Note 11)	(2,143,500)	(8,462,297)
Interest expense	(1,139,240)	(8,254,333)
Total Other (Expense)	(1,524,005)	(18,262,070)

Net Loss before Income Taxes	(6,250,956)	(24,434,336)

Income taxes (Note 9)	-	-

Net Loss	$ (6,250,956)	$ (24,434,336)

Net Basic and Fully Diluted Loss Per Share	$ (0.003)	$ (2.005)

Weighted average common shares outstanding
Basic	2,274,015,175	12,185,402
Fully diluted	2,274,031,569	18,839,297

See accompanying notes to the consolidated financial statements.

GALAXY NEXT GENERATION, INC.

Consolidated Statement of Changes in Stockholders' Deficit

Year Ended June 30, 2022

											Total
	Common Stock		Preferred Stock - Series E		Preferred Stock - Series F		Preferred Stock - Series G		Additional	Accumulated	Stockholders'
	Shares (1)	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit

Balance, July 1, 2021	15,699,414	$ 280,744	500,000	$ 50	-	$ -	-	$ -	$ 46,215,049	$ (47,931,128)	$ (1,435,285)

Common stock issued for services	73,517	1,470	-	-	-	-	-	-	109,382	-	110,852

Common stock issued under Purchase Agreement	500,000	10,000	-	-	-	-	-	-	490,000	-	500,000

Commitment shares issued	1,812,500	6,400	-	-	-	-	-	-	807,350	-	813,750

Common stock issued under Equity Purchase Agreement	1,125,000	22,500	-	-	-	-	-	-	2,121,000	-	2,143,500

Retirement of Series E Preferred	-	-	(500,000)	(50)	-	-	-	-	-	-	(50)

Issuance of Series F Preferred	-	-	-	-	11,414	11	-	-	1,824,989	-	1,825,000

Issuance of Series G Preferred	-	-	-	-	-	-	51	-	-	-	-

Cancellation of fractional shares of common stock resulting from reverse split (Note 1)	(241,303)	-	-	-	-	-	-	-	-	-	-

Common stock issued as charitable donation	200,000	20	-	-	-	-	-	-	61,980	-	62,000

Consolidated net loss	-	-	-	-	-	-	-	-	-	(6,250,956)	(6,250,956)

Balance, June 30, 2022	19,169,128	$ 321,134	-	$ -	11,414	$ 11	51	$ -	$ 51,629,750	$ (54,182,084)	$ (2,231,189)

	(1) All share amounts, including those in the accompany notes, have been adjusted to reflect a 1:200 reverse split effective March 7, 2022.

See accompanying notes to the consolidated financial statements.

GALAXY NEXT GENERATION, INC.
Consolidated Statement of Changes in Stockholders' Deficit
Year Ended June 30, 2021

							Total
	Common Stock		Preferred Stock - Class E		Additional	Accumulated	Stockholders'
	Shares (1)	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit

Balance, July 1, 2020	3,140,196	$ 59,539	500,000	$ 50	$ 15,697,140	$ (23,496,792)	$ (7,740,063)

Common stock issued for services	529,000	10,580	-	-	2,767,970	-	2,778,550

Common stock issued in exchange for debt reduction	6,914,064	138,281	-	-	12,892,954	-	13,031,235

Issuance of common stock to warrant holders	1,248,961	-	-	-	-	-	-

Common stock issued under Equity Purchase Agreement	3,279,693	65,594	-	-	13,535,735	-	13,601,329

Common stock issued in acquisition	50,000	1,000	-	-	150,000	-	151,000

Common stock issued as collateral	250,000	-	-	-	-	-	-
			-	-		-
Commitment shares issued	287,500	5,750	-	-	1,171,250	-	1,177,000

Consolidated net loss	-	-	-	-	-	(24,434,336)	(24,434,336)

Balance, June 30, 2021	15,699,414	$ 280,744	500,000	$ 50	$ 46,215,049	$ (47,931,128)	$ (1,435,285)

	(1) All share amounts, including those in the accompanying notes, have been adjusted to reflect a 1:200 reverse split effective March 7, 2022.

See accompanying notes to the consolidated financial statements.

GALAXY NEXT GENERATION, INC.

Consolidated Statements of Cash Flows

For the Years Ended June 30, 2022 and 2021

	2022	2021
Cash Flows from Operating Activities
Net loss	$ (6,250,956)	$ (24,434,336)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property, equipment and intangibles	560,781	490,640
Loss on disposal of property and equipment	5,878	-
Amortization of debt discounts	91,143	274,703
Impairment expense	195,346	-
Change in fair value of derivative liability	(1,842,000)	1,595,388
Extinguishment of PPP loan	-	310,832
Stock issued for services and donated	172,802	2,778,550
Stock issued under the Equity Purchase Agreement	2,143,500	8,527,891
Stock issued for commitment fees	813,750	-
Stock issued to reduce liabilities	-	10,292,616
Changes in assets and liabilities:
Accounts receivable	413,448	(36,219)
Inventories	2,122,236	(2,320,155)
Right of use assets	28,539	15,931
Accounts payable	(92,485)	(973,836)
Accrued expenses	738,435	(2,158,140)
Deferred revenue	(278,426)	(680,130)

Net cash used in operating activities	(1,178,009)	(6,316,265)

Cash Flows from Investing Activities
Acquisition of business	-	38,846
Purchases of property and equipment	(259,307)	(33,238)
Capitalization of development costs	(503,706)	(508,266)

Net cash used in investing activities	(763,013)	(502,658)

Cash Flows from Financing Activities

Principal payments on financing lease obligations	-	(334,956)
Principal payments on notes payable	(518,598)	(62,898)
Payments on related party notes	(175,274)	(16,177)
Payments on convertible notes payable	-	(110,000)
Proceeds from convertible notes payable	-	2,697,730
Proceeds from notes payable	2,490,500	-
Proceeds from issuance of common stock	500,000	5,073,438
Payments on line of credit, net	(991,598)	(245,000)
Proceeds from notes payable-related parties	395,300	45,986

Net cash provided by financing activities	1,700,330	6,948,123

Net (Decrease) Increase in Cash and Cash Equivalents	(240,692)	129,200

Cash, Beginning of Period	541,591	412,391

Cash, End of Period	$ 300,899	$ 541,591

Supplemental and Non Cash Disclosures
Noncash additions related to notes payable	$ 53,750	$ 228,020

Cash paid for interest	$ 32,080	$ 263,242

Related party note payable issued for acquisition of business	$ -	$ 194,526

Acquisition of intangibles	$ -	$ 46,869

Convertible notes and warrants extinguished	$ 1,825,000	$ 5,402,885

Stock issued for services and donated	$ 172,852	$ 2,778,550

Property and equipment purchased with financing lease	$ 97,523	$ -

Accretion of discount on notes payable	$ 91,143	$ 382,436

Common stock issued in exchange for convertible debt reduction	$ -	$ 13,031,235

Common stock issued in connection with the Equity Purchase Agreement	$ 2,143,500	$ 13,601,329

See accompanying notes to the consolidated financial statements.

GALAXY NEXT GENERATION, INC.

FOOTNOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

Note 1 – Summary of Significant Accounting Policies

Corporate History, Nature of Business, Mergers and Acquisitions

Galaxy Next Generation LTD CO. ("Galaxy CO") was organized in the state of Georgia in February 2017 while R&G Sales, Inc. ("R&G") was organized in the state of Georgia in August 2004. Galaxy CO merged with R&G ("common controlled merger") on March 16, 2018, with R&G becoming the surviving company. R&G subsequently changed its name to Galaxy Next Generation, Inc. ("Private Galaxy").

FullCircle Registry, Inc., ("FLCR") is a holding company created for the purpose of acquiring small profitable businesses to provide exit plans for those company's owners. FLCR's subsidiary, FullCircle Entertainment, Inc. ("Entertainment" or "FLCE"), owned and operated Georgetown 14 Cinemas, a fourteen-theater movie complex located in Indianapolis, Indiana.

On June 22, 2018, Private Galaxy consummated a reverse triangular merger whereby Galaxy merged with and into Full Circle Registry, Inc.'s ("FLCR") as a newly formed subsidiary which was formed specifically for the transaction ("Galaxy MS"). The merger resulted in Private Galaxy MS becoming a wholly-owned subsidiary of FLCR. For accounting purposes, the acquisition of Private Galaxy by FLCR is considered a reverse acquisition, an acquisition transaction where the acquired company, Galaxy, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction is being treated as a purchase by Galaxy rather than a purchase by FLCR is that FLCR is a public reporting company, and Private Galaxy's stockholders gained majority control of the outstanding voting power of FLCR's equity securities. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements of the Company prior to the merger are those of Private Galaxy. The financial statements after the completion of the merger include the combined assets and liabilities of the combined company (collectively Private Galaxy, FLCR and FLCE).

In recognition of Private Galaxy's merger with FLCR, several things occurred: (1) FLCR amended its articles of incorporation to change its name from FullCircle Registry, Inc. to Galaxy Next Generation, Inc.; (2) the Company changed its fiscal year end to June 30, effective June 2018; (3) the Company's authorized shares of preferred stock were increased to 200,000,000 and authorized shares of common stock were increased to 4,000,000,000, (prior to the Reverse Stock Split) both with a par value of $0.0001; and (4) the Board of Directors and Executive Officers approved Gary LeCroy, President and Director; Magen McGahee, Secretary and Director; and Carl Austin, Director; and (5) the primary business operated by the combined company became the business that was operated by Private Galaxy.

On September 3, 2019, Galaxy acquired 100% of the stock of Interlock Concepts, Inc. ("Concepts") and Ehlert Solutions Group, Inc. ("Solutions"). The purchase price for the acquisition was 1,350,000 shares of common stock and a two year note payable to the seller for $3,000,000. The note payable to the seller is subject to adjustment based on the achievement of certain future gross revenues and successful completion of certain pre-acquisition withholding tax issues of Concepts and Solutions.

Solutions and Concepts are Utah-based audio design and manufacturing companies creating innovative products that provide fundamental tools for building notification systems primarily to K-12 education market customers located primarily in the north and northwest United States. Solutions and Concepts' products and services allow institutions access to intercom, scheduling, and notification systems with improved ease of use. The products provide an open architecture solution to customers which allows the products to be used in both existing and new environments. Intercom, public announcement (PA), bell and control solutions are easily added and integrated within the open architecture design and software model. These products combine elements over a common internet protocol (IP) network, which minimizes infrastructure requirements and reduces costs by combining systems.

On October 15, 2020, Galaxy acquired the assets of Classroom Technologies Solutions, Inc. ("Classroom Tech") for consideration of (a) paying off a secured Classroom Tech loan, not to exceed the greater of 50% of the value of the Classroom Tech assets acquired or $120,000; (b) the issuance of a promissory note in the amount of $44,526 to a Classroom Tech designee; and (c) the issuance of 10 million shares of common stock to the seller of Classroom Tech. Classroom Tech provides cutting-edge presentation products to schools, training facilities, churches, corporations and retail establishments. Their high-quality solutions are customized to meet a variety of needs and budgets in order to provide the best in education and presentation technology. Classroom Tech direct-sources and imports many devices and components which allows the Company to be innovative, nimble, and capable of delivering a broad range of cost-effective solutions. Classroom Tech also offers in-house service and repair facilities and carries many top brands.

Galaxy is a manufacturer and U.S. distributor of interactive learning technology hardware and software that allows the presenter and participant to engage in a fully collaborative instructional environment. Galaxy's products include Galaxy's own private-label interactive touch screen panel as well as numerous other national and international branded peripheral and communication devices. New technologies like Galaxy's own touchscreen panels are sold along with renowned brands such as Google Chromebooks, Microsoft Surface Tablets, Lenovo & Acer computers, Verizon WiFi and more. Galaxy's distribution channel consists of approximately 44 resellers across the U.S. who primarily sell its products within the commercial and educational market. Galaxy does not control where the resellers focus their resell efforts; however, the K-12 education market is the largest customer base for Galaxy products comprising nearly 90% of Galaxy's sales. In addition, Galaxy also possesses its own reseller channel where it sells directly to the K-12 market, primarily throughout the Southeast region of the United States.

The Entertainment segment was sold on February 6, 2019 in exchange for 193 Galaxy common shares.

Impact COVID-19 Aid, Relief and Economic Security Act

The Cares Act allowed employers to defer the deposit and payment of the employer’s share of Social Security taxes from March 27, 2020 through September 30, 2021. The deferred deposits of the employer’s share of Social Security tax must be deposited 50% by December 31, 2021, and 50% by December 31, 2022. The Company’s remaining deferred deposits and current payments due amounted to $457,704 of Social Security Tax at June 30, 2022.

In fiscal years 2022 and 2021, the Company applied for Employee Retention Credits and has recognized approximately $40,000 as a reduction to operating expenses in the consolidated statement of operations.

The Covid-19 pandemic that began in early 2020 caused shelter-in-place policies, unexpected factory closures, supply chain disruptions, and market volatilities across the globe. As a result of the economic disruptions and unprecedented market volatilities and uncertainties driven by the Covid-19 outbreak, the Company experienced some supply chain disruptions. However, the Company has not experienced any significant payment delays or defaults by our customers as a result of the COVID-19 pandemic.

The full impact of the Covid-19 outbreak continues to evolve as of the date of this report. The depth and duration of the pandemic remains unknown. Despite the availability of vaccines, recent surges in the infection rate and the detection of new variants of the virus have reinforced the general consensus that the containment of Covid-19 remains a challenge. Management is actively monitoring the global situation and its effect on its financial condition, liquidity, operations, suppliers, industry, and workforce.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Any reference in these footnotes to applicable guidance is meant to refer to the authoritative U.S. generally accepted accounting principles ("GAAP") as found in the Accounting Standards Codification ("ASC") and Accounting Standards Update ("ASU") of the Financial Accounting Standards Board ("FASB").

The financial statements include the consolidated assets and liabilities of the combined company (collectively Private Galaxy FLCR Interlock Concepts, Inc., Ehlert Solutions Group, Inc., and Classroom Tech, referred to collectively as the "Company"). See Note 12.

All intercompany transactions and accounts have been eliminated in the consolidation.

The Company is an over-the-counter public company traded under the stock symbol listing GAXY (formerly FLCR).

Use of Estimates

The preparation of consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates used in preparing the consolidated financial statements include those assumed in computing valuation of goodwill and intangible assets, valuation of convertible notes payable and warrants, and the valuation of deferred tax assets. It is reasonably possible that the significant estimates used will change within the next year.

Reverse Stock Split

Unless otherwise noted, all share and per share data referenced in the consolidated financial statements and the notes thereto have been retroactively adjusted to reflect the one-for-two hundred reverse stock split effective March 7, 2022 of our authorized and outstanding shares of common stock. As a result of the reverse stock split, certain amounts in the consolidated financial statements and the notes thereto may be slightly different than previously reported due to rounding of fractional shares, and adjustment for the reverse split.

Capital Structure

The Company's capital structure is as follows:

		June 30, 2022
	Authorized	Issued	Outstanding
Common stock	20,000,000	19,169,128	19,168,935	$.0001 par value, one vote per share

Preferred stock: All Series	200,000,000	-	-	$.0001 par value

Preferred stock-Series A	750,000	-	-	$.0001 par value; no voting rights

Preferred stock-Series B	1,000,000	-	-	Voting rights of 10 votes for 1 Preferred B share; 2% preferred dividend payable annually

Preferred stock-Series C	9,000,000	-	-	$.0001 par value; 500 votes per share, convertible to common stock

Preferred stock-Series F	15,000	11,414	11,414	$.0001 par value; no voting rights, convertible to common stock at a fixed price of $0.37 per share; stated value is $1,000 per share

Preferred stock- Series G	51	51	51	$.0001 par value; 51% of the voting power of all voting securities of the Company, including the common and preferred stock.

		June 30, 2021
	Authorized	Issued	Outstanding
Common stock	20,000,000	15,699,414	15,449,221	$.0001 par value, one vote per share

Preferred stock	200,000,000	-	-	$.0001 par value

Preferred stock-Series A	750,000	-	-	$.0001 par value; no voting rights

Preferred stock-Series B	1,000,000	-	-	Voting rights of 10 votes for 1 Preferred B share; 2% preferred dividend payable annually

Preferred stock-Series C	9,000,000	-	-	$.0001 par value; 500 votes per share, convertible to common stock

Preferred stock-Series D	1,000,000	-	-	$.0001 par value; no voting rights, convertible to common stock, mandatory conversion to common stock 18 months after issue

Preferred stock-Series E	500,000	500,000	500,000	$.0001 par value; no voting rights, convertible to common stock

Authorized common stock increased from 20,000,000 to 200,000,000 on August 31, 2022. There was a 1:200 reverse split effective on March 7, 2022.

There is no publicly traded market for the preferred shares. The Preferred Series D and E were retired in December 2021. Preferred Series G were issued in June 2022, pursuant to Employment Agreements (Note 11).

There are 34,952,209 common shares reserved at June 30, 2022 under terms of notes payable agreements, and the Stock Plan (see Notes 6, 11, and 13).

There are 2,437,467 issued common shares that are restricted as of June 30, 2022. The shares will become free-trading upon satisfaction of certain terms within the debt agreements.

Business Combinations

The Company accounts for business combinations under the acquisition method of accounting. Under this method, acquired assets, including separately identifiable intangible assets, and any assumed liabilities are recorded at their acquisition date estimated fair value. The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents the goodwill amount resulting from the acquisition. Determining the fair value of assets acquired and liabilities assumed involves the use of significant estimates and assumptions.

Revenue Recognition

Technology Interactive Panels and Related Products

The Company derives revenue from the sale of interactive panels and other related products. Sales of these panels may also include optional equipment, accessories, and services (installation, training, and other services, maintenance, and warranty services). Product sales and installation revenue are recognized when all of the following criteria have been met: (1) products have been shipped or customers have purchased and accepted title to the goods; service revenue for installation of products sold is recognized as the installation services are performed, (2) persuasive evidence of an arrangement exists, (3) the price to the customer is fixed, and (4) collectability is reasonably assured.

Deferred revenue consists of customer deposits and advance billings of the Company's products where sales have not yet been recognized. Shipping and handling costs billed to customers are included in revenue in the accompanying statements of operations. Costs incurred by the Company associated with shipping and handling are included in cost of sales in the accompanying statements of operations. Sales are recorded net of sales returns and discounts, and sales are presented net of sales-related taxes.

Because of the nature and quality of the Company's products, the Company provides for the estimated costs of warranties at the time revenue is recognized for a period of five years after purchase as a secondary warranty. The manufacturer also provides a warranty against certain manufacturing and other defects. As of June 30, 2022 and 2021, the Company accrued $108,043 and $108,043 respectively, for estimated product warranty claims, which is included in accrued expenses in the accompanying consolidated balance sheets. The accrued warranty costs are based primarily on historical warranty claims as well as current repair costs. There was $8,900 and $5,693 of warranty expense for the years ended June 30, 2022 and 2021, respectively.

Product sales resulting from fixed-price contracts involve a signed contract for a fixed price or a binding purchase order to provide the Company's interactive panels and accessories. Contract arrangements exclude a right of return for delivered items. Product sales resulting from fixed-price contracts are generated from multiple-element arrangements that require separate units of accounting and estimates regarding the fair value of individual elements. The Company has determined that its multiple-element arrangements that qualify as separate units of accounting are:

(1) product sales and

(2) installation and related services.

There is objective and reliable evidence of fair value for both the product sales and installation services and allocation of arrangement consideration for each of these units is based on their relative fair values. Each of these elements represent individual units of accounting, as the delivered item has value to a customer on a stand-alone basis. The Company's products can be sold on a stand-alone basis to customers which provides objective evidence of the fair value of the product portion of the multi-element contract, and thus represents the Company's best estimate of selling price.

The fair value of installation services is separately calculated using expected costs of installation services. Many times, the value of installation services is calculated using price quotations from subcontractors to the Company who perform installation services on a stand-alone basis.

The Company sells equipment with embedded software to its customers. The embedded software is not sold separately, and it is not a significant focus of the Company's marketing efforts. The Company does not provide post-contract customer support specific to the software or incur significant costs that are within the scope of FASB guidance on accounting for software to be leased or sold. Additionally, the functionality that the software provides is marketed as part of the overall product. The software embedded in the equipment is incidental to the equipment as a whole.

Supplier Agreement

Galaxy is an original equipment manufacturer (OEM) for an audio amplification device used primarily in classrooms under a master supplier contract. The master supplier agreement outlines terms of each purchase order issued under the agreement.

In general, Galaxy receives a prepayment with each purchase order to cover upfront costs. The prepayment, a contract liability, is recorded as deferred revenue and released to income as finished products are shipped and received. Contract assets are recorded in accounts receivable. The supplier agreement states that title passes upon receipt. The product is rebranded and sold to customers. The supplier contract was acquired with the Concepts and Solutions acquisition in September 2019. The initial contract was for 1 year with 2 two-year extensions available. The master agreement extensions will expire in September 2024. All units under the contract and related purchase orders are complete and delivered as of June 30, 2022. At June 30, 2021, approximately 11% of the units under the contract were complete and delivered.

Contract assets and contract liabilities are as follows:

	June 30, 2022	June 30, 2021
Contract Assets	$55,125	$43,360
Contract Liabilities	$-	$228,514

For the years ended June 30, 2022 and 2021, the Company recognized $1,171,344 and $1,467,589 of revenue under the above contract.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to be cash in all bank accounts, including money market and temporary investments that have an original maturity of three months or less.

From time to time, the Company has on deposit, in institutions whose accounts are insured by the Federal Deposit Insurance Corporation, funds in excess of the insured maximum. The at-risk amount is subject to significant fluctuation daily throughout the year. The Company has never experienced any losses related to these balances, and as such, the Company does not believe it is exposed to any significant risk.

Accounts Receivable

Accounts receivable is recognized when the Company's right to consideration is unconditional and is presented net of an allowance for doubtful accounts. Interest is not charged on past due accounts. Management reviews each receivable balance and estimates that portion, if any, of the balance that will not be collected. The carrying amount of accounts receivable is then reduced by an allowance based on management's estimate. Management deemed no allowance for doubtful accounts was necessary at June 30, 2022 and 2021. At June 30, 2022 and 2021, $175,436 and $190,779 of total accounts receivable were considered unbilled and recorded as deferred revenue.

Inventories

Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out (FIFO) method of accounting and is primarily comprised of interactive panels, audio, intercom and bell products and related accessories. Management estimates $116,362 and $67,635 of inventory reserves at June 30, 2022 and 2021, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

Property and equipment and the estimated useful lives used in computing depreciation, are as follows:

Furniture and fixtures	5 years
Equipment	5 to 8 years
Vehicles	5 years
Building	40 years
Building Improvements	8 years

Depreciation is provided using the straight-line method over the estimated useful lives of the depreciable assets. Depreciation expense was $35,474 and $16,005 for the years ended June 30, 2022 and 2021, respectively.

Long-lived Assets

Long-lived assets to be held and used are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over the fair value of the asset.

Goodwill

Goodwill is attributed to the reverse merger of FullCircle Registry and the acquisition of Concepts and Solutions. Goodwill is reviewed for impairment at least annually, or more frequently when events or changes in circumstances indicate that the carrying value may not be recoverable. Judgments regarding indicators of potential impairment are based on market conditions and operational performance of the business.

At each fiscal year-end, the Company performs an impairment analysis of goodwill. The Company may assess its goodwill for impairment initially using a qualitative approach to determine whether conditions exist to indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying value. If management concludes, based on its assessment of relevant events, facts and circumstances that it is more likely than not that a reporting unit's carrying value is greater than its fair value, then a goodwill impairment charge is recognized for the amount in excess, not to exceed the total amount of goodwill allocated to that reporting unit. If the fair value of a reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and no further testing is required. If determined to be impaired, an impairment charge is recorded as a general and administrative expense within the Company's consolidated statement of operations. As of June 30, 2022, the only asset required to be measured on a nonrecurring basis was goodwill and the fair value of the asset amounted to $834,220 using level 3 valuation techniques.

Intangible Assets

Intangible assets are stated at the lower of cost or fair value. Intangible assets are amortized on a straight-line basis over periods ranging from two to five years, representing the period over which the Company expects to receive future economic benefits from these assets. The Company acquired intangible assets related to acquisitions. During the year ended June 30, 2022, the Company impaired $37,885 of the intangible assets and wrote down $193,346 of inventory related to the acquisition of Classroom. There was no impairment in the year ended June 30, 2021.

Goodwill and intangible assets, and product development costs are comprised of the following at June 30, 2022:

	Cost	Accumulated Amortization	Net Book Value	Impairment	Total
Goodwill	$ 834,220	$ -	$ 834,220	$ -	$ 834,220
Finite-lived assets:
Customer list	$ 922,053	$ (472,320)	$ 449,733	$ (33,184)	$ 416,549
Vendor relationships	484,816	(264,565)	220,251	(4,701)	215,550
Capitalized product development costs	1,279,686	(468,594)	811,092	-	811,092

	$ 2,686,555	$ (1,205,479)	$ 1,481,076	$ (37,885)	$ 1,443,191

Goodwill and intangible assets, and product development costs are comprised of the following at June 30, 2021:

	Cost	Accumulated Amortization	Net Book Value	Impairment	Total
Goodwill	$ 834,220	$ -	$ 834,220	$ -	$ 834,220
Finite-lived assets:
Customer list	$ 922,053	$ (314,166)	$ 607,887	$ -	$ 607,887
Vendor relationships	484,816	(168,474)	316,342	-	316,342
Capitalized product development costs	790,118	(197,532)	592,586	-	592,586

	$ 2,196,987	$ (680,172)	$ 1,516,815	$ -	$ 1,516,815

Intangible assets such as customer lists and vendor relationships are stated at the lower of cost or fair value. They are amortized on a straight-line basis over periods ranging from three to six years, representing the period over which the Company expects to receive future economic benefits from these assets.

Estimated amortization expense related to finite-lived intangible assets for the next five years is: $272,000 for fiscal year 2023, $272,000 for fiscal year 2024, $88,099 for fiscal year 2025. Amortization expense was $254,245 and $474,635 for the years ended June 30, 2022 and 2021, respectively.

Product Development Costs

Costs incurred in designing and developing classroom technology products are expensed as research and development until technological feasibility has been established. Technological feasibility is established upon completion of a detail product design, or in its absence, completion of a working model. Upon the achievement of technological feasibility, development costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Management's judgment is required in determining whether a product provides new or additional functionality, the point at which various products enter the stages at which costs may be capitalized, assessing the ongoing value and impairment of the capitalized costs and determining the estimated useful lives over which the costs are amortized.

Annual amortization expense is calculated based on the straight-line method over the product's estimated economic lives, which are typically three to six years. Amortization of product development costs incurred begins when the related products are available for general release to customers. Amortization of product development costs was $271,062 and $195,996 for the years ended June 30, 2022 and 2021 respectively and is included in cost of revenues in the Company’s consolidated statements of operations.

Estimated amortization expense related to product development cost and finite-lived intangible assets for the next five years is: $370,344 for fiscal year 2023, $168,367 for fiscal year 2024, $131,510 for fiscal year 2025, $65,724 for fiscal year 2026, and $50,635 for fiscal year 2027 and $24,512 thereafter.

Research and Development

Research and development costs are expensed as incurred and totaled $0 for the years ended June 30, 2022 and 2021. Research and development costs of $503,706 and $508,266 were capitalized as development costs during the years ended June 30, 2022 and 2021.

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company determines a liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

If the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet ("temporary equity"). The Company determines temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Initial Measurement

The Company records financial instruments classified as liability, temporary equity, or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement - Financial Instruments Classified as Liabilities

The Company records the fair value of financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of financial instruments classified as liabilities are recorded as other income (expense).

Income Taxes

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Current income taxes are recognized for the estimated income taxes payable or receivable on taxable income or loss from the current year and any adjustment to income taxes payable related to previous years. Current income taxes are determined using tax rates and tax laws that have been enacted or subsequently enacted by the year-end date.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion or all of the deferred tax asset will not be utilized.

Stock-based Compensation

The Company records stock-based compensation in accordance with the provisions set forth in ASC 718, Stock Compensation. ASC 718 requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards. The Company, from time to time, may issue common stock to acquire services or goods from non-employees. Common stock issued to persons other than employees or directors are recorded on the basis of their fair value.

Earnings (Loss) per Share

Basic and diluted earnings (loss) per common share is calculated using the weighted average number of common shares outstanding during the period. The Company's convertible notes and warrants are excluded from the computation of diluted earnings per share as they are anti-dilutive due to the Company's losses during those periods.

Fair Value of Financial Instruments

The Company categorized its fair value measurements within the fair value hierarchy established by generally accepted accounting principles. The hierarchy is based on the valuation inputs used to measure the fair value of the asset. Level 1 inputs are quoted prices in active markets for identical assets; Level 2 inputs are significant other observable inputs; Level 3 inputs are significant unobservable inputs.

As of June 30, 2022 and 2021, the Company held certain financial assets and liabilities that are required to be measured at fair value on a recurring basis. All such assets and liabilities are considered to be Level 3 in the fair value hierarchy defined above.

Derivative Liabilities

The Company generally does not use derivative financial instruments to hedge exposures to cash flow or market risks. However, certain other financial instruments, such as warrants and embedded conversion features on the convertible debt, are classified as derivative liabilities due to protection provisions within the agreements. Such financial instruments are initially recorded at fair value using the Monte Carlo model and subsequently adjusted to fair value at the close of each reporting period. The Company accounts for derivative instruments and debt instruments in accordance with the interpretive guidance of ASC 815, ASU 2017-11, and associated pronouncements related to the classification and measurement of warrants and instruments with conversion features and anti-dilution clauses in agreements.

Recent Accounting Pronouncements

The Company has implemented all new applicable accounting pronouncements that are in effect and applicable. These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In December 2019, the FASB issued ASU No. 2019-12 "Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes ("ASU 2019-12") by removing certain exceptions to the general principles. The amendments will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. Early adoption of the amendments is permitted. Depending on the amendment, adoption may be applied on a retrospective, modified retrospective or prospective basis. The Company is currently evaluating the impact of adoption of the new guidance to its consolidated financial statements.

Note 2 – Property and Equipment

Property and equipment are comprised of the following at:

	June 30, 2022	June 30, 2021
Vehicles	$ 212,658	$ 115,135
Building	201,823	-
Equipment	16,192	25,115
Leasehold improvements	31,000	31,000
Furniture and fixtures	28,321	25,085
	489,994	196,335
Accumulated depreciation	(141,125)	(109,523)

Property and equipment, net	$ 348,869	$ 86,812

Note 3 – Line of Credit

The Company had $1,000,000 available under a line of credit bearing interest at prime plus 0.5% (3.75% at June 30, 2021) which expired October 29, 2021. The bank provided a 30-day grace period to repay the line to November 29, 2021. The line of credit was collateralized by certain real estate owned by stockholders and a family member of a stockholder, 7,026,894 shares of the Company's common stock owned by two stockholders, personal guarantees of two stockholders, and a key man life insurance policy. In addition, a 20% curtailment of the outstanding balance may occur any time prior to maturity. The outstanding balance was $0 and $991,598 at June 30, 2022 and 2021, respectively. The line of credit was paid off in November of 2021.

The Company has up to $1,000,000 available credit line under an accounts receivable factoring agreement through July 30, 2022. This agreement automatically renews for a two year period unless notice is given. Total available credit under the factoring agreement was $1,000,000 as of June 30, 2022. See Note 11.

Note 4 – Notes Payable

The Company's long term notes payable obligations to unrelated parties are as follows at:

	June 30, 2022	June 30, 2021

Note payable with a bank bearing interest at 4% and maturing on June 26, 2020. The note was renewed by the lender with a revised maturity of June 26, 2021 and an interest rate of 3%. In July 2021, the note was renewed by the lender with a revised maturity date of July 7, 2026. The renewal provides for monthly principal and interest payments of $4,405 through maturity. The note is collateralized by a certificate of deposit owned by a related party.

	$ 207,058	$ 237,039

Note payable to an investor bearing interest at 10% and maturing on January 13, 2022 with monthly installments of principal and interest of $45,294 beginning in June 2021. This note was paid in full on May 2, 2022.	-	348,456

Note payable to an investor of $360,000 bearing interest at 12% and maturing February 28, 2023. Monthly installments of $30,000 beginning May 2022. The loan was issued at a discount of $60,000 and has a convertible default provision in the event the Company does not make the monthly payments. In July 2022, payments for June, July, and August 2022 were deferred to September 30, 2022 by the lender in exchange for $30,000 increase in the principal and a change in terms of certain default provisions.	269,432	-

Note payable to an investor bearing interest at 12% and maturing March 18, 2023. Monthly installments of $22,558 begin on May 2022. The loan was issued at a discount of $24,450 and has a convertible default provision in the event the Company does not make the monthly payments.	158,745	-

Note payable to an investor bearing interest at 12% and maturing on May 26, 2023 with monthly installments of principal and interest of $120,185 beginning in May 2022. On May 25, 2022, the June, July, and August 2022 payments were deferred in exchange for 750,000 shares of common stock and a $146,667 increase to the principal balance.	1,294,198	-

Note payable of $600,000 due December 21, 2022, issued at a discount of $60,000, bearing 12% annual interest. A warrant for the purchase of 600,000 common shares at an exercise price of $0.50 per share was issued as a commitment fee. Principal and interest on the loan are due at maturity.	540,000	-

Note payable of $450,000 with payments of $62,438 due each month starting on September 22, 2022. The loan was issued at a discount of $49,500, bears 11% interest and has a convertible default provision in the event the Company does not make the monthly payments.	400,500	-

Long term loan under Section 7(b) of the Economic Injury Disaster Loan program bearing interest at 3.75% and maturing in May 2050. Monthly installments of principal and interest of $731 begin November 23, 2022.	150,000	150,000

Financing lease liabilities for offices and warehouses with monthly installments of $22,810 (ranging from $245 to $9,664) over terms expiring through December 2024.	179,512	208,051

Note payable with a finance company for delivery vehicle with monthly installments totaling $679 including interest at 8.99% over a 6 year term expiring in December 2025.	25,771	31,016

Note payable with a finance company for delivery vehicle with monthly installments totaling $948 including interest at 5.9% over a 6 year term expiring in January 2027.	51,826	-

Note payable with a bank for delivery vehicle with monthly installments totaling $844 including interest at 6% over a 4 year term expiring in August 2025.	29,696	-
Total Notes Payable	3,306,738	974,562

Less: Unamortized original issue discounts	242,529	17,500

Current Portion of Notes Payable	2,815,231	552,055

Long-term Portion of Notes Payable	$ 248,978	$ 405,007

The original issue discount is being amortized over the terms of the notes using the effective interest method.

The Company was notified by the SBA that the PPP loan of approximately $310,000 was forgiven and recorded the forgiveness as other income in the consolidated statement of operations for the year ended June 30, 2021.

Future minimum principal payments on the non-related party long term notes payable are as follows:

Year ending June 30,
2023	$2,815,231
2024	152,738
2025	103,031
2026	72,499
2027	22,250
Thereafter	140,989
$3,306,738

Note 5 – Fair Value Measurements

The following table presents information about the assets and liabilities that are measured at fair value on a recurring basis at June 30, 2022 and 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value

At June 30 , 2022
	Total	Level 1	Level 2	Level 3
Original issue discount, convertible debt	$ -	$ -	$ -	$ -

At June 30, 2021
	Total	Level 1	Level 2	Level 3
Original issue discount, convertible debt	$ 1,842,000	$ -	$ -	$ 1,842,000

The Company measures the fair market value of the Level 3 liability components using the Monte Carlo model and projected discounted cash flows, as appropriate. These models were prepared by an independent third party and consider management's best estimate of the conversion price of the stock, an estimate of the expected time to conversion, an estimate of the stock's volatility, and the risk-free rate of return expected for an instrument with a term equal to the duration of the convertible note. In December 2021, the derivative liability was eliminated when the Company entered into an agreement to convert the convertible debt into preferred stock. (See Note 6).

Note 6 – Related Party Transactions

	June 30, 2022	June 30, 2021

Note payable to a stockholder in which the $200,000 principal plus $10,000 of interest was payable in December 2019. Borrowings under the note increased to $400,000 and the maturity was extended to November 13, 2021. The note bears interest at 6% per annum and is payable in cash or common stock, at the Company's option. If interest is paid in common stock, the conversion price will be the market price at the time of conversion. Principal on the note at maturity was convertible into 400,000 shares of Series D Preferred Stock. If principal was paid prior to maturity, the right of conversion would be terminated. Extinguished by exchange for Series F Preferred Stock on December 28, 2021.

	$ -	$400,000

Fair value of unsecured notes payable to seller of Concepts and Solutions, a related party, bearing interest at 3% per year, payable in annual installments through November 30, 2021. Payment is subject to adjustment based on the achievement of minimum gross revenues and successful completion of certain preacquisition withholding tax issues of Concepts and Solutions.	1,030,079	1,030,079

Note payable to a stockholder in which the note principal plus 6% interest was payable on November 7, 2021. Note was amended in March 2020 by increasing the balance to $1,225,000. Interest is payable in cash or common stock, at the holder's option. If interest is paid in common stock, the conversion price was to be the market price at the time of conversion. Principal on the note at maturity was convertible into 1,225,000 shares of Series D Preferred Stock. If principal was paid prior to maturity, the right of conversion would be terminated. Extinguished by exchange for Series F Preferred Stock on December 27, 2021.

	-	1,225,000

Note payable to a stockholder in which the note principal plus 6% interest is payable in November 13, 2021. Interest was payable in cash or common stock, at the Company's option. If interest was paid in common stock, the conversion price would be the market price at the time of conversion. Principal on the note at maturity was convertible into 200,000 shares of Series D Preferred Stock. If principal was paid prior to maturity, the right of conversion would be terminated. Extinguished by exchange for Series F Preferred Stock on December 20, 2021.	-	200,000

Note payable to a stockholder in which the note principal plus interest at 15% is payable the earlier of 60 days after invoicing a certain customer, or April 2022 due to an extension granted by the lender. On December 23, 2021, an amendment extended the maturity to March 30, 2025, changed the interest rate to 10% with monthly payments of principal and interest of $8,823 beginning in June 2022. The note is collateralized by a security interest in a certain customer purchase order. Monthly payments were deferred by the lender to a future date to be determined by the lender.	385,000	385,000

Note payable related to the acquisition of Classroom Tech in which the note principal is payable in 2021 with no interest obligations, upon the shareholder’s resolution of a preacquisition liability with a bank.	55,000	155,690

Long term note bearing interest at 6% and maturing December 31, 2024 and other short term payables due to stockholders and related parties.	355,538	75,986

Total Related Party Notes Payable	1,825,617	3,471,755

Current Portion of Related Party Notes Payable	1,238,755	3,471,755

Long-term Portion of Related Party Notes Payable	$586,862	$ -

In December of 2021, $1,825,000 of related party convertible notes and 500,000 shares of Series E preferred stock were eliminated upon the execution of an agreement to exchange them for Series F preferred shares. In addition, the exchange of the notes resulted in the elimination of the derivative liability related to the conversion features of the notes into Series D Preferred stock. The derivative liability was reduced by $1,842,000 resulting in additional paid in capital of approximately $1,825,000. On June 30, 2022 and 2021, the derivative liability is $0 and $1,842,000.

Leases

The Company leases property used in operations from a related party under terms of a financing lease. The term of the lease expires on December 31, 2021 and continues on a month to month basis. The monthly lease payment is $9,664 plus maintenance and property taxes, as defined in the amended lease agreement. Rent expense for this lease was $115,968 and $290,772 for the years ended June 30, 2022 and 2021, respectively.

The Company leases a vehicle from related parties under a financing lease (Note 4) which ended in July 2021. The Company paid the lease payments directly to the creditors, rather than the lessor. The leased vehicle is used in operations for deliveries and installations.

Other Agreements

A related party collateralizes the Company's short-term note with a certificate of deposit in the amount of $274,900, held at the same bank. The related party will receive a $7,500 collateral fee for this service (see Note 4).

A related party loaned the Company $370,000 on June 1, 2022 for working capital purposes (Note 6). The loan bears interest at 6% and is due at maturity on December 31, 2024.

Note 7 – Lease Agreements

Financing Lease Agreements

The Company leases offices and warehouses under financing lease agreements with monthly installments of $22,810 (ranging from $245 to $9,664) over various terms, expiring through December 2024.

	June 30, 2022	June 30, 2021
Right of use assets:
Operating right of use assets	$179,512	$208,051

Operating lease liabilities
Current portion of leases payable	80,096	152,824
Leases payable, less current portion	99,416	55,227
Total operating lease liabilities	$179,512	$208,051

As of June 30, 2022, operating lease maturities are as follows:

Period ending June 30,
2023	$80,096
2024	76,229
2025	23,187

$179,512

Note 8 – Equity

All share amounts have been adjusted to reflect a 1:200 reverse split effective March 7, 2022.

For the year ended June 30, 2022:

During the year ended June 30, 2022, the Company issued 73,517 shares of common stock for services.

During the year ended June 30, 2022, the Company issued 500,000 shares of common stock under a Purchase Agreement.

During the year ended June 30, 2022, the Company issued 1,125,000 shares of common stock in exchange for proceeds under the Equity Purchase Agreement.

During the year ended June 30, 2022, the Company issued 1,812,500 shares of common stock as commitment shares in a structured loan.

During the year ended June 30, 2022, the Company cancelled 241,303 shares of common stock representing fractional shares resulting from the 1:200 reverse split.

During the year ended June 30, 2022, the Company entered into exchange agreements to issue 11,414 shares of Preferred Series F stock.

During the year ended June 30, 2022, the Company cancelled 500,000 shares of Preferred Series E stock.

During the year ended June 30, 2022, the Company issued 51 shares of Preferred Series G stock under terms of employment agreements.

During the year ended June 30, 2022, the Company issued 600,000 warrants to an investor.

For the year ended June 30, 2021:

During the year ended June 30, 2021, the Company issued 529,000 shares of common stock for professional consulting services. These shares were valued at $2,778,550 upon issuance during the year ended June 30, 2021.

During the year ended June 30, 2021, the Company issued 6,914,064 shares of common stock for debt reduction. These shares were valued at $13,031,235 upon issuance during the year ended June 30, 2021.

During the year ended June 30, 2021, the Company issued 1,248,961 shares of common stock to warrant holders in six cashless transactions.

During the year ended June, 2021, the Company issued 3,279,693 shares of common stock under the Equity Purchase Agreement. These shares were valued at $13,601,329 upon issuance during the year ended June 30, 2021.

During the year ended June 30, 2021, the Company issued 250,000 shares of common stock as collateral for the line of credit. The shares were held in the Company's name and serve as collateral for a line of credit with a bank.

During the year ended June 30, 2021, the Company issued 50,000 shares of common stock for the acquisition of Classroom Technology Solutions, Inc. These shares were valued at $151,000 upon issuance during the year ended June 30, 2021.

See the capital structure section in Note 1 for disclosure of the equity components included in the Company's consolidated financial statements.

Warrants

Warrants are granted with an exercise price no less than the fair market value of the warrant on the date of the grant and vest immediately.  A warrant is entitled to convert into one common share at an exercise price of $0.50.  There are 600,000 warrants granted on June 21, 2022.

The fair value of each equity-based award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table for the year ended June 30, 2022:

Stock price volatility	190%
Expected term	1 year
Risk-free interest rate	3.21%
Expected dividends	0%

A summary of the warrant status at June 30, 2022 and changes during the year ended is presented below.  There were no warrants outstanding during the year ended June 30, 2021.

	Warrants	Weighted Average Exercise Price
Outstanding, beginning of year	-	$ -
Granted	600,000	0.50
Forfeited	-	-
Outstanding, end of year	600,000	$ 0.50

Exercisable, end of year	600,000

A further summary of warrants outstanding at June 30, 2022 is as follows:

Warrants	Exercise price	Number Exercisable	Number Outstanding	Weighted Average Remaining Life	Intrinsic Value
600,000	$ 0.50	600,000	600,000	5 years	Amount is negligible

There are no unvested warrants.

Note 9 - Income Taxes

The Company’s effective tax rate differed from the federal statutory income tax rate for the years ended June 30, 2022 and 2021 as follows:

Federal statutory rate	21%
State tax, net of federal tax effect	5.5%
Valuation allowance	27%
Effective tax rate	0%

The Company had no federal or state income tax (benefit) for the years ended June 30, 2022 and 2021.

The Company’s deferred tax assets and liabilities as of June 30, 2022 and 2021, are summarized as follows:

Federal	2022	2021

Deferred tax assets	$7,781,500	$10,226,700
Less valuation allowance	(7,781,500)	(10,226,700)
Deferred tax liabilities	-	-
	-	-
State

Deferred tax assets	1,966,600	2,730,800
Less valuation allowance	(1,966,600)	(2,730,800)
Deferred tax liabilities	-	-
	-	-
Net Deferred Tax Assets	$-	$-

The Company's policy is to provide for deferred income taxes based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. The Company has not generated taxable income and has not recorded any current income tax expense at June 30, 2022 and 2021, respectively.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred taxes is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.

The Company's deferred tax assets are primarily comprised of net operating losses ("NOL") that give rise to deferred tax assets. The NOL carryforwards expire over a range from 2023 to 2038, with certain NOL carryforwards that have no expiration. There is no tax benefit for goodwill impairment, which is permanently non-deductible for tax purposes. Additionally, due to the uncertainty of the utilization of NOL carry forwards, a valuation allowance equal to the net deferred tax assets has been recorded.

The significant components of deferred tax assets as of June 30, 2022 and 2021, are as follows:

	2022	2021
Net operating loss carryforwards	$9,539,900	$ 12,579,200
Valuation allowance	(9,748,100)	(12,957,500)
Property and equipment	(32,000)	(20,400)
Goodwill	11,000	251,600
Intangible assets	124,600	72,900
Development costs	46,100	27,900
Inventory allowance	30,300	17,800
Warranty accrual and other	28,200	28,500
Net Deferred Tax Assets	$-	$ -

As of June 30, 2022, the Company does not believe that it has taken any tax positions that would require the recording of any additional tax liability, nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next twelve months. As of June 30, 2022, the Company's income tax returns generally remain open for examination for three years from the date filed with each taxing jurisdiction.

Note 10 – Commitments, Contingencies, and Concentrations

Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

On September 4, 2019, the Company recorded a pre-acquisition liability for approximately $591,000 relative to unpaid payroll tax liabilities and associated penalties and fees of Concepts and Solutions. The liability is included in the note payable to seller of $1,030,079 at June 30, 2022 and 2021 (Note 6).

Concentrations

Galaxy contracts the manufacture of its products with overseas suppliers. The Company's sales could be adversely impacted by a supplier's inability to provide Galaxy with an adequate supply of inventory. Galaxy has three vendors that accounted for approximately 83% of purchases and three vendors that accounted for approximately 75% of purchases as of June 30, 2022 and 2021, respectively.

Galaxy has two customers that accounted for approximately 77% of accounts receivable at June 30, 2022 and two customers that accounted for approximately 73% of accounts receivable at June 30, 2021. Galaxy has three customers that accounted for approximately 66% and two customers that accounted for approximately 50% of total revenue for the years ended June 30, 2022 and 2021, respectively.

Note 11 – Material Agreements

Manufacturer and Distributorship Agreement

On September 15, 2018, the Company signed an agreement with a company in China for the manufacture of Galaxy’s SLIM series of interactive panels. The manufacturer agreed to manufacture, and the Company agreed to be the sole distributor of the interactive panels in the United States for a term of two years. The agreement includes a commitment by Galaxy to purchase $2 million of product during the first year beginning September 2018. If the minimum purchase is not met, the manufacturer can require the Company to establish a performance improvement plan, and the manufacturer has the right to terminate the agreement. The payment terms are 20% in advance, 30% after the product is ready to ship, and the remaining 50% 45 days after receipt. The manufacturer provides Galaxy with the product, including a three-year manufacturer’s warranty from the date of shipment. The agreement renews automatically in two year increments unless three months’ notice is given by either party. The Company has met the requirements of the agreement.

Equity Purchase Agreement

On May 31, 2020, the Company entered into a two year purchase agreement (the "Equity Purchase Agreement") with an investor, which was amended and restated on July 9, 2020 and then again on December 29, 2020. Pursuant to the terms of the Equity Purchase Agreement, the investor agreed to purchase up to $10 million of the Company's common stock (subject to certain limitations) from time to time during the term of the Equity Purchase Agreement. During the years ended June 30, 2022 and 2021, the Company issued 1,125,000 and 3,279,693 shares of common stock to the investor in exchange for proceeds for working capital to support research and development cost and other general and administrative expenses.

Accounts Receivable Factoring Agreement

On July 30, 2020, the Company entered into a two-year accounts receivable factoring agreement with a financial services company to provide working capital. Pursuant the agreement, the financial services company will pay the Company an amount up to eighty percent (80%) of the purchase price for the purchased accounts. Factoring fees are 2.5% of the face value of the account receivable sold to the factoring agent per month until collected. For collections over 90 days from the invoice date, the fee increases to 3.5%. The agreement contains a credit line of $1,000,000 and requires a minimum of $300,000 of factored receivables per calendar quarter. The agreement includes early termination fees and is guaranteed by the Company and by two of the stockholders individually. The Company paid collection fees of $73,865 and $77,600 during the years ended June 30, 2022 and 2021, respectively.

Employment Agreements

On January 1, 2020, the Company entered into an employment agreement with the Chief Executive Officer (CEO) of the Company for a two-year term which was amended on September 1, 2020 and further amended in 2022 to extend the term for an additional three-years. Under the amended employment agreement, the CEO will receive annual compensation of $500,000, and an annual discretionary bonus based on profitability and revenue growth and preferred stock to maintain, together with the CFO, more than 51%  of the total voting rights. The agreement includes a non-compete agreement and severance benefits of $90,000. In June 2022, 26 shares of Preferred Series G stock were issued to the CEO under terms of this agreement, which represents 26% of the voting power.

On January 1, 2020, the Company entered into an employment agreement with the Chief Finance Officer/Chief Operations Officer (CFO/COO) of the Company for a two-year term, which was amended on September 1, 2020 and further amended in 2022 to extend the term for an additional three-years. Under the amended employment agreement, the CFO/COO will receive annual compensation of $250,000, and an annual discretionary bonus based on profitability and revenue growth and preferred stock to maintain, together with the CEO, more than 51% of the total voting rights. The agreement includes a non-compete agreement and severance benefits of $72,000. In June 2022, 25 shares of Preferred Series G stock were issued to the CFO/COO under terms of this agreement which represents 25% of the voting power.

Consulting Agreement

Galaxy entered into a 26-month consulting agreement in May 2017 for advisory services. In exchange for services provided, the consultants receive consulting fees of $15,000 per month and a 4.5% equity interest in Galaxy. The 4.5% equity interest was converted to common stock upon the Common Controlled Merger of R&G and Galaxy CO (as described in Note 1). The consulting agreement was renewed in May 2019 with monthly payment terms of $15,000 and 450,000 shares of common stock upon execution of the renewal. The Company paid the consultants $0 and $0 for consulting services provided during the years ended June 30, 2022 and 2021, respectively. The Company issued 0 and 97,250,000 shares to the consultants under the Company's Stock Plan during the years ended June 30, 2022 and 2021, respectively.

Consulting Agreement

The Company entered into a consulting agreement in May 2018 for advisory services such as maintaining ongoing stock market support such as drafting and delivering press releases and handling investor requests. The program will be predicated on accurate, deliberate, and direct disclosure and information flow from the Company and dissemination to the appropriate investor audiences. In exchange for these consulting services provided, the advisor received $15,000 at contract inception, 10,000 shares of common stock and $4,000 monthly through April 2019. The contract expired in fiscal year 2021. The Company paid the consultants $0 and $0 for consulting services provided during the years ended June 30, 2022 and 2021 respectively.

Agency Agreement

Effective December 11, 2018, the Company entered into a 12-month contract with an agent to raise capital. The agent receives a finder's fee ranging from 4% to 8% relative to the amount of capital raised, plus restricted shares in an amount equal to 4% of capital raised, if successful. The Agreement contains an option to extend the contract term for an additional six months. The parties signed a release to end the agreement effective January 15, 2021. The Company paid $0 in fees and issued no shares of common stock during the year ended June 30, 2022. The Company paid $40,000 in fees and issued no shares of common stock during the year ended June 30, 2021.

Investor Relations and Advisory Agreement

On May 1, 2019, the Company entered into an Investor Relations and Advisory Agreement. The Agreement was amended May 1, 2022.  The Company pays $8,000 per month under this agreement in cash and a restricted common stock monthly fee in advance of services each month. The number of shares issued is calculated based on the closing price of the Company's common shares on the first day of the month. The Company paid $0 and $0 in fees during years ended June 30, 2022 and 2021. The Company issued 61,017 common shares to the consultant on February 2, 2022 and 1,000,000 common shares on August 1, 2022.

Investor Relations Consulting Agreement

On April 26,2022, the Company entered into a 12 month Investor Relations Consulting Agreement. The Company pays $10,000 per month under this agreement in cash and $20,000 worth of restricted common stock four times over the term of the agreement. The Agreement will automatically renew each year, unless either party gives notice.

Business Development and Marketing Agreement

Effective June 10, 2019, the Company entered into a three-month contract for certain advisory and consulting services, which was renewed in one to three month increments after the initial contract period. The Company issues 15,000 shares and pays $20,000 per month under the terms of the initial agreement. The Company paid $0 and $102,500 in fees during the years ended June 30, 2022 and 2021. The Company issued 12,500 and 42,500 shares to the consultant for consulting services during the years ended June 30, 2022 and 2021, respectively.

Consulting Agreement

Effective October 1, 2019, the Company entered into a 1-year agreement for corporate consulting services and financial advisory services. The Company will issue 50,000 shares to the consultant each quarter, up to a total of 200,000 shares for the year. The Company paid $0 and $40,000 in fees during the years ended June 30, 2022 and 2021, respectively. The Company issued 0 and 50,000 shares to the consultant for consulting services during the years ended June 30, 2022 and 2021, respectively.

Note 12 – Acquisitions

Classroom Technologies Solutions, Inc.

On October 15, 2020, the Company entered into an Asset Purchase Agreement, to acquire the assets of Classroom Technologies Solutions, Inc. ("Classroom Tech") for consideration of (a) paying off a secured Classroom Tech loan, not to exceed the greater of 50% of the value of the Classroom Tech assets acquired or $120,000; (b) the issuance of a promissory note in the amount of $44,526 to a Classroom Tech designee; and (c) the issuance of 10 million shares of common stock to the seller of Classroom Tech.

The following table summarizes the allocation of the fair value of the assets as of the acquisition date through pushdown accounting

Cash	$38,836
Accounts receivable	31,710
Inventory	209,431
Property and equipment	17,530
Other assets	1,150
Intangibles	46,869
Total Assets	$345,526
Consideration

Stock	$151,000
Bonus program	30,000
Notes payable to seller and related party of seller	164,526
$345,526

Impairment expense during the year ended June 30, 2022 relates to the Company's purchase price adjustment for the Classroom Tech acquisition on October 15, 2020. During the acquisition, customer lists and vendor relationship intangible assets were recorded in the amount of $46,869. In October 2021, the Company moved its Florida operations to a new leased location. Management discovered inventory items with missing parts that could not be sold. As a result, the bonus payable of $30,000 to the seller of Classroom Tech was removed, the inventory was written down and the intangible assets were impaired.

Note 13 – Stock Plan

The Company established a 2022 Equity Stock Purchase Plan to encourage the purchase of shares of common stock by eligible employees and participating companies. No shares have been purchased under the Plan to date.

The Company established a 2022 Equity Incentive Plan to enable the Company to award long term performance-based equity incentives to employees and others. No equity awards have been issued under the Plan to date.

An Employee, Directors, and Consultants Stock Plan was established by the Company (the "Plan"). The Plan is intended to attract and retain employees, directors and consultants by aligning the economic interest of such individuals more closely with the Company's stockholders by paying fees or salaries in the form of shares of the Company's common stock. The 2020 Plan was effective September 16, 2020 and expired December 15, 2021. Common shares of 1,961 are reserved for stock awards under the Plans. There were 98,857,857 shares awarded under the Plans as of June 30, 2021. No additional shares were awarded during the year ended June 30, 2022.

Note 14 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying consolidated financial statements, the Company had negative working capital of approximately $3,800,000, an accumulated deficit of approximately $54,000,000, and cash used in operations of approximately $1,200,000 at June 30, 2022.

The Company's operational activities have primarily been funded through issuance of common stock for services, related party advances, equity purchase agreement transactions for proceeds, accounts receivable factoring, debt financing and through the deferral of accounts payable and other expenses. The Company intends to raise additional capital through the sale of equity securities or borrowings from financial institutions and investors and possibly from related and nonrelated parties who may in fact lend to the Company on reasonable terms. Management believes that its actions to secure additional funding will allow the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving any of these objectives. These sources of working capital are not assured, and consequently do not sufficiently mitigate the risks and uncertainties disclosed above. The ability of the Company to continue as a going concern is dependent upon management's ability to raise capital from the sale of its equity and, ultimately, the achievement of operating revenues. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 15 – Subsequent Events

In July and August, 2022, a shareholder and Board President loaned the Company $410,785 for working capital. The loan bears interest at 6% and matures on December 31, 2024. During the first six months of the loan, weekly payments of $13,722 are payable on the loan.

On July 11, 2022, the Company issued 800,000 shares to an investor as commitment fees for a note payable.

On July 16, 2022, the Company entered into a one year agreement with an underwriter. The Company paid the underwriter $15,000 upon engagement. Future fees and equity issuance to the underwriter are planned based on future events.

In July 18, 2022, the Company entered into an amendment to a promissory note with a lender to defer the $30,000 monthly payments for June, July, and August 2022 to September 30, 2022 in exchange for a $30,000 increase in the principal of a $360,000 note payable and a change in terms of certain default provisions (Note 4).

On July 18, 2022, the Company changed its authorized common shares to 200,000,000 with the State of Nevada (Note 1).

On August 1, 2022, the Company issued 1,000,000 shares to a consultant and shareholder for advisory fees under an Investment Relations and Advisory Agreement.

On August 18, 2022, the Company received proceeds of $125,000 pursuant to a new note payable of $144,200 with equal installment payments of $16,150 due each month starting September 17, 2022. The loan was issued at a discount of $15,450, bears interest at 12% and has a convertible default provision in the event the Company does not make the monthly payments.

On August 31, 2022, the Company received proceeds of $155,837 under an equity line of credit with a bank. The line of credit bears interest at prime plus 1% and matures August 25, 2027. Collateral on the line of credit includes a certain fixed asset of the Company.

On August 24, 2022, the Company issued 350,000 shares to a church in upstate New York as a charitable donation.

On August 29, 2022, the Company received 36,500 shares of common stock from a former investor. The shares can be re-issued.

On August 31, 2022, the Company entered into a $900,000 note payable with an investor, issued at a discount of $135,000, due August 31, 2023, and bearing 12% interest. A warrant for the purchase of 1,000,000 common shares at an exercise price of $.01 per share was issued as a commitment fee to the investor. Additional commitment fees could apply based on future events. The exercise price of the warrant is subject to change based on future events. Payment of principal and interest is due at maturity. The note has a convertible default provision in the event the Company does not make the payment at maturity.  The conversion terms are variable and equal to the lowest trading price (i) during the previous twenty (20) trading day period ending on the date of issuance of the Note, or (ii) during the previous twenty (20) trading day period ending on the conversion date.  There are other variable terms related to conversion if default occurs. The note has anti-dilution clauses as well.  The conversion terms are not applicable as long as the loan is current.

On September 19, 2022, the Company issued 70,922 shares to a consultant for advisory fees under an Investment Relations Agreement.

=====================================================================================================================================

GALAXY NEXT GENERATION, INC.
Condensed Consolidated Balance Sheets

	September 30, 2022	June 30, 2022
Assets	(Unaudited)	(Audited)
Current Assets
Cash	$ 163,126	$ 300,899
Accounts receivable, net	797,746	452,643
Inventories, net	950,709	1,002,108
Other current assets	3,950	3,950
Total Current Assets	1,915,531	1,759,600

Property and Equipment, net (Note 2)	338,676	348,869
Intangibles, net (Notes 1 and 11)	1,388,912	1,443,191
Goodwill (Note 1)	834,220	834,220
Operating right of use asset (Note 6)	159,791	179,512
Total Assets	$ 4,637,130	$ 4,565,392

Liabilities and Stockholders' Deficit
Current Liabilities
Line of credit (Note 3)	$ 160,000	$ -
Current portion long term notes payable (Note 4)	3,078,492	2,815,231
Accounts payable	617,770	737,948
Accrued expenses	1,133,944	993,371
Deferred revenue	647,433	175,436
Short term portion of related party notes and payables (Note 5)	1,183,755	1,238,755
Total Current Liabilities	6,821,394	5,960,741
Noncurrent Liabilities
Related party notes payable, less current portion (Note 5)	1,038,457	586,862
Notes payable, less current portion (Note 4)	26,683	248,978
Total Liabilities	7,886,534	6,796,581

Stockholders' Equity (Deficit)
Common stock	321,356	321,134
Preferred stock – Series G, non-redeemable	-	-
Preferred stock - Series F, subject to redemption	11	11
Additional paid-in-capital	52,164,956	51,629,750
Accumulated deficit	(55,735,727)	(54,182,084)
Total Stockholders' Deficit	(3,249,404)	(2,231,189)

Total Liabilities and Stockholders' Deficit	$ 4,637,130	$ 4,565,392

 See accompanying notes to the condensed consolidated financial statements (unaudited).

GALAXY NEXT GENERATION, INC.

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months
	Ended September 30,
	2022	2021
Revenues	$ 619,053	$ 1,684,771
Cost of Sales	271,485	1,018,763

Gross Profit	347,568	666,008

General and Administrative Expenses
Stock compensation and stock issued for services	188,128	32,750
General and administrative	1,431,979	1,498,124
Total General and Administrative Expenses	1,620,107	1,530,874
Loss from Operations	(1,272,539)	(864,866)

Other Income (Expense)
Other income	2,543	-
Change in fair value of derivative liability	-	1,008,000
Interest accretion	(121,270)	(8,750)
Interest expense related to Equity Purchase Agreement (Note 10)	-	(252,900)
Interest expense	(162,377)	(267,511)

Total Other Income (Expense)	(281,104)	478,839

Net Loss before Income Taxes	(1,553,643)	(386,027)

Income taxes (Note 8)	-	-

Net Loss	$ (1,553,643)	$ (386,027)

Net Basic and Fully Diluted Loss Per Share	$ (0.0751)	$ (0.0245)

Weighted average common shares outstanding
Basic	20,685,938	15,727,493
Fully diluted	21,731,591	19,394,297

See accompanying notes to the condensed consolidated financial statements (unaudited).

GALAXY NEXT GENERATION, INC.
Consolidated Statement of Changes in Stockholders' Deficit
Three Months Ended September 30, 2022
(Unaudited)
									Total
	Common Stock (1)		Preferred Stock Series G		Preferred Stock Series F		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance, July 1, 2022	19,169,128	$ 321,134	51	$ -	11,414	$ 11	$ 51,629,750	$ (54,182,084)	$ (2,231,189)

Common stock issued for services	1,070,922	107	-	-	-	-	188,021	-	188,128

Commitment shares issued	800,000	80	-	-	-	-	144,720	-	144,800

Common stock issued for charitable donation	350,000	35	-	-	-	-	52,465	-	52,500

Fair value of warrants	-	-	-	-	-	-	150,000	-	150,000

Return of common stock	(36,500)	-	-	-	-	-	-	-	-

Consolidated net loss	-	-	-	-	-	-	-	(1,553,643)	(1,553,643)

Balance, September 30, 2022	21,353,550	$ 321,356	51	$ -	11,414	$ 11	$ 52,164,956	$ (55,735,727)	$ (3,249,404)
(1) All share amounts, including those in the accompanying notes, have been adjusted to reflect a 1:200 reverse split effective March 7, 2022.

See accompanying notes to the condensed consolidated financial statements (unaudited).

GALAXY NEXT GENERATION, INC.
Consolidated Statement of Changes in Stockholders' Equity (Deficit)
Three Months Ended September 30, 2021
(Unaudited)
							Total
	Common Stock (1)		Preferred Stock - Class E		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance, July 1, 2021	15,699,414	$ 280,744	500,000	$ 50	$ 46,215,049	$ (47,931,128)	$ (1,435,285)

Common stock issued for services	12,500	250	-	-	32,500	-	32,750

Common stock issued under Equity Purchase Agreement	450,000	9,000	-	-	1,082,000	-	1,091,000

Consolidated net loss	-	-	-	-	-	(386,027)	(386,027)

Balance, September 30, 2021	16,161,914	$ 289,994	500,000	$ 50	$ 47,329,549	$ (48,317,155)	$ (697,562)

(1) All share amounts, including those in the accompanying notes, have been adjusted to reflect a 1:200 reverse split effective March 7, 2022.

See accompanying notes to the condensed consolidated financial statements (unaudited).

GALAXY NEXT GENERATION, INC.
Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities
Net loss	$ (1,553,643)	$ (386,027)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	177,376	130,145
Amortization of convertible debt discounts and warrants	121,270	8,750
Change in fair value of derivative liability	-	(1,008,000)
Stock issued for services and donated	385,428	32,750
Stock issued under Equity Purchase Agreement	-	252,900
Fair value of warrants issued	150,000	-

Changes in assets and liabilities:
Accounts receivable	(345,103)	(61,683)
Inventories	51,399	(109,402)
Right of use assets	19,721	16,321
Accounts payable	(120,178)	7,847
Accrued expenses	140,573	382,863
Deferred revenue	471,997	(139,273)

Net cash used in operating activities	(501,160)	(872,809)

Cash Flows from Investing Activities
Purchases of capitalized development costs	(420,559)	(4,160)
Purchases of property and equipment	-	-

Net cash used in investing activities	(420,559)	(4,160)

Cash Flows from Financing Activities
Principal payments on financing lease obligations	-	(1,392)
Proceeds from notes payable	477,500	-
Principal payments on notes payable	(245,986)	(128,042)
Proceeds (payments) on notes and advances from stockholders, net	396,595	(13,998)
Proceeds (payments) on line of credit, net	155,837	(4,999)
Proceeds from sale of common stock under Equity Purchase Agreement	-	838,100

Net cash provided by financing activities	783,946	689,669

Net Decrease in Cash	(137,773)	(187,300)

Cash, Beginning of Period	300,899	541,591

Cash, End of Period	$ 163,126	$ 354,291

Supplemental and Non Cash Disclosures
Legal fees netted from loan proceeds	$ 50,413	$ -

Cash paid for interest	$ 109,725	$ 37,079
Settlement of note payable	$ 400,000	$ -

Interest on shares issued under Equity Purchase Agreement	$ -	$ 252,900

Stock issued for services	$ 188,128	$ 32,750

Accretion of discount and change in fair value of derivatives	$ 121,270	$ 999,250

See accompanying notes to the condensed consolidated financial statements (unaudited).

Note 1 – Summary of Significant Accounting Policies

Corporate History, Nature of Business, Mergers and Acquisitions

Galaxy Next Generation LTD CO. ("Galaxy CO") was organized in the state of Georgia in February 2017 while R&G Sales, Inc. ("R&G") was organized in the state of Georgia in August 2004. Galaxy CO merged with R&G ("common controlled merger") on March 16, 2018, with R&G becoming the surviving company. R&G subsequently changed its name to Galaxy Next Generation, Inc. ("Private Galaxy").

FullCircle Registry, Inc., ("FLCR") is a holding company created for the purpose of acquiring small profitable businesses to provide exit plans for those company's owners. FLCR's subsidiary, FullCircle Entertainment, Inc. ("Entertainment" or "FLCE"), owned and operated Georgetown 14 Cinemas, a fourteen-theater movie complex located in Indianapolis, Indiana.

On June 22, 2018, Private Galaxy consummated a reverse triangular merger whereby Galaxy merged with and into FLCR by the stockholders of Private Galaxy transferring all of the shares of stock of Private Galaxy into a newly formed subsidiary which was formed specifically for the transaction ("Galaxy MS") and the stockholders receiving shares of stock of FLCR. The merger resulted in Private Galaxy MS becoming a wholly-owned subsidiary of FLCR. For accounting purposes, the acquisition of Private Galaxy by FLCR is considered a reverse acquisition, an acquisition transaction where the acquired company, Galaxy, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction is being treated as a purchase by Private Galaxy rather than a purchase by FLCR is that FLCR is a public reporting company, and Private Galaxy's stockholders gained majority control of the outstanding voting power of FLCR's equity securities. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements of the Company prior to the merger are those of Private Galaxy. The financial statements after the completion of the merger include the combined assets and liabilities of the combined company (collectively Private Galaxy, FLCR and FLCE).

In recognition of Private Galaxy's merger with FLCR, several things occurred: (1) FLCR amended its articles of incorporation to change its name from FullCircle Registry, Inc. to Galaxy Next Generation, Inc.; (2) the Company changed its fiscal year end to June 30, effective June 2018; (3) the Company's authorized shares of preferred stock were increased to 200,000,000 and authorized shares of common stock were increased to 4,000,000,000, (prior to the Reverse Stock Split) both with a par value of $0.0001; and (4) the Board of Directors and Executive Officers approved Gary LeCroy, President and Director; Magen McGahee, Secretary and Director; and Carl Austin, Director; and (5) the primary business operated by the combined company became the business that was operated by Private Galaxy.

On September 3, 2019, Galaxy acquired 100% of the stock of Interlock Concepts, Inc. ("Concepts") and Ehlert Solutions Group, Inc. ("Solutions"). The purchase price for the acquisition was 1,350,000 shares of common stock and a two year note payable to the seller for $3,000,000. The note payable to the seller is subject to adjustment based on the achievement of certain future gross revenues and successful completion of certain pre-acquisition withholding tax issues of Concepts and Solutions.

Solutions and Concepts are Utah-based audio design and manufacturing companies creating innovative products that provide fundamental tools for building notification systems primarily to K-12 education market customers located primarily in the north and northwest United States. Solutions and Concepts' products and services allow institutions access to intercom, scheduling, and notification systems with improved ease of use. The products provide an open architecture solution to customers which allows the products to be used in both existing and new environments. Intercom, public announcement (PA), bell and control solutions are easily added and integrated within the open architecture design and software model. These products combine elements over a common internet protocol (IP) network, which minimizes infrastructure requirements and reduces costs by combining systems.

On October 15, 2020, Galaxy acquired the assets of Classroom Technologies Solutions, Inc. ("Classroom Tech") for consideration of (a) paying off a secured Classroom Tech loan, not to exceed the greater of 50% of the value of the Classroom Tech assets acquired or $120,000; (b) the issuance of a promissory note in the amount of $44,526 to a Classroom Tech designee; and (c) the issuance of 10 million shares of common stock to the seller of Classroom Tech. Classroom Tech provides cutting-edge presentation products to schools, training facilities, churches, corporations and retail establishments. Their high-quality solutions are customized to meet a variety of needs and budgets in order to provide the best in education and presentation technology. Classroom Tech direct-sources and imports many devices and components which allows the Company to be innovative, nimble, and capable of delivering a broad range of cost-effective solutions. Classroom Tech also offers in-house service and repair facilities and carries many top brands.

Galaxy is a manufacturer and U.S. distributor of interactive learning technology hardware and software that allows the presenter and participant to engage in a fully collaborative instructional environment. Galaxy's products include Galaxy's own private-label interactive touch screen panel as well as numerous other national and international branded peripheral and communication devices. New technologies like Galaxy's own touchscreen panels are sold along with renowned brands such as Google Chromebooks, Microsoft Surface Tablets, Lenovo & Acer computers, Verizon WiFi and more. Galaxy's distribution channel consists of approximately 44 resellers across the U.S. who primarily sell its products within the commercial and educational market. Galaxy does not control where the resellers focus their resell efforts; however, the K-12 education market is the largest customer base for Galaxy products comprising nearly 90% of Galaxy's sales. In addition, Galaxy also possesses its own reseller channel where it sells directly to the K-12 market, primarily throughout the Southeast region of the United States.

The Entertainment segment was sold on February 6, 2019 in exchange for 193 Galaxy common shares.

Impact COVID-19 Aid, Relief and Economic Security Act

The Cares Act allowed employers to defer the deposit and payment of the employer’s share of Social Security taxes from March 27, 2020 through September 30, 2021. The deferred deposits of the employer’s share of Social Security tax must be deposited 50% by December 31, 2021, and 50% by December 31, 2022. The Company’s remaining deferred deposits and current payments due amounted to approximately $491,000 and $458,000 at September 30, 2022 and June 30, 2022, respectively.

In the three months ended September 30, 2022 and 2021, the Company applied for Employee Retention Credits and has recognized approximately $0 and $40,000 as a reduction to operating expenses in the consolidated statements of operations.

The Covid-19 pandemic that began in early 2020 caused shelter-in-place policies, unexpected factory closures, supply chain disruptions, and market volatilities across the globe. As a result of the economic disruptions and unprecedented market volatilities and uncertainties driven by the Covid-19 outbreak, the Company experienced some supply chain disruptions. However, the Company has not experienced any significant payment delays or defaults by our customers as a result of the COVID-19 pandemic.

The full impact of the Covid-19 outbreak continues to evolve as of the date of this report. The depth and duration of the pandemic remains unknown. Despite the availability of vaccines, recent surges in the infection rate and the detection of new variants of the virus have reinforced the general consensus that the containment of Covid-19 remains a challenge. Management is actively monitoring the global situation and its effect on its financial condition, liquidity, operations, suppliers, industry, and workforce.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Any reference in these footnotes to applicable guidance is meant to refer to the authoritative U.S. generally accepted accounting principles ("GAAP") as found in the Accounting Standards Codification ("ASC") and Accounting Standards Update ("ASU") of the Financial Accounting Standards Board ("FASB").

The financial statements include the consolidated assets and liabilities of the combined company (collectively Private Galaxy FLCR Interlock Concepts, Inc., Ehlert Solutions Group, Inc., and Classroom Tech, referred to collectively as the "Company").

All intercompany transactions and accounts have been eliminated in the consolidation.

The Company is an over-the-counter public company traded under the stock symbol listing GAXY (formerly FLCR).

Use of Estimates

The preparation of consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates used in preparing the consolidated financial statements include those assumed in computing valuation of goodwill and intangible assets, valuation of convertible notes payable and warrants, and the valuation of deferred tax assets. It is reasonably possible that the significant estimates used will change within the next year.

Reverse Stock Split

Unless otherwise noted, all share and per share data referenced in the consolidated financial statements and the notes thereto have been retroactively adjusted to reflect the one-for-two hundred reverse stock split effective March 7, 2022 of our authorized and outstanding shares of common stock. As a result of the reverse stock split, certain amounts in the consolidated financial statements and the notes thereto may be slightly different than previously reported due to rounding of fractional shares, and adjustment for the reverse split.

Capital Structure

The Company's capital structure is as follows:

	September 30, 2022
	Authorized	Issued	Outstanding
Common stock	200,000,000	21,353,550	21,353,357	$.0001 par value, one vote per share

Preferred stock – All Series	200,000,000	-	-	$.0001 par value

Preferred stock - Series A	750,000	-	-	$.0001 par value; no voting rights

Preferred stock - Series B	1,000,000	-	-	$.0001 par value; voting rights of 10 votes for 1 Series B share; 2% preferred dividend payable annually

Preferred stock - Series C	9,000,000	-	-	$.0001 par value; 500 votes per share, convertible to common stock

Preferred stock - Series F	15,000	11,414	11,414	$.0001 par value; no voting right, convertible to common at a fixed price per share

Preferred stock - Series G	51	51	51	$.0001 par value; no dividend rights, voting rights with common stock as a single series, one share equals 1% of the total voting rights, not subject to splits

	June 30, 2022
	Authorized	Issued	Outstanding
Common stock	20,000,000	19,169,128	19,168,935	$.0001 par value, one vote per share

Preferred stock – All Series	200,000,000	-	-	$.0001 par value

Preferred stock - Series A	750,000	-	-	$.0001 par value; no voting rights

Preferred stock - Series B	1,000,000	-	-	$.0001 par value; voting rights of 10 votes for 1 Series B share; 2% preferred dividend payable annually

Preferred stock - Series C	9,000,000	-	-	$.0001 par value; 500 votes per share, convertible to common stock

Preferred stock - Series F	15,000	11,414	11,414	$.0001 par value; no voting rights, convertible to common at a fixed price of $0.37per share; stated value is $1,000 per share

Preferred stock - Series G	51	51	51	$.0001 par value; no dividend rights, voting rights with common stock as a single series, one share equals 1% of the total voting rights, not subject to splits

Authorized common stock increased from 20,000,000 to 200,000,000 on August 31, 2022. There was a 1:200 reverse split effective on March 7, 2022.

There is no publicly traded market for the preferred shares. The Preferred Series D and E were retired in December 2021. Preferred Series G were issued in June 2022, pursuant to Employment Agreements (Note 10).

There are 85,556,140 common shares reserved at September 30, 2022 under terms of notes payable agreements, and the Stock Plan (see Notes 4,5 and 11).

There are 4,048,590 issued common shares that are restricted as of September 30, 2022. The shares will become free-trading upon satisfaction of certain terms within the debt agreements.

Supplier Agreement

Contract assets and contract liabilities are as follows:

	September 30, 2022	June 30, 2022
Contract assets	$ 55,125	$ 55,125
Contract liabilities	-	-

For the three months ended September 30, 2022 and 2021, the Company recognized $0 and $433,609 of revenues related to supplier agreements.

Accounts Receivable

Management deemed no allowance for doubtful accounts was necessary at September 30, 2022 and June 30, 2022. At September 30, 2022 and June 30, 2022, $647,433 and $175,436 of total accounts receivable were considered unbilled and recorded as deferred revenue.

Inventories

Management estimates $116,362 and $116,362 of inventory reserves at September 30, 2022 and June 30, 2022, respectively.

Goodwill, Intangible Assets and Product Development Costs

Goodwill, intangible assets, and product development costs are comprised of the following at September 30, 2022:

	Cost	Accumulated Amortization	Net Book Value	Total
Goodwill	$ 834,220	-	$834,220	$ 834,220
Finite-lived assets:
Customer list	$ 888,869	$ (516,370)	$ 372,499	$ 372,499
Vendor relationships	480,115	(288,515)	191,600	191,600
Capitalized product development cost	1,392,590	(567,777)	824,813	824,813
	$ 2,761,574	$(1,372,662)	$ 1,388,912	$1,388,912

Goodwill, intangible assets, and product development costs are comprised of the following at June 30, 2022:

	Cost	Accumulated Amortization	Net Book Value	Impairment	Total
Goodwill	$ 834,220	$ -	$ 834,220	$ -	$ 834,220
Finite-lived assets:
Customer list	$ 922,053	$ (472,320)	$ 449,733	$ (33,184)	$ 416,549
Vendor relationships	484,816	(264,565)	220,251	(4,701)	215,550
Product development costs	1,279,686	(468,594)	811,092	-	811,092
	$ 2,686,555	$ (1,205,479)	$ 1,481,076	$ (37,885)	$ 1,443,191

Intangible assets such as customer lists and vendor relationships are stated at the lower of cost or fair value. They are amortized on a straight-line basis over periods ranging from three to six years, representing the period over which the Company expects to receive future economic benefits from these assets. The Company acquired certain intangible assets. During the year ended June 30, 2022, the Company impaired $37,885 of the intangible assets related to the acquisition of Classroom Tech. Amortization of these intangible assets amounted to $68,000 and $70,343 for the three months ended September 30, 2022 and 2021.

Costs incurred in designing and developing classroom technology products are expensed as research and development until technological feasibility has been established. Technological feasibility is established upon completion of a detail product design, or in its absence, completion of a working model. Upon the achievement of technological feasibility, development costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Management's judgment is required in determining whether a product provides new or additional functionality, the point at which various products enter the stages at which costs may be capitalized, assessing the ongoing value and impairment of the capitalized costs and determining the estimated useful lives over which the costs are amortized.

Annual amortization expense is calculated based on the straight-line method over the product's estimated economic lives, which are typically three to six years. Amortization of product development costs incurred begins when the related products are available for general release to customers. Amortization of product development costs of $99,183 and $54,534 for the three months ended September 30, 2022 and 2021, is included in cost of revenues in the Company's unaudited condensed consolidated statements of operations.

Estimated amortization expense related to finite-lived intangible assets for the next five years is: $641,886 for fiscal year 2023, $455,322 for fiscal year 2024, $138,633 for fiscal year 2025, $87,624 for fiscal year 2026, and $46,515 for fiscal year 2027 and $18,932 thereafter.

Recent Accounting Pronouncements

The Company has implemented all new applicable accounting pronouncements that are in effect and applicable. These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In December 2019, the FASB issued ASU No. 2019-12 "Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes ("ASU 2019-12") by removing certain exceptions to the general principles. The amendments will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. Early adoption of the amendments is permitted. Depending on the amendment, adoption may be applied on a retrospective, modified retrospective or prospective basis. The Company adopted the new guidance on July 1, 2022 in its consolidated financial statements.

Note 2 - Property and Equipment

Property and equipment are comprised of the following at:

	September 30, 2022	June 30, 2022
Vehicles	$ 212,658	$ 212,658
Building	201,823	201,823
Equipment	16,192	16,192
Leasehold improvements	31,000	31,000
Furniture and fixtures	28,321	28,321
	489,994	489,994
Accumulated depreciation	(151,318)	(141,125)

Property and equipment, net	$ 338,676	$ 348,869

Note 3 - Lines of Credit

The Company had $1,000,000 available under a line of credit bearing interest at prime plus 0.5% (3.75% at September 30, 2021) which expired October 29, 2021. The bank provided a 30-day grace period to repay the line to November 29, 2021. The line of credit was collateralized by certain real estate owned by stockholders and a family member of a stockholder, 7,026,894 shares of the Company's common stock owned by two stockholders, personal guarantees of two stockholders, and a key man life insurance policy. In addition, a 20% curtailment of the outstanding balance may occur any time prior to maturity. The outstanding balance was $0 and $0 at September 30, 2022 and June 30, 2022, respectively.

The Company has up to $1,000,000 available credit line under an accounts receivable factoring agreement through July 30, 2022. This agreement automatically renews for a two year period unless notice is given. Total available credit under the factoring agreement was $873,375 and $989,680 as of September 30, 2022 and June 30, 2022, respectively. See Note 10.

On August 31, 2022, the Company received proceeds of $155,837 under an equity line of credit with a bank - First Citizens Bank. The $160,000 line of credit bears interest at prime plus 1% and matures August 25, 2027. Collateral on the line of credit includes a certain fixed asset of the Company. The outstanding balance was $160,000 and $0 at September 30, 2022 and June 30, 2022, respectively.

Note 4 - Notes Payable

Long Term Notes Payable

	September 30, 2022	June 30, 2022

Note payable with a bank bearing interest at 4% and maturing on June 26, 2020. The note was renewed by the lender with a revised maturity of June 26, 2021 and an interest rate of 3%. In July 2021, the note was renewed by the lender with a revised maturity date of July 7, 2026. The renewal provides for $4,405 monthly payments of principal and interest through maturity. The note is collateralized by a certificate of deposit owned by a related party.

	$ 196,552	$ 207,058

Note payable to an investor of $360,000 bearing interest at 12% and maturing February 28, 2023. Monthly installments of $30,000 beginning May 2022. The loan was issued at a discount of $60,000 and has a convertible default provision in the event the Company does not make the monthly payments. In July 2022, payments for June, July, and August 2022 were deferred to September 30, 2022 by the lender in exchange for $30,000 increase in the principal and a change in terms of certain default provisions.	314,432	269,432

Note payable to an investor bearing interest at 12% and maturing March 18, 2023. Monthly installments of $22,558 begin on May 2022. The loan was issued at a discount of $24,450 and has a convertible default provision in the event the Company does not make the monthly payments.	92,126	158,745

Note payable to an investor bearing interest at 12% and maturing on May 26, 2023 with monthly installments of principal and interest of $120,185 beginning in May 2022. On May 25, 2022, the June, July, and August 2022 payments were deferred in exchange for 750,000 shares of common stock and a $146,667 increase to the principal balance. The October and November 2022 installments have been deferred by the lender.	1,030,376	1,294,198

Note payable of $600,000 due December 21, 2022, issued at a discount of $60,000, bearing 12% annual interest. A warrant for the purchase of 600,000 common shares at an exercise price of $0.50 per share was issued as a commitment fee. Principal and interest on the loan are due at maturity.	170,000	540,000

Note payable of $450,000 with payments of $62,438 due each month starting on September 22, 2022. The loan was issued at a discount of $49,500, bears 11% interest and has a convertible default provision in the event the Company does not make the monthly payments.	425,250	400,500

Note payable of $144,200 with equal installment payments of $16,150 due each month starting September 17, 2022. The loan was issued at a discount of $15,450, bears interest at 12% and has a convertible default provision.	115,555	-

Note payable to an investor bearing interest at 12%, due August 31, 2023. A warrant for the purchase of 1,000,000 common shares at an exercise price of $.01 per share was issued as a commitment fee to the investor. The note has a convertible default provision.	776,250	-

Long term loan under Section 7(b) of the Economic Injury Disaster Loan program bearing interest at 3.75% and maturing in May 2050. Monthly installments of principal and interest of $731 begin November 23, 2022.	150,000	150,000

Financing lease liabilities for offices and warehouses with monthly installments of $22,810 (ranging from $245 to $9,664) over terms expiring through December 2024.	159,791	179,512

Note payable with a finance company for delivery vehicle with monthly installments totaling $679 including interest at 8.99% over a 6 year term expiring in December 2025.	22,241	25,771

Note payable with a finance company for delivery vehicle with monthly installments totaling $948 including interest at 5.9% over a 6 year term expiring in January 2027.	48,137	51,826

Note payable with a bank for delivery vehicle with monthly installments totaling $844 including interest at 6% over a 4 year term expiring in August 2025.	26,174	29,696

Total Notes Payable	3,526,884	3,306,738
Less: Unamortized original issue discount	284,209	242,529
Less: Fair value of warrants	137,500	-
Current Portion of Notes Payable	3,078,492	2,815,231

Long-term Portion of Notes Payable	$ 26,683	$ 248,978

Future minimum principal payments on the long-term notes payable to unrelated parties are as follows:

Period ending September 30,
2023	$ 3,078,492
2024	143,871
2025	91,375
2026	63,342
2027	13,627
Thereafter	136,177
$ 3,526,884

Note 5 - Related Party Transactions

Notes Payable

	September 30, 2022	June 30, 2022

Fair value of unsecured notes payable to seller of Concepts and Solutions, a related party, bearing interest at 3% per year, payable in annual installments through November 30, 2021. Payment is subject to adjustment based on the achievement of minimum gross revenues and successful completion of certain pre-acquistion withholding tax issues of Concepts and Solutions.

	$ 1,030,079	$ 1,030,079

Note payable to a stockholder in which the note principal plus interest at 15% is payable the earlier of 60 days after invoicing a certain customer, or April, 2022 due to an extension granted by the lender. On December 23, 2021, an amendment extended the maturity to March 30, 2025, changed the interest rate to 10% with monthly payments of principal and interest of $8,823 beginning in June 2022. The note is collateralized by a security interest in a certain customer purchase order. Monthly payments were deferred by the lender.	385,000	385,000

Note payable related to acquisition of Classroom Tech in which the note principal is payable in 2021 with no interest obligations, upon the shareholder's resolution of a pre-acquisition liability with a bank.	-	55,000

Long term note bearing interest at 6% and maturing December 31, 2024 and other short-term payables due to stockholders and related parties	807,133	355,538

Total Related Party Notes Payable	2,222,212	1,825,617

Current Portion of Related Party Notes Payable	1,183,755	1,238,755

Long-term Portion of Related Party Notes Payable	$ 1,038,457	$ 586,862

As of September 30, 2022, related party notes payable maturities are as follows:

Period ending September 30,
2023	$1,183,755
2024	105,876
2025	932,581
$2,222,212

Related Party Leases

The Company leases property used in operations from a related party under terms of a financing lease. The term of the lease expired on December 31, 2021 and is continuing on a month to month basis. The monthly lease payment is $9,664 plus maintenance and property taxes, as defined in the amended lease agreement. Rent expense for this lease was $28,992 and $28,992 for the three months ended September 30, 2022 and 2021, respectively.

Other Related Party Agreements

A related party collateralizes the Company's short-term note with a certificate of deposit in the amount of $274,900, held at the same bank. The related party will receive a $7,500 collateral fee for this service (see Note 4).

Note 6 - Lease Agreements

Financing Lease Agreements

The Company leases offices, warehouses and equipment under financing lease agreements with monthly installments of $22,723 (ranging from $245 to $9,664), expiring through December 2024.

	September 30, 2022	June 30, 2022
Right-of-use assets:
Operating right-of-use assets	$159,791	$179,512
Operating lease liabilities:
Current portion of long term payable	80,867	80,096
Financing leases payable, less current portion	78,924	99,416

Total operating lease liabilities	$159,791	$179,512

As of September 30, 2022, financing lease maturities are as follows:

Period ending September 30,
2023	$ 80,867
2024	66,544
2025	12,380
$159,791

As of September 30, 2022, the weighted average remaining lease term was 1.50 years.

Note 7 – Equity

All share amounts have been adjusted to reflect a 1:200 reverse split effective March 7, 2022.

For the three months ended September 30, 2022:

During the three months ended September 30, 2022, the Company issued 1,070,922 shares of common stock for professional consulting services. The shares were valued at $188,128 upon issuance.

During the three months ended September 30, 2022, the Company issued 800,000 shares of common stock for commitment fees under a note payable. These shares were valued at $144,800 upon issuance.

During the three months ended September 30, 2022, the Company issued 350,000 shares of common stock as a charitable donation. The shares were valued at $52,500 upon issuance.

During the three months ended September 30, 2022, the Company received 36,500 shares of common stock from a former investor. The shares can be re-issued.

For the three months ended September 30, 2021:

During the three months ended September 30, 2021, the Company issued 12,500 shares of common stock for professional consulting services. The shares were valued at $32,750 upon issuance.

During the three months ended September 30, 2021, the Company issued 450,000 shares of common stock in exchange for proceeds under the Equity Purchase Agreement. These shares were valued at $1,091,000 upon issuance.

See the capital structure section in Note 1 for disclosure of the equity components included in the Company's consolidated financial statements.

Warrants

Warrants are granted with an exercise price no less than the fair market value of the warrant on the date of the grant and vest immediately. A June 2022 warrant is entitled to convert into one common share at an exercise price of $0.50. An August 2022 warrant is entitled to convert into one common share at an exercise price of $0.01. Both warrant exercise prices are subject to adjustment. The Company granted 600,000 warrants on June 21, 2022 and 1,000,000 warrants on August 31, 2022 to an investor, pursuant to two notes payable (Note 4). The fair value of the August 2022 warrants was $150,000 at September 30, 2022. There are no unvested warrants.

The fair value of each equity-based award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table at September 30, 2022:

Stock price volatility	175%
Expected term	5 years
Discount rate	3.30%
Expected dividends	0%

The fair value of each equity-based award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table at June 30, 2022:

Stock price volatility	190%
Expected term	1 year
Risk-free interest rate	3.21%
Expected dividends	0%

A summary of the warrant status at September 31, 2022 and June 30, 2022 and changes during the three months ended is presented below. There were no warrants outstanding during the three months ended September 30, 2021.

	Warrants	Weighted Average Exercise Price
Outstanding, June 30, 2022	600,000	$0.50
Granted	1,000,000	0.01
Forfeited	-	-
Outstanding, September 30, 2022	1,600,000	$0.048

Exercisable, end of period	$600,000	$0.50

A further summary of warrants outstanding at September 30, 2022 is as follows:

	Exercise	Number	Number	Weighted Average	Intrinsic
Warrants	Price	Exercisable	Outstanding	Remaining Life	Value
600,000	$ 0.50	600,000	600,000	4.75 years	$ 0
1,000,000	$ 0.01	-	1,000,000	5 years	$ 150,000

Note 8 - Income Taxes

The Company's effective tax rate differed from the federal statutory income tax rate for the three months ended September 30, 2022 as follows:

Federal statutory rate	21%
State tax, net of federal tax effect	5.04%
Valuation allowance	-26%
Effective tax rate	0%

The Company had no federal or state income tax (benefit) for the three months ended September 30, 2022 or 2021.

The Company's deferred tax assets and liabilities as of September 30, 2022 and June 30, 2022, are summarized as follows:

	September 30, 2022	June 30, 2022
Federal
Deferred tax assets	$ 8,177,800	$ 7,781,500
Less valuation allowance	(8,177,800)	(7,781,500)
Deferred tax liabilities	-	-
	-	-

Deferred tax assets	1,459,400	1,966,600
Less valuation allowance	(1,459,400)	(1,966,600)
Deferred tax liabilities	-	-
	-	-

Net Deferred Tax Assets	$ -	$ -

The Company's policy is to provide for deferred income taxes based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. The Company has not generated taxable income and has not recorded any current income tax expense at September 30, 2022 and 2021, respectively.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred taxes is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.

The Company's deferred tax assets are primarily comprised of net operating losses ("NOL") that give rise to deferred tax assets. The NOL carryforwards expire over a range from 2023 to 2037, with certain NOL carryforwards that have no expiration. There is no tax benefit for goodwill impairment, which is permanently non-deductible for tax purposes. Additionally, due to the uncertainty of the utilization of NOL carry forwards, a valuation allowance equal to the net deferred tax assets has been recorded.

The significant components of deferred tax assets as of September 30, 2022 are as follows:

	September 30, 2022	June 30, 2022
Net operating loss carryforwards	$ 9,411,900	$ 9,539,900
Valuation allowance	(9,637,200)	(9,748,100)
Goodwill	5,800	11,000
Property and equipment	(30,200)	(32,000)
Development costs	54,800	124,600
Intangible assets	136,400	46,100
Inventory allowance	30,300	30,300
Warranty accrual and other	28,200	28,200

Net Deferred Tax Assets	$ -	$ -

As of September 30, 2022, the Company does not believe that it has taken any tax positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next twelve months. As of September 30, 2022, the Company's income tax returns generally remain open for examination for three years from the date filed with each taxing jurisdiction.

Note 9 - Commitments, Contingencies, and Concentrations

Contingencies

Certain conditions may exist as of the date the unaudited condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

On September 4, 2019, the Company recorded a pre-acquisition liability for approximately $591,000 relative to unpaid payroll tax liabilities and associated penalties and fees of Concepts and Solutions. The liability is included in the note payable to seller of $1,030,079 at September 30, 2022 and June 30, 2022 (Note 5).

Concentrations

Galaxy contracts the manufacture of its products with domestic and overseas suppliers. The Company's sales could be adversely impacted by a supplier's inability to provide Galaxy with an adequate supply of inventory. Galaxy has one vendor that accounted for approximately 99% of purchases for the three months ended September 30, 2022. Galaxy had two vendors that accounted for approximately 97% of purchases for the three months ended September 30, 2021.

Galaxy has two customers that accounted for approximately 79% of accounts receivable at September 30, 2022 and two customers that accounted for approximately 77% of accounts receivable at June 30, 2022. Galaxy has two customers that accounted for approximately 54% and three customers that accounted for 59% of total revenue for the three months ended September 30, 2022 and 2021 respectively.

Note 10 - Material Agreements

Manufacturer and Distributorship Agreement

On September 15, 2018, the Company signed an agreement with a company in China for the manufacture of Galaxy’s SLIM series of interactive panels. The manufacturer agreed to manufacture, and the Company agreed to be the sole distributor of the interactive panels in the United States for a term of two years. The agreement includes a commitment by Galaxy to purchase $2 million of product during the first year beginning September 2018. If the minimum purchase is not met, the manufacturer can require the Company to establish a performance improvement plan, and the manufacturer has the right to terminate the agreement. The payment terms are 20% in advance, 30% after the product is ready to ship, and the remaining 50% 45 days after receipt. The manufacturer provides Galaxy with the product, including a three-year manufacturer’s warranty from the date of shipment. The agreement renews automatically in two year increments unless three months’ notice is given by either party. The Company has met the requirements of the agreement.

Equity Purchase Agreement

On May 31, 2020, the Company entered into a two year purchase agreement (the "Equity Purchase Agreement") with an investor, which was amended and restated on July 9, 2020 and then again on December 29, 2020. Pursuant to the terms of the Equity Purchase Agreement, the investor agreed to purchase up to $10 million of the Company's common stock (subject to certain limitations) from time to time during the term of the Equity Purchase Agreement. During the three months ended September 30, 2022 and 2021, the Company issued 0 and 450,000 shares of common stock to the investor in exchange for proceeds for working capital.

Accounts Receivable Factoring Agreement

On July 30, 2020, the Company entered into a two-year accounts receivable factoring agreement with a financial services company to provide working capital. Pursuant the agreement, the financial services company will pay the Company an amount up to eighty percent (80%) of the purchase price for the purchased accounts. Factoring fees are 2.5% of the face value of the account receivable sold to the factoring agent per month until collected. For collections over 90 days from the invoice date, the fee increases to 3.5%. The agreement contains a credit line of $1,000,000 and requires a minimum of $300,000 of factored receivables per calendar quarter. The agreement includes early termination fees and is guaranteed by the Company and by two of the stockholders individually. The Company paid collection fees of $49,603 and $22,981 during the three months ended September 30, 2022 and 2021, respectively..

Employment Agreements

On January 1, 2020, the Company entered into an employment agreement with the Chief Executive Officer (CEO) of the Company for a two-year term which was amended on September 1, 2020, and further amended in 2022 to extend the term for an additional three-years. Under the amended employment agreement, the CEO will receive annual compensation of $500,000, and an annual discretionary bonus based on profitability and revenue growth and preferred stock to maintain, together with the CFO, a minimum 26% of the total voting rights. The agreement includes a non-compete agreement and severance benefits of $90,000. In June 2022, 26 shares of Preferred Series G stock were issued to the CEO under terms of this agreement, which represents 26% of the voting power.

On January 1, 2020, the Company entered into an employment agreement with the Chief Finance Officer/Chief Operations Officer (CFO/COO) of the Company for a two-year term, which was amended on September 1, 2020, and further amended in 2022 to extend the term for an additional three-years. Under the amended employment agreement, the CFO/COO will receive annual compensation of $250,000, and an annual discretionary bonus based on profitability and revenue growth and preferred stock to maintain, together with the CEO, a minimum 25% of the total voting rights. The agreement includes a non-compete agreement and severance benefits of $72,000. In June 2022, 25 shares of Preferred Series G stock were issued to the CFO under terms of this agreement, which represents 25% of the voting power.

Investor Relations Agreement

The Company signed an agreement with an investment relations firm, commencing on May 1, 2022, requiring $10,000 per month and $20,000 worth of restricted stock issued 4 times in 2022, beginning May 1, 2022, June 1, September 1, and December 1, 2022. The agreement will automatically renew annually unless 60 days’ notice is given by either party. The Company paid $20,000 and issued 70,922 shares for investment relations services during the three months ended September 30, 2022.  No fees or shares were issued during the three months ended September 30, 2021.

Capital Markets Advisory Agreement

The Company signed an eight month Strategic Services agreement with an investor, commencing on May 1, 2022, requiring fees of 1,000,000 shares of common stock. The Company issued 1,000,000 shares for strategic services on August 1, 2022.

Advisory Services

In May 2020, a advisor agreed to be a non-exclusive advisor with respect to the identification and evaluation of potential business acquisition opportunities. In consideration for its services, the advisor may receive a cash fee equal to 3.5% of the purchase price if we close on a transaction with a target during the term of the agreement or within 12 months thereafter. In addition, (i) we will pay the advisor a cash fee payable at the closing equal to 1.5% of the gross proceeds we receive at each closing; (ii) (i) for an issuance of debt securities, a cash fee payable at the closing equal to 2.5% of the gross proceeds we receive at each closing; (iii) for an issuance of equity securities, a cash fee payable at the closing equal to 7.0% of the gross proceeds we receive at each closing. We will also reimburse the advisor for certain out of pocket expenses.

Note 11 - Stock Plan

The Company established a 2022 Equity Stock Purchase Plan to encourage the purchase of shares of common stock by eligible employees and participating companies. No shares have been purchased under the Plan to date.

The Company established a 2022 Equity Incentive Plan to enable the Company to award long term performance-based equity incentives to employees and others. No equity awards have been issued under the Plan to date.

Note 12 - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying consolidated financial statements, the Company had negative working capital of approximately $4,900,000, and cash used in operations of approximately $500,000 at September 30, 2022. Accumulated deficit increased from June 30, 2022 to September 30, 2022 by approximately $1,000,000 to a deficit of approximately $56,000,000 at September 30, 2022.

The Company's operational activities have primarily been funded through issuance of common stock for services, related party advances, equity purchase agreement transactions for proceeds, accounts receivable factoring, debt financing and through the deferral of accounts payable and other expenses. The Company intends to raise additional capital through the sale of equity securities or borrowings from financial institutions and investors and possibly from related and nonrelated parties who may in fact lend to the Company on reasonable terms. Management believes that its actions to secure additional funding will allow the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving any of these objectives. These sources of working capital are not assured, and consequently do not sufficiently mitigate the risks and uncertainties disclosed above. The ability of the Company to continue as a going concern is dependent upon management's ability to raise capital from the sale of its equity and, ultimately, the achievement of operating revenues. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 13 - Subsequent Events

On November 7, 2022, the Company signed a two year purchase agreement (“Equity Purchase Agreement”) with with an investor. Pursuant to the terms of the Equity Purchase Agreement, the investor agreed to purchase up to $5 million of the Company’s common stock (subject to certain limitations) from time to time during the term of the Equity Purchase Agreement. The common stock transactions will be “put” to the investor, at the option of the Company, at a discount equal to 80% of the average of the two lowest daily stock prices during a ten day period, in exchange for working capital proceeds. The Company will register the shares before puts are allowed. There is a commitment fee of 500,000 shares that will be issued to the investor.

On October 13, 2022, the Company issued a $175,000 note payable to a preferred stockholder bearing interest at 12% and due on demand.

On October 13, 2022, the Company issued a $50,000 note payable to a preferred stockholder bearing interest at 12% and due on demand.

=====================================================================================================================================

10,000,000 SHARES OF COMMON STOCK

PROSPECTUS

, 2022

Through and including  , 2022 (25 days after commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

 ==================================================================================

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

Accounting fees and expenses	$5,750
Legal fees and expenses	85,000
Transfer agent fees and expenses	-
SEC registration fee	-
Miscellaneous	-
Total	$90,750

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statute provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant's Articles of Incorporation, as amended, and amended and restated bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that such indemnification may only be provided if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to behave his conduct was unlawful.

In any underwriting agreement we enter into in connection with the sale of the securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In the three (3) years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. The information provided below is adjusted for the March 7, 2022 reverse stock split described in the accompanying prospectus.

Convertible Debt

On January 16, 2019, the Company signed a convertible promissory note with an investor. The $382,000 note was issued at a discount of $38,200 and bears interest at 12% per year. The Company issued 92,271 (461 after reverse split) common shares to the investor. The note principal and interest are convertible into shares of common stock at the lower of (a) 70% of the lowest traded price of the common stock during the 20 trading days immediately preceding the notice of conversion or (b) $3 per share, beginning in June 2019. The note matures in July 2019 (Note 16). The note has prepayment penalties ranging from 110% to 125% of the principal and interest outstanding if repaid within 60 to 180 days from issuance.

On February 22, 2019, the Company signed a convertible promissory note with an investor. The $200,000 note was issued at a discount of $20,000 and bears interest at 5% per year. The note principal and interest are convertible into shares of common stock at the lower of (a) 70% of the lowest traded price of the common stock during the 20 trading days immediately preceding the notice of conversion or (b) $3 per share, beginning in August 2019. The note matures in November 2019. The note has prepayment penalties ranging from 110% to 125% of the principal and interest outstanding if repaid within 60 to 180 days from issuance.

On March 28, 2019, the Company signed a convertible promissory note with an investor. The $225,000 note was issued at a discount of $20,000 and bears interest at 10% per year. The Company issued 25,000 (125 after reverse split) common shares to the investor. Two draws of $112,500 and $56,250 were borrowed under this note. The note principal and interest are convertible into shares of common stock at the lower of (a) 70% of the lowest traded price of the common stock during the 20 trading days immediately preceding the notice of conversion or (b) $3 per share, beginning in September 2019. The note has prepayment penalties ranging from 110% to 125% of the principal and interest outstanding if repaid within 60 to 180 days from issuance. The note matures in March 2020.

On April 1, 2019, the Company signed a convertible promissory note with an investor. The $225,000 note was issued at a discount of $25,000 and bears interest at 10% per year. The Company issued 25,000 (125 after reverse split) shares to the investor. An initial draw of $100,000 was borrowed under this note. The note principal and interest are convertible into shares of common stock at the lower of (a) 70% of the lowest traded price of the common stock during the 20 trading days immediately preceding the notice of conversion. The note matures in April 2020. The note has prepayment penalties ranging from 110% to 125% of the principal and interest outstanding if repaid within 60 to 180 days from issuance.

On April 29, 2019, the Company signed a convertible promissory note with an investor. The $1,325,000 note was issued at a discount of $92,750 and bears interest at 8% per year. The note principal and interest are convertible into shares of common stock at the lower of (a) 75% of the lowest traded price of the common stock during the 10 trading days immediately preceding the notice of conversion or (b) $2.75 per share. The note matures in April 2020. The note has prepayment penalties of 120% of the sum of the outstanding principal, plus accrued interest, plus defaulted interest, plus any additional principal, plus at the holder's option, any amounts owed to the holder pursuant to any other provision of the note.

On May 28, 2019, the Company signed a convertible promissory note with an investor. The $322,580 note was issued at a discount of $22,580 and bears interest at 8% per year. The note principal and interest are convertible into shares of common stock at the lower of (a) 75% of the lowest traded price of the common stock during the 10 trading days immediately preceding the notice of conversion or (b) $2.75 per share beginning in November 2019. The note matures in May 2020. The note has prepayment penalties of 120% of the principal and interest outstanding if repaid before 180 days from issuance.

On June 18, 2019, the Company signed a convertible promissory note with an investor. The $366,120 note was issued at a discount of $27,120 and bears interest at 8% per year. The note principal and interest are convertible into shares of common stock at 75% of the lowest traded price of the common stock during the 10 trading days immediately preceding the notice of conversion. The note matures in May 2020. The note has prepayment penalties of 120% of the principal and interest outstanding if repaid before 180 days from issuance.

On August 6, 2019, the Company signed a convertible promissory note with an investor. The $220,000 note was issued at a discount of $20,000 and bears interest at 12% per year. The note principal and interest are convertible into shares of common stock at 75% of the lowest traded price of the common stock during the 10 trading days immediately preceding the notice of conversion. The note matures in August 2020. The note has prepayment penalties of 120% of the principal and interest outstanding if repaid before 180 days from issuance. The note was repaid by conversion to stock.

On August 29, 2019, the Company signed a convertible promissory note with an investor. The $234,726 note was issued at a discount of $16,376 and bears interest at 8% per year. The note principal and interest are convertible into shares of common stock at 75% of the lowest traded price of the common stock during the 10 trading days immediately preceding the notice of conversion. The note matures in August 2020. The note has prepayment penalties of 120% of the principal and interest outstanding if repaid before 180 days from issuance. The note was repaid by conversion to stock.

On November 18, 2019, the Company signed a convertible promissory note with an investor. The $55,000 note was issued at a discount of $5,000 and bears interest at 8% per year. The note principal and interest are convertible into shares of common stock at the lower of (a) 70% of the lowest traded price of common stock during the 15 trading days prior to the issue date or (b) 70% of the lowest traded price for the common stock during the 15 trading days prior to conversion of the note. The note matures in November 2020. The note has prepayment penalties between 115% and 125% of the principal and interest outstanding if repaid before 180 days from issuance. The note was repaid by conversion to stock.

On November 18, 2019, the Company signed a convertible promissory note with an investor. The $110,000 note was issued at a discount of $10,000 and bears interest at 8% per year. The note principal and interest are convertible into shares of common stock at the lower of (a) 70% of the lowest traded price of common stock during the 15 trading days prior to the issue date or (b) 70% of the lowest traded price for the common stock during the 15 trading days prior to conversion the note. The note matures in November 2020. The note has prepayment penalties between 115% and 125% of the principal and interest outstanding if repaid before 180 days from issuance. The note was partially repaid by conversion to stock.

On December 11, 2019, the Company signed a convertible promissory note with an investor. The $220,430 note was issued at a discount of $15,430 and bears interest at 8% per year. The note principal and interest are convertible into shares of common stock at the lower of (a) $0.46 per share or (b) 75% of the lowest trading price of common stock during the 10 trading days prior to conversion beginning in June 2020. The note matures in December 2020. The note has prepayment penalties between 120% and 130% of the principal and interest outstanding if repaid before 180 days from issuance. The note was partially repaid by conversion to stock.

On November 25, 2019, the Company signed a convertible promissory note with an investor. The $1,000,000 note was issued at a discount of $70,000 and bears interest at 8% per year. The note principal and interest up to $250,000 every 30-day calendar period are convertible into shares of common stock at the lower of (a) 75% of the lowest traded price of the common stock during the 10 trading days immediately preceding the notice of conversion or (b) $0.46 per share. The note matures in November 2020. The note has a redemption premium of 115% of the principal and interest outstanding if repaid before maturity. The note was repaid by conversion to stock.

On January 9, 2020, the Company entered into a $225,000 convertible note. The $225,000 note was issued at a discount of $13,500 and bears interest at 8% per year. The note principal and interest are convertible into shares of common stock at the lower of (a) 75% of the lowest traded price of the common stock during the 10 trading days immediately preceding the notice of conversion or (b) the lowest traded price of the common stock during the 10 trading days prior to the issuance of this note. The note matures in October 2020. The note has prepayment penalties of 110% to 125% of the principal and interest outstanding if repaid before 180 days from issuance. The note was increased by $25,000 due to the value of the stock price at conversion.

On January 27, 2020, the Company entered into a $223,300 convertible note. The $223,300 note was issued at a discount of $20,300 and bears interest at 8% per year. The note principal and interest are convertible into shares of common stock at 75% of the average of the lowest 3 trading prices during 15 trading days prior to conversion. The note matures in January 2021. The note has prepayment penalties of 110% to 125% of the principal and interest outstanding if repaid before 180 days from issuance. The note was repaid by conversion to stock.

On March 25, 2020, the Company signed a convertible promissory note with an investor. The $338,625 note was issued at a discount of $23,625 and bears interest at 8% per year. The note principal and interest are convertible into shares of common stock at the lower of (a) $0.46 per share or (b) 75% of the lowest trading price of common stock during the 10 trading days prior to conversion. The note matures in March 2021. The note has prepayment penalties between 120% and 130% of the principal and interest outstanding if repaid before 180 days from issuance.

On June 26, 2020, the Company signed a convertible promissory note with an investor. The $430,000 note was issued at a discount of $30,000 and bears interest at 8% per year. The note principal and interest are convertible into shares of common stock at the lower of (a) $0.47 per share or (b) 70% of the lowest trading price of common stock during the 10 trading days prior to conversion. The note matures in June 2021. The note has prepayment penalties between 120% and 130% of the principal and interest outstanding if repaid before 180 days from issuance.

Note payable to a stockholder in which the $200,000 principal plus $10,000 of interest was payable in December 2019. On November 13, 2019, borrowings under the note increased to $400,000 and the maturity was extended to November 13, 2021. The note bears interest at 6% per annum and is payable in cash or common stock, at the Company's option. If interest is paid in common stock, the conversion price will be the market price at the time of conversion. Principal on the note at maturity was convertible into 400,000 shares of Series D Preferred Stock. If principal was paid prior to maturity, the right of conversion would be terminated. Extinguished by exchange for Series F Preferred Stock on December 28, 2021.

On November 7, 2019, the Company signed a note payable with a stockholder in which the note principal plus 6% interest was payable on November 7, 2021. Note was amended in March 2020 by increasing the balance to $1,225,000. Interest is payable in cash or common stock, at the holder's option. If interest is paid in common stock, the conversion price was to be the market price at the time of conversion. Principal on the note at maturity was convertible into 1,225,000 shares of Series D Preferred Stock. If principal was paid prior to maturity, the right of conversion would be terminated. Extinguished by exchange for Series F Preferred Stock on December 27, 2021.

On November 13, 2019, the Company signed a note payable with a stockholder in which the note principal plus 6% interest is payable on November 13, 2021. Interest was payable in cash or common stock, at the Company's option. If interest was paid in common stock, the conversion price would be the market price at the time of conversion. Principal on the note at maturity was convertible into 200,000 shares of Series D Preferred Stock. If principal was paid prior to maturity, the right of conversion would be terminated. Extinguished by exchange for Series F Preferred Stock on December 20, 2021.

On February 28, 2022, the Company signed a note payable to an investor of $360,000 bearing interest at 12% and maturing February 28, 2023. Monthly installments of $30,000 beginning May 2022. The loan was issued at a discount of $60,000 and has a convertible default provision in the event the Company does not make the monthly payments. In July 2022, payments for June, July, and August 2022 were deferred to September 30, 2022 by the lender in exchange for $30,000 increase in the principal and a change in terms of certain default provisions.

On March 28, 2022, the Company signed a note payable of $228,200 to an investor bearing interest at 12% and maturing March 18, 2023. Monthly installments of $22,558 begin on May 2022. The loan was issued at a discount of $24,450 and has a convertible default provision in the event the Company does not make the monthly payments.

On May 25, 2022, the Company signed a note payable of $450,000 with payments of $62,438 due each month starting on September 22, 2022. The loan was issued at a discount of $49,500, bears 11% interest and has a convertible default provision in the event the Company does not make the monthly payments.

On June 21, 2022, the Company entered into a $600,000 note payable with an investor, issued at a discount of $60,000. The note bears interest at 12% and is due on December 21, 2022. Payment of principal and interest is due at maturity. The note has a convertible default provision in the event the Company does not make the payment at maturity.

On August 18, 2022, the Company issued a note payable of $144,200, with equal installments of $16,150 due each month starting September 17, 2022. The loan was issued at a discount of $15,540, bears interest at 12% and has a convertible default provision in the event the Company does not make the monthly payments.

On August 31, 2022, the Company entered into a $900,000 note payable with an investor, issued at a discount of $135,000. The note bears interest at 12% and is due on August 31, 2023. Payment of principal and interest is due at maturity. The note has a convertible default provision in the event the Company does not make the payment at maturity. The conversion terms are variable and equal to the lowest trading price (i) during the previous twenty (20) trading day period ending on the date of issuance of the Note, or (ii) during the previous twenty (20) trading day period ending on the conversion date. There are other variable terms related to conversion if default occurs. The note has anti-dilution clauses as well. The conversion terms are not applicable as long as the loan is current.

On October 13, 2022, the Company issued a $175,000 note payable to a preferred stockholder bearing interest at 12%, which is due on demand.

On October 13, 2022, the Company issued a $50,000 note payable to a preferred stockholder bearing interest at 12%, which is due on demand.

On November 8, 2022, the Company issued a twelve month $310,000 note payable to an investor pursuant to a Securities Purchase Agreement bearing interest at 12%, together with a first warrant to purchase 2,100,000 shares of our common stock and a second warrant to purchase 2,100,000 shares of our common stock. We issued 500,000 shares to the investor as commitment fee shares. The note is convertible in the event of a default.

Common Stock and Preferred Stock

In May and June 2019, a total of 510,000 (2,550 after reverse split) shares were awarded under the Stock Plan.

During the year ended June 30, 2019, the Company issued 302,271 (1,511 after reverse split) common shares as consideration for convertible notes. During May 2019, 60,000 (300 after reverse split) shares were returned and cancelled upon repayment of a convertible note prior to maturity.

During the year ended June 30, 2019 and three months ended June 30, 2018, the Company issued 346,618 shares (1,733 after reverse split) and 100 shares (less than one share after reverse split) for professional consulting services, respectively. The shares were valued at $800,751 and $70,000 upon issuance, for the year ended June 30, 2019 and three months ended June 30, 2018, respectively.

On February 6, 2019, the Company repurchased 38,625 shares (193 after reverse stock split) from an entity with a common board member under a Share Purchase Agreement related to the sale of Entertainment.

In May 2019, an investor exercised a warrant and was issued 381,944 (1,910 after reverse split) shares in a cashless transaction.

During the years ended June 30, 2021 and 2020, 97,250,000 (486,250 after reverse split) and 642,857 (3,214 after reverse split) shares were awarded under the Stock Plan.

In fiscal year 2020, the Company issued 525,000 (2,625 after reverse split) common shares as consideration for convertible notes.

During the year ended June 30, 2020, the Company issued 500,000 shares of Series E Preferred Stock to an investor as consideration for a convertible note.

During the year ended June 30, 2020, the Company issued 7,619,912 (38,100 after reverse split) common shares for professional consulting services. The shares were valued at $2,020,150 upon issuance, for the year ended June 30, 2020.

During fiscal year 2020, investors exercised warrants in exchange for 32,052,654 common shares in cashless transactions.

During the year ended June 30, 2021, the Company issued 529,000 shares of common stock for professional consulting services. These shares were valued at $2,778,550 upon issuance during the year ended June 30, 2021.

During the year ended June 30, 2021, the Company issued 6,914,064 shares of common stock for debt reduction. These shares were valued at $13,031,235 upon issuance during the year ended June 30, 2021.

During the year ended June 30, 2021, the Company issued 1,248,961 shares of common stock to warrant holders in six cashless transactions.

During the year ended June 30, 2021, the Company issued 3,279,693 shares of common stock under the Equity Purchase Agreement. These shares were valued at $13,601,329 upon issuance during the year ended June 30, 2021.

During the year ended June 30, 2021, the Company issued 250,000 shares of common stock as collateral for the line of credit.

During the year ended June 30, 2021, the Company issued 50,000 shares of common stock for the acquisition of Classroom Technology Solutions, Inc. These shares were valued at $151,000 upon issuance during the year ended June 30, 2021.

During the year ended June 30, 2022, the Company issued 73,517 shares of common stock for services.

During the year ended June 30, 2022, the Company issued 500,000 shares of common stock under a Purchase Agreement.

During the year ended June 30, 2022, the Company issued 1,125,000 shares of common stock in exchange for proceeds under the Equity Purchase Agreement.

During the year ended June 30, 2022, the Company issued 1,812,500 shares of common stock as commitment shares in a structured loan.

During the year ended June 30, 2022, the Company cancelled 241,303 shares of common stock representing fractional shares resulting from the 1:200 reverse split.

During the year ended June 30, 2022, the Company entered into exchange agreements to issue 11,414 shares of Preferred Series F stock.

During the year ended June 30, 2022, the Company cancelled 500,000 shares of Preferred Series E stock. During the year ended June 30, 2022, the Company cancelled Preferred Series D stock.

During the year ended June 30, 2022, the Company issued 51 shares of Preferred Series G stock under terms of employment agreements.

During the year ended June 30, 2022, the Company issued 600,000 warrants to an investor, which have an exercise price of $0.50 per share and are exercisable for five years from the date of grant.

During the three months ended September 30, 2022, the Company issued 1,070,922 shares of common stock for professional consulting services. The shares were valued at $188,128 upon issuance.

During the three months ended September 30, 2022, the Company issued 800,000 shares of common stock for commitment fees under a note payable. These shares were valued at $144,800 upon issuance.

During the three months ended September 30, 2022, the Company issued 350,000 shares of common stock as a charitable donation. The shares were valued at $52,500 upon issuance.

During the three months ended September 30, 2022, the Company received 36,500 shares of common stock from a former investor.

On August 31, 2022, the Company issued 1,000,000 warrants to an investor, which have an exercise price of $0.01 per share and are exercisable for five years from the date of grant. The exercise price of the warrant is subject to change based on future events.

In October and November 2022, the Company issued an aggregate of 1,962,073 shares of common stock to an investor in exchange for notes payable.

On November 8, 2022, the Company issued 4,200,000 warrants to an investor, which have an exercise price of $0.10 per share, 2,100,000 warrants are subject to cancellation if a $310,000 note is repaid in full before maturity. The warrants are exercisable for five years from the grant date.

On November 15, 2022, the Company issued an aggregate of 1,000,000 shares of common stock as commitment shares pursuant to financing arrangements.

On November 15, 2022, the Company issued 500,000 shares of common stock to the holder of a $600,000 promissory note to extend the maturity date.

All sales in each of the transactions set forth above were issued relying on the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for the offer and sale of securities not involving a public offering, except for debt conversions, the exercise of warrants, and Series F Preferred Stock exchanges, which were effected relying on Section 3(a)(9) of the Securities Act as the common stock was exchanged by us with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The recipients of securities in each of these transactions relying on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX TO EXHIBITS

Exhibit No.	Description
3.1

Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8A-12G, File No. 000-56006, filed with the Securities and Exchange Commission on December 3, 2018)

3.2	Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8A-12G, File No. 000-56006, filed with the Securities and Exchange Commission on December 3, 2018)
3.3

Certificate of Designation for Series D Preferred Stock (Incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2020)

3.4

Certificate of Designation for Series E Preferred Stock (Incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2020)

3.5

Certificate of Designation of Series F Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission filed February 14, 2022)

3.6	Certificate of Change (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission filed March 8, 2022)
3.7

Certificate of Designation of Series G Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission filed June 27, 2022

3.8	Certificate of Change (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission filed September 2, 2022)
4.1#

Galaxy Next Generation, Inc. Employees, Directors, and Consultants Stock Plan for the Year 2019 (Incorporated by reference to Exhibit 4.4 the Registrant’s Registration Statement Form S-8, File No. 333-248885, filed with the Securities and Exchange Commission on February 6, 2019)

4.2#

Employees, Directors, and Consultants Stock Plan for the Year 2020 (Incorporated by reference to the Exhibit 4.2 to the Registrant’s Registration Statement Form S-8, File No. 333-248885, filed with the Securities and Exchange Commission on September 18, 2020)

4.3

Form of Secured Convertible Notes (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on October 16, 2020)

4.4

Promissory Note, dated June 21, 2022, in the principal amount of $600,000 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on July 11, 2022)

4.5

Warrant, dated June 21, 2022 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on July 11, 2022)

4.6

Promissory Note, dated August 31, 2022, in the principal amount of $900,000 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 9, 2022)

4.7

Warrant, dated August 31, 2022 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 9, 2022)

4.8

Description of Securities (Incorporated by reference to Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 23, 2022)

5.1**	Parsons Behle & Latimer opinion
10.1

Merger Agreement between Full Circle Registry, Inc. and Galaxy Next Generation, Inc. dated June 6, 2018 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on June 7, 2018)

10.2

Share Purchase Agreement dated January 24, 2019 between Galaxy Next Generation, Inc., and CIA LLC. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on February 13, 2019)

10.3

Stock Purchase Agreement dated September 3, 2019 between Galaxy Next Generation, Inc., Interlock Concepts, Inc., and Ehlert Solutions Group, Inc., its sister company (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 5, 2019)

10.4

Secured Convertible Debenture issued by Galaxy Next Generation, Inc. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on December 4, 2019)

10.5

Amended and Restated Securities Purchase Agreement, initially dated as of October 28, 2019 and amended and restated as of November 25, 2019, between Galaxy Next Generation, Inc. and YA II PN, LTD. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on December 4, 2019)

10.6

Security Agreement dated as of October 29, 2019 between Galaxy Next Generation, Inc. Galaxy Next Generation, Inc. and Interlock Concepts Inc., Elhert Solutions Group and Galaxy MS, Inc. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on December 4, 2019)

10.7

Amended and Restated Registration Rights Agreement initially dated as of October 28, 2019 and amended and restated as of November 25, 2019 between Galaxy Next Generation, Inc. and YA II PN, LTD. (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on December 4, 2019)

10.8#

Employment Agreement between the Company and Magen McGahee dated January 1, 2017 (Incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, File No. 333-235905, filed with the Securities and Exchange Commission on January 13, 2020)

10.9

Amendment to Purchase Agreement, dated July 9, 2020 by and between Galaxy Next Generation, Inc. and Tysadco Partner, LLC. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8K, File No. 000-56006, filed with the Securities and Exchange Commission on July 10, 2020)

10.10

Registration Rights Agreement dated May 31, 2020 by and between Galaxy Next Generation, Inc. and Tysadco Partner, LLC (Incorporated by reference to Exhibit 10. 2 to the Registrant’s Current Report on Form 8K, File No. 000-56006, filed with the Securities and Exchange Commission on July 10, 2020)

10.11#

Employment Agreement between the Company and Gary LeCroy, dated January 1, 2020 (Incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2020)

10.12#

Employment Agreement between the Company and Magen McGahee, dated January 1, 2020 (Incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2020)

10.13#

Amendment to Employment Agreement between the Company and Gary LeCroy, dated September 1, 2020 (Incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2020)

10.14#

Amendment to Employment Agreement between the Company and Magen McGahee dated September 1, 2020 (Incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2020)

10.15

Amended and Restated Securities Purchase Agreement, dated as of October 9, 2020, between Galaxy Next Generation, Inc. and YA II PN, LTD. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on October 9, 2020)

10.16

Amended and Restated Security Agreement entered into as of October 9, 2020 by and among Galaxy Next Generation, Inc. and Interlock Concepts Inc., Elhert Solutions Group and Galaxy MS, Inc. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on October 9, 2020)

10.17

Amended and Restated Registration Rights Agreement initially dated as of October 9, 2020 between Galaxy Next Generation, Inc. and YA II PN, LTD. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on October 9, 2020)

10.18

Purchase Agreement dated as of December 29, 2020 by and between Galaxy Next Generation, inc. and Tysadco Partners, LLC (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on January 5, 2021)

10.19

Registration Rights Agreement dated as of December 29, 2020 by and between Galaxy Next Generation, Inc. and Tysadco Partners, LLC (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on January 5, 2021)

10.20

Securities Purchase Agreement dated as of December 29, 2020 by and between Galaxy Next Generation, Inc. and Tysadco Partners, LLC (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on January 5, 2021)

10.21

Exchange Agreement dated December 27, 2021 by and between Galaxy Next Generation, Inc and Watson Properties, LLC (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q, File No. 000-56006, filed with the Securities and Exchange Commission on February 14, 2022)

10.22

Exchange Agreement dated December 20, 2021 by and between Galaxy Next Generation, Inc. and Mark Fulbright (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-Q, File No. 000-56006, filed with the Securities and Exchange Commission on February 14, 2022)

10.23#

Exchange Agreement dated December 28, 2021 by and between Galaxy Next Generation, Inc and Carl Austin (Incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-Q, File No. 000-56006, filed with the Securities and Exchange Commission on February 14, 2022)

10.24

Securities Purchase Agreement, dated June 21, 2022 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on July 11, 2022)

10.25

Securities Purchase Agreement, dated August 31, 2022 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 9, 2022)

10.26

Purchase Agreement, dated as of November 7, 2022, by and between Galaxy Next Generation, Inc. and ClearThink Capital Partners, LLC (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on November 11, 2022)

10.27

Registration Rights Agreement, dated as of November 7, 2022, by and between Galaxy Next Generation, Inc. and ClearThink Capital Partners, LLC (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on November 11, 2022)

10.28#

Galaxy Next Generation, Inc. 2022 Equity Incentive Plan (Incorporated by reference to Annex A to the Registrant’s Information Statement on Schedule 14C, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2022)

10.29#

Galaxy Next Generation, Inc. 2022 Employee Stock Purchase Plan (Incorporated by reference to Annex B to the Registrant’s Information Statement on Schedule 14C, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2022)

21.1

List of Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant's Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 23, 2022)

23.1*	Consent of Independent Registered Public Accounting Firm
23.2**	Consent of Parsons Behle & Latimer (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page of the initial Registration Statement)
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107**	Calculation of Filing Fee Table

________________

*  Filed herewith

** Previously filed

#  Denotes management compensation plan or contract

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

iii. to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided , however , that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) i. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toccoa, State of Georgia, on November 23, 2022.

GALAXY NEXT GENERATION, INC.

/s/ Gary LeCroy
Gary LeCroy
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement on Form S-1 has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary LeCroy	Chief Executive Officer, President and Director	November 23, 2022
Gary LeCroy	(Principal Executive Officer)

/s/ Magen McGahee	Chief Financial Officer, Secretary and Director	November 23, 2022
Magen McGahee	(Principal Financial Officer and Principal Accounting Officer)

/s/ Carl R. Austin	Director	November 23, 2022
Carl R. Austin

II-6-